Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO SENIOR SECURED CREDIT AGREEMENT

AMENDMENT NO. 3 dated as of August 16, 2024 (this “Amendment No. 3”) among SLR Investment Corp. (formerly known as SOLAR CAPITAL LTD.), a Maryland corporation (the “Borrower”), NEFPASS LLC, a Delaware limited liability company and NEFCORP LLC, a Delaware limited liability company, (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) the undersigned Lenders (as defined in the Credit Agreement) (the “Lenders”) and CITIBANK, N.A., as administrative agent for the lenders party to the Credit Agreement referenced below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent are parties to a Senior Secured Credit Agreement dated as of August 28, 2019 (as amended, modified and supplemented and in effect immediately prior to the effectiveness of this Amendment No. 3, the “Credit Agreement”);

WHEREAS, the Borrower has requested, and each of the Lenders and the Administrative Agent have agreed, to amend the Credit Agreement in order to effect the changes described below;

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the amendments requested by the Borrower must be contained in a written agreement signed by the Borrower and the Lenders;

WHEREAS, on the Amendment No. 1 Effective Date, the Amendment No. 1 Non-Extending Lenders declined to extend the then effective Maturity Date and the Loans held by the Amendment No. 1 Non-Extending Lenders will mature on the Amendment No. 1 Existing Maturity Date;

WHEREAS, in connection with this Amendment No. 3, the Amendment No. 3 Non-Extending Lenders (as defined in the Credit Agreement after giving effect to this Amendment) have declined to extend the current Maturity Date and (a) on the Amendment No. 3 Existing Commitment Termination Date (as defined in the Credit Agreement after giving effect to this Amendment), the Commitments held by the Amendment No. 3 Non Extending Lenders shall terminate and (b) on the Amendment No. 3 Existing Maturity Date (as defined in the Credit Agreement after giving effect to this Amendment), the Loans held by the Amendment No. 3 Non-Extending Lenders shall mature (unless any such Lender ceases to be a Non-Extending Lender after the date hereof);

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrower, the Lenders and the Administrative Agent hereby agrees as follows:

Section 1. Definitions.

(a) Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement (including the preamble and recitals above) are used herein as defined therein.

(b) References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” “thereunder”, “thereby”, “therein”, or “thereof”) shall be deemed to be references to the Credit Agreement, as amended hereby.

Section 2. Amendments

(a) Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. A copy of the Credit Agreement incorporating the amendments made hereby (set forth in Exhibit A) is attached hereto as Exhibit B.

(b) Amendment and Restatement of Schedule I. Schedule I to the Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit C.

Section 3. Representations and Warranties.

Each of the Borrower and each Subsidiary Guarantor represents and warrants to the Lenders and the Administrative Agent, as of the date of this Amendment No. 3 and on and as of the Amendment Effective Date (as defined below) and immediately after giving effect to this Amendment No. 3, as follows:

(a) Authorization; Enforceability. This Amendment No. 3 has been duly authorized, executed and delivered by it and each of this Amendment No. 3 and the Credit Agreement, as amended by this Amendment No. 3, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution, delivery and performance of this Amendment No. 3 nor the transactions contemplated herein will (i) violate any applicable law or regulation or the limited liability company operating agreement, charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority or (ii) violate or result in a default in any material respect under any Loan Document or any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person.

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(c) Solvency. Immediately after the consummation of the transactions contemplated by this Amendment No. 3, the present fair value of the assets of the Borrower will exceed the sum of the probable liabilities and identified contingent liabilities of the Borrower. The Borrower is solvent both before and after giving effect to the execution, delivery and performance of this Amendment No. 3 and the Credit Agreement (as amended by this Amendment No. 3) and the other Loan Documents and the consummation of the transactions contemplated by this Amendment No. 3, and is not, and after giving effect to the execution, delivery and performance of this Amendment No. 3 and the Credit Agreement (as amended by this Amendment No. 3) and the other Loan Documents and the consummation of the transactions contemplated by this Amendment No. 3, will not be (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted and (B) unable to pay its debts (contingent or otherwise) as they mature.

(d) Representations in Loan Documents. The representations and warranties of the Borrower and each Subsidiary Guarantor set forth in Article III of the Credit Agreement (as amended hereby) and in the other Loan Documents, as applicable, are true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it is true and correct in all respects, subject to such qualification) on and as of the date of this Amendment No. 3 and on the Amendment Effective Date (as defined below).

(e) No Default. No Default has occurred and is continuing.

Section 4. Conditions Precedent.

This Amendment No. 3 shall become effective as of the date (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received one or more counterparts of this Amendment No. 3 executed by the Borrower, each Subsidiary Guarantor, each of the Lenders and each of the Amendment No. 3 Non-Extending Lenders;

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of (i) Latham and Watkins LLP, counsel for the Obligors, (ii) Venable LLP, Maryland counsel for the Borrower, in each case, in form and substance reasonably acceptable to the Administrative Agent and (iii) Katten Muchin Rosenman LLP, special Investment Company Act counsel for the Obligors, in each case, in form and substance reasonably acceptable to the Administrative Agent;

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(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the transactions contemplated by this Amendment No. 3 and any other legal matters relating to the Obligors, this Agreement or the transactions contemplated by this Amendment No. 3, all in form and substance satisfactory to the Administrative Agent and its counsel;

(d) A certificate, dated the Amendment Effective Date and signed by an authorized representative of Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02 of the Credit Agreement;

(e) Results of a recent lien search in each relevant jurisdiction with respect to the Obligors, revealing no liens on any of the assets of the Obligors except for liens permitted under Section 6.02 of the Credit Agreement or liens to be discharged on or prior to the Amendment Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent;

(f) (i) A borrowing base certificate signed by a Financial Officer of the Borrower demonstrating that the Covered Debt Amount does not exceed the Borrowing Base as of July 31, 2024 and (ii) a certificate signed by a Financial Officer of the Borrower certifying that Covered Debt Amount as of the Amendment Effective Date does not exceed the Borrowing Base as of the Amendment Effective Date (calculated in accordance with the provisions of Section 5.13 of the Credit Agreement) after giving effect to the extensions of credit, if any, made to the Borrower on the Amendment Effective Date;

(g) To the extent requested by the Administrative Agent or any Lender, all documentation and other information required by banking regulatory authorities under applicable “know your customer” rules and regulations and Anti-Terrorism Laws (as defined in Section 1.01 of Exhibit A hereto), and the Administrative Agent’s or such Lender’s policies or procedures relating thereto;

(h) The Borrower shall have paid such fees as the Borrower shall have agreed to pay to each Lender, each Joint Lead Arranger, the Administrative Agent and the Collateral Agent in connection herewith, and

(i) The Borrower shall have paid such reasonable and documented fees and expenses of Norton Rose Fulbright US LLP, special New York counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment No. 3 and the other Loan Documents (to the extent that statements for such fees and expenses have been delivered to the Borrower).

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Section 5. [Reserved].

Section 6. Miscellaneous.

(a) Except as herein provided, the Credit Agreement shall remain unchanged. The Credit Agreement, as specifically amended by this Amendment No. 3, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The Borrower and each Subsidiary Guarantor hereby agree and acknowledge that the Collateral shall continue to secure the payment and performance of all Secured Obligations (as defined in the Guarantee and Security Agreement) on the terms and conditions set forth in the Loan Documents, and each hereby ratifies the security interests granted by it pursuant to the Security Documents.

(b) This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment No. 3 by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

(c) This Amendment No. 3 shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09(b), 9.09(c) , 9.09(d) and Section 9.10 of the Credit Agreement are hereby incorporated herein, mutatis mutandis, as if a part hereof.

(d) This Amendment No. 3 is a Loan Document.

(e) The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(f) As of the Amendment Effective Date, Citibank, N.A., JPMorgan Securities LLC, and Sumitomo Mitsui Banking Corporation are Joint Lead Bookrunner and Joint Lead Arrangers. Section 8.09 of the Credit Agreement is hereby incorporated herein, mutatis mutandis, as if a part hereof.

[Remainder of page intentionally left blank; signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

SLR INVESTMENT CORP., as Borrower

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Title:	Chief Financial Officer

NEFPASS LLC
By: SLR Investment Corp., its sole member

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Title:	Chief Financial Officer

NEFCORP LLC
By: SLR Investment Corp., its sole member

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Maureen Maroney
Name:	Maureen Maroney
Title:	Vice President

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK N.A., as a Lender

By:	/s/ Tom Gillespie
Name:	Tom Gillespie
Title:	Executive Director

[Signature Page to Amendment No. 3]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shane Klein
Name:	Shane Klein
Title:	Managing Director

[Signature Page to Amendment No. 3]

Exhibit A

[See Attached]

Conformed Version

SENIOR SECURED CREDIT AGREEMENT

dated as of

August 28, 2019

(as amended December 28, 2021, March 11, 2022, and August 16, 2024)

among

SLR INVESTMENT CORP.

(formerly known as SOLAR CAPITAL LTD.),

CITIBANK, N.A.,

as Administrative Agent

The LENDERS Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

$~~700,000,000~~735,000,000

CITIBANK, N.A.,

~~J.P. MORGAN SECURITIES LLC~~JPMORGAN CHASE BANK, N.A., and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Bookrunners and Joint Lead Arrangers

Table of Contents

Page
ARTICLE I DEFINITIONS		~~2~~2

SECTION 1.01.	Defined Terms	~~2~~2
SECTION 1.02.	Classification of Loans and Borrowings	~~48~~45
SECTION 1.03.	Terms Generally	~~48~~46
SECTION 1.04.	Accounting Terms; GAAP	~~49~~46
SECTION 1.05.	Currencies; Currency Equivalents	~~50~~47
SECTION 1.06.	Divisions	~~52~~48

ARTICLE II THE CREDITS		~~52~~49

SECTION 2.01.	The Commitments	~~52~~49
SECTION 2.02.	Loans and Borrowings	~~53~~49
SECTION 2.03.	Requests for Syndicated Borrowings and Term Borrowings	~~54~~50
SECTION 2.04.	Swingline Loans	~~55~~51
SECTION 2.05.	Letters of Credit	~~57~~53
SECTION 2.06.	Funding of Borrowings	~~62~~58
SECTION 2.07.	Interest Elections	~~63~~59
SECTION 2.08.	Termination, Reduction or Increase of the Commitments	~~65~~60
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~69~~63
SECTION 2.10.	Prepayment of Loans	~~71~~65
SECTION 2.11.	Fees	~~75~~69
SECTION 2.12.	Interest	~~76~~70
SECTION 2.13.	Benchmark Replacement Setting	~~77~~71
SECTION 2.14.	Increased Costs	~~80~~74
SECTION 2.15.	Break Funding Payments	~~82~~75
SECTION 2.16.	Taxes	~~83~~76
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set offs	~~87~~80
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~90~~83
SECTION 2.19.	Defaulting Lender Provisions	~~91~~83
SECTION 2.20.	Effective Date Allocations	~~94~~86
SECTION 2.21.	Inability to Determine Rates; Illegality	~~94~~86

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~96~~87

SECTION 3.01.	Organization; Powers	~~96~~87
SECTION 3.02.	Authorization; Enforceability	~~96~~88
SECTION 3.03.	Governmental Approvals; No Conflicts	~~96~~88
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~97~~88
SECTION 3.05.	Litigation	~~97~~89
SECTION 3.06.	Compliance with Laws and Agreements	~~97~~89
SECTION 3.07.	Taxes	~~98~~89
SECTION 3.08.	ERISA	~~98~~89
SECTION 3.09.	Disclosure	~~98~~89
SECTION 3.10.	Investment Company Act; Margin Regulations	~~98~~89

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SECTION 3.11.	Material Agreements and Liens	~~99~~90
SECTION 3.12.	Subsidiaries and Investments	~~99~~90
SECTION 3.13.	Properties	~~100~~91
SECTION 3.14.	Affiliate Agreements	~~100~~91
SECTION 3.15.	Anti-Terrorism Laws; Anti-Corruption Laws	~~100~~91
SECTION 3.16.	EEA Financial Institution	~~101~~92
SECTION 3.17.	Beneficial Ownership Certification	~~101~~92

ARTICLE IV CONDITIONS		~~101~~92

SECTION 4.01.	Effective Date	~~101~~92
SECTION 4.02.	Each Credit Event	~~103~~94
SECTION 4.03.	Additional Provisions	~~104~~94

ARTICLE V AFFIRMATIVE COVENANTS		~~105~~95

SECTION 5.01.	Financial Statements and Other Information	~~105~~96
SECTION 5.02.	Notices of Material Events	~~109~~99
SECTION 5.03.	Existence; Conduct of Business	~~110~~99
SECTION 5.04.	Payment of Obligations	~~110~~99
SECTION 5.05.	Maintenance of Properties; Insurance	~~110~~99
SECTION 5.06.	Books and Records; Inspection and Audit Rights	~~110~~100
SECTION 5.07.	Compliance with Laws	~~111~~101
SECTION 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~111~~101
SECTION 5.09.	Use of Proceeds	~~112~~102
SECTION 5.10.	Status of RIC and BDC	~~113~~102
SECTION 5.11.	Investment Policies	~~113~~102
SECTION 5.12.	Portfolio Valuation and Diversification, Etc	~~113~~102
SECTION 5.13.	Calculation of Borrowing Base	~~117~~106

ARTICLE VI NEGATIVE COVENANTS		~~130~~117

SECTION 6.01.	Indebtedness	~~131~~117
SECTION 6.02.	Liens	~~132~~118
SECTION 6.03.	Fundamental Changes	~~132~~118
SECTION 6.04.	Investments	~~134~~120
SECTION 6.05.	Restricted Payments	~~135~~121
SECTION 6.06.	Certain Restrictions on Subsidiaries	~~136~~122
SECTION 6.07.	Certain Financial Covenants	~~137~~122
SECTION 6.08.	Transactions with Affiliates	~~137~~123
SECTION 6.09.	Lines of Business	~~138~~123
SECTION 6.10.	No Further Negative Pledge	~~138~~123
SECTION 6.11.	Modifications of Longer-Term Documents	~~138~~123
SECTION 6.12.	Payments of Longer-Term Indebtedness	~~139~~124
SECTION 6.13.	Immaterial Subsidiaries	~~139~~124

ARTICLE VII EVENTS OF DEFAULT		~~140~~125

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ARTICLE VIII THE ADMINISTRATIVE AGENT		~~144~~128

SECTION 8.01.	Appointment and Authority	~~144~~128
SECTION 8.02.	Administrative Agent Individually	~~144~~128
SECTION 8.03.	Duties of Administrative Agent; Exculpatory Provisions	~~145~~129
SECTION 8.04.	Reliance by Administrative Agent	~~146~~130
SECTION 8.05.	Delegation of Duties	~~147~~131
SECTION 8.06.	Resignation of Administrative Agent	~~147~~131
SECTION 8.07.	Non-Reliance on Administrative Agent and Other Lender Parties	~~149~~132
SECTION 8.08.	Removal of Administrative Agent	~~150~~133
SECTION 8.09.	No Other Duties	~~150~~134
SECTION 8.10.	Trust Indenture Act	~~150~~134
SECTION 8.11.	Erroneous Payments	~~151~~134
SECTION 8.12.	Collateral Agent	~~155~~137
SECTION 8.13.	Treatment of Non-Extending Lender Loans	~~155~~138

ARTICLE IX MISCELLANEOUS		~~156~~138

SECTION 9.01.	Notices; Electronic Communications	~~156~~138
SECTION 9.02.	Waivers; Amendments	~~158~~140
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~161~~143
SECTION 9.04.	Successors and Assigns	~~164~~145
SECTION 9.05.	Survival	~~170~~150
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~171~~151
SECTION 9.07.	Severability	~~171~~151
SECTION 9.08.	Right of Setoff	~~171~~151
SECTION 9.09.	Governing Law; Jurisdiction; Etc	~~172~~152
SECTION 9.10.	WAIVER OF JURY TRIAL	~~173~~152
SECTION 9.11.	Judgment Currency	~~173~~153
SECTION 9.12.	Headings	~~174~~153
SECTION 9.13.	Treatment of Certain Information; Confidentiality	~~174~~153
SECTION 9.14.	USA Patriot Act	~~176~~155
SECTION 9.15.	Existing Agreements	~~176~~155
SECTION 9.16.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~176~~155
SECTION 9.17.	German Bank Separation Act	~~177~~156

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ANNEX A	–	Approved Third Party Appraisers

SCHEDULE I	–	Commitments
SCHEDULE II	–	Material Agreements and Liens
SCHEDULE III	–	Investments
SCHEDULE IV	–	Transactions with Affiliates
SCHEDULE V	–	Moody’s Industry Classification Group List
SCHEDULE VI	–	Approved Dealers and Approved Pricing Services
SCHEDULE 2.09	–	Amortization Schedule
SCHEDULE 3.12(a)	–	Subsidiaries
SCHEDULE 6.01	–	Existing Indebtedness

EXHIBIT A	–	Form of Assignment and Assumption
EXHIBIT B	–	Form of Guarantee and Security Agreement
EXHIBIT C	–	Form of Borrowing Base Certificate
EXHIBIT D-1	–	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Lenders Non-Partnerships)
EXHIBIT D-2	–	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Participants Non-Partnerships)
EXHIBIT D-3	–	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Participants Partnerships)
EXHIBIT D-4	–	Form of Foreign Lender U.S. Tax Compliance Certificate (Foreign Lenders Partnerships)
EXHIBIT E	–	Form of Solvency Certificate
EXHIBIT F	–	Form of Payoff Letter

iv

SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) dated as of August 28, 2019, among SLR INVESTMENT CORP. (formerly known as SOLAR CAPITAL LTD.), a Maryland corporation, CITIBANK, N.A., as Administrative Agent, the LENDERS and ISSUING BANK party hereto, and JPMORGAN CHASE BANK, N.A., as Syndication Agent.

PRELIMINARY STATEMENTS

(1) The Borrower, certain of the Lenders, the Issuing Bank and the Administrative Agent are parties to the Senior Secured Credit Agreement, dated as of June 29, 2012 (as amended, supplemented or otherwise modified from time to time through the Effective Date (as defined below), the “June 2012 Credit Agreement”) under which such Lenders provided (a) a revolving credit facility in the aggregate principal amount of $450,000,000 for the making of Syndicated Loans to the Borrower, (b) a term loan credit facility in the aggregate principal amount of $35,000,000 for the making of a Term Loan to the Borrower, (c) a swingline credit facility in the aggregate principal amount of $80,000,000 for the making of Swingline Loans to the Borrower, and (d) a Letter of Credit facility for the account of the Borrower, and in each case, such Lenders are prepared to replace the June 2012 Credit Agreement in its entirety upon the terms and conditions hereof.

(2) Subject to the terms hereof, (a) the Syndicated Lenders agree to provide a revolving credit facility in the aggregate principal amount of $470,000,000 for the making of Syndicated Loans to the Borrower, (b) the initial Term Loan Lenders agree to make Term Loans on the Effective Date in the aggregate principal amount of $75,000,000, (c) the Swingline Lenders agree to provide a swingline credit facility in the aggregate principal amount of $80,000,000 for the making of Swingline Loans to the Borrower, and (d) the Issuing Bank agrees to consider issuing Letters of Credit (in its sole and absolute discretion and subject to the terms and provisions of Section 2.05) for the account of the Borrower, in each case, on the terms and provisions set forth herein.

(~~4~~3) Subject to the terms hereof, the Borrower shall use the proceeds of the initial Syndicated Loans hereunder and the proceeds of the Term Loan to refinance all outstanding obligations of the Borrower under the June 2012 Credit Agreement.

(~~5~~4) By their execution hereof, the Lenders have agreed to make Syndicated Loans, the Term Loan and Swingline Loans to the Borrower and to acquire participations in Letters of Credit that the Issuing Bank has agreed to issue in its discretion in accordance with Section 2.05, as applicable, in the amounts and on the terms and provisions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“~~2022~~2024 Notes” means the Borrower’s ~~(a)~~ Series ~~2016A~~2016D Tranche A Senior Notes due ~~2022 issued under that certain Note Purchase Agreement, dated as of November 8, 2016, as amended and (b) Series 2016B Senior Notes due 2022 issued under that certain First~~2024 issued pursuant to the Third Supplement to Note Purchase Agreement, dated as of ~~February 15, 2017~~December 18, 2019, as amended, in an aggregate outstanding principal amount of $~~150,000,000~~125,000,000 on the Amendment No. 3 Effective Date ~~which, for the avoidance of doubt, are intended to be refinanced with the proceeds received in connection with the issuance of the 2027 Notes described in clause (b) of the definition thereof~~.

~~“2022 Tranche C Notes” means the Borrower’s Series 2016C Senior Notes due 2022 issued under that certain Second Supplement to Note Purchase Agreement, dated as of December 28, 2017, as amended, in an aggregate outstanding principal amount of $21,000,000 on the Effective Date.~~

~~“2023 Notes” means the Borrower’s Senior Notes due 2023 issued under that certain Second Supplemental Indenture, dated as of November 22, 2017, among the Borrower and U.S. Bank National Association, as trustee, in an aggregate outstanding principal amount of $75,000,000 on the Effective Date.~~

~~“2024~~2025 Notes” means the ~~Borrower’s Series 2016D Tranche A Senior Notes due 2024~~Borrower’s senior unsecured notes due 2025 issued pursuant to the ~~Third Supplement to~~ Note Purchase Agreement, dated as of ~~December 18, 2019, as amended~~March 31, 2020, among SLR Senior Investment Corp. and certain institutional investors, as amended, and assumed by the Borrower pursuant to an assumption agreement in connection with the acquisition by the Borrower of SLR Senior Investment Corp., in an aggregate outstanding principal amount of $~~125,000,000~~85,000,000 on the Amendment No. ~~1~~3 Effective Date.

“2026 Notes” means the Borrower’s Series 2016D Tranche B Senior Notes due 2026 issued pursuant to the Third Supplement to Note Purchase Agreement, dated as of December 18, 2019, as amended, in an aggregate outstanding principal amount of $75,000,000 on the Amendment No.  ~~1~~3 Effective Date.

“2027 Notes” means the Borrower’s (a) Series 2016E Senior Notes due 2027 issued under that certain Fourth Supplement to Note Purchase Agreement, dated as of September 14, 2021, as amended, in an aggregate outstanding principal amount of $50,000,000 on the Amendment No. ~~1~~3 Effective Date and (b) Series 2016F Senior Notes due 2027 to be issued under that certain Fifth Supplement to Note Purchase Agreement, to be dated as of January 6, 2022, as amended, in an aggregate principal amount of $135,000,000 on the Amendment No. 3 Effective Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (excluding any Cash held by the Administrative Agent pursuant to Section 2.05(k)).

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13(c).

“Affected Currency” has the meaning assigned to such term in Section 2.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Affiliate Agreements” means, collectively, (a) the Management Agreement, (b) the Amended and Restated Administration Agreement, dated as of October 29, 2013, between the Borrower and SLR Capital Management, LLC (formerly known as Solar Capital Management, LLC), and (c) the First Amended and Restated Trademark License Agreement, dated as of February 25, 2021, between the Borrower and SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC).

“Agreed Foreign Currency” means, at any time, Euros, Sterling, Canadian Dollars and, with the agreement of each Multicurrency Lender and the Administrative Agent, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market or in the relevant local market, if applicable, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London ~~foreign exchange~~interbank deposit market or in the relevant local market, if applicable and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate for such day plus 1/2 of 1% and (c) ~~the USD LIBOR Rate~~Term SOFR for Dollars for an Interest Period of one (1) month in effect on such date (taking into account any applicable floor set forth in the definition of “Eurocurrency Base Rate”) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or ~~the USD LIBOR Rate~~Term SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~the USS LIBOR Rate~~Term SOFR, as the case may be.

“Alternative Currency” means each of Canadian dollars, Euros and Sterling.

“Amendment No. 1 Effective Date” means December 28, 2021.

“Amendment No. 1 Existing Commitment Termination Date” means August 28, 2023.

“Amendment No. 1 Existing Maturity Date” means August 28, 2024.

“Amendment No. 1 Non-Extending Lender” means any Lender that was not an Extending Lender on the Amendment No. 1 Effective Date as indicated on Schedule I and which has not subsequently agreed to become an “Extending Lender”.

“Amendment No. 3 Effective Date” means August 16, 2024.

“Amendment No. 3 Existing Commitment Termination Date” means December 28, 2025.

“Amendment No. 3 Existing Maturity Date” means December 28, 2026.

“Amendment No. 3 Non-Extending Lender” means any Existing Lender that is not an Extending Lender on the Amendment No. 3 Effective Date as indicated on Schedule I and which has not subsequently agreed to become an “Extending Lender”.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, the UK Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Obligor and its Affiliates concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any applicable requirement of law related to money laundering or financing terrorism including the Patriot Act, the Trading with the Enemy Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended) and the Anti-Terrorism Order.

“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended and in effect from time to time.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

“Applicable Financial Statements” means, as at any date, the most-recent audited financial statements of the Borrower delivered to the Lenders, provided that if immediately prior to the delivery to the Lenders of new audited financial statements of the Borrower a Material Adverse Change (the “Pre-existing MAC”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAC shall no longer exist.

“Applicable Margin” means,

(a) (i) with respect to any Amendment No. 1 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.00% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or ~~CDOR~~Term CORRA Loan, 2.00% per annum ~~and~~, (ii) with respect to any Amendment No. 3 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.75% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 1.75% per annum, and (iii) with respect to any Extending Lender, if the Gross Borrowing Base (as of the

most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.75% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or ~~CDOR~~Term CORRA Loan, 1.75% per annum; and

(b) (i) with respect to any Amendment No. 1 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.25% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or ~~CDOR~~Term CORRA Loan, 2.25% per annum ~~and~~, (ii) with respect to any ~~Extending~~Amendment No. 3 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.00% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or ~~CDOR~~Term CORRA Loan, 2.00% per annum~~.~~ and (iii) with respect to any Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.875% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 1.875% per annum.

Any change in the Applicable Margin due to a change in the ratio of the Gross Borrowing Base to the Covered Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that (x) if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above, to and including the date on which the required Borrowing Base Certificate is delivered and (y) at any time that an Event of Default has occurred and is continuing to but excluding the date on which such Event of Default shall cease to be continuing, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Dollar Commitments, Multicurrency Commitments and Term Loans represented by such Lender’s Dollar Commitments, Multicurrency Commitments and Term Loans. If the Dollar Commitments and/or Multicurrency Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Dollar Commitments and/or Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VI or any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Electronic Communication” means each Communication that any Obligor is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Obligor to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any Borrowing Request, Letter of Credit request, Swingline Loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.10(a), (b), (c), or (d) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

“Approved Electronic Platform” has the meaning specified in Section 9.01(b).

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Pricing Service” means a pricing or quotation service as set forth on Schedule VI or any other pricing or quotation service approved by the Directing Body and designated in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means any Independent third-party appraisal firm designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body that such firm has been approved by the Borrower for purposes of assisting the Directing Body in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act). It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Directing Body, the entities set forth on Annex A shall be deemed to be Approved Third-Party Appraisers.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the Value of total assets of the Borrower and its Subsidiaries, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Borrower and its Subsidiaries, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries. For the purposes of calculating the Asset Coverage Ratio, Indebtedness of an SBIC Subsidiary outstanding as of the date of such calculation shall be excluded from the calculation of Asset Coverage Ratio to the extent and in the manner that such Indebtedness may be excluded from the asset coverage requirements of sections 18(a) and 61(a) of the Investment Company Act pursuant to an effective exemptive order issued by the US Securities and Exchange Commission.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e).

“Available Tenor” shall mean, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, ~~USD LIBOR~~Term SOFR, (ii) with respect to amounts denominated in Sterling, SONIA, (iii) with respect to any amounts denominated in Euros, the EURIBO Rate, and (vii) with respect to amounts denominated in Canadian Dollars, ~~the CDO Rate~~Term CORRA; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to Section 2.13, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” shall mean, ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(a) For purposes of Section 2.13(b), the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(1) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three- months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that if any Available Tenor of USD LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of USD LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR and if such Available Tenor of USD LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied, or~~

(~~2~~a) the sum of: (i) Daily Simple SOFR and (ii) ~~the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 2.13(b) (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448~~0.10% (10 basis points); and

(b) ~~For purposes of Section 2.13(c),~~ the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable Currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant

Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) ~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of one or more of the following events:~~ a public statement or publication of information by ~~or on behalf of the administrator of any then-current Benchmark,~~ the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board ~~of Governors of the Federal Reserve System~~, the Federal Reserve Bank of New York, ~~the central bank for the currency applicable to such Benchmark,~~ an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or ~~(b) all Available Tenors of such Benchmark are or will no longer be representative and that representativeness will not be restored.~~such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means SLR Senior Investment Corp. (formerly known as Solar Capital Ltd.), a Maryland corporation.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Term ABR Loans made, converted or continued on the same date, (c) in the case of a Term SOFR Borrowing, Eurocurrency Borrowing, SONIA Borrowing or a ~~CDOR~~Term CORRA Borrowing, having the same Interest Period made by the Lenders, and/or (d) any Swingline Loan.

“Borrowing Base” has the meaning assigned to such term in Section 5.13(a).

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit C and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing or a Term Borrowing, as the case may be, in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a ~~CDOR~~Term CORRA Borrowing, the term “Business Day” shall also exclude any day which is a holiday (as defined in the Interpretation Act (Canada)) in Toronto, Ontario and any other day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet or statement of assets and liabilities, as applicable, of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Banks (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within three (3) months from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s; and

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) a bank or broker-dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s, provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities or repurchase agreements) shall not include any such investment of more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

~~“CDOR” when used in reference to any Loan or Borrowing in Canadian Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDO Rate.~~

~~“CDO Rate” means, with respect to any CDOR Loan for any Interest Period, the average rate for bankers acceptances with a tenor equal to the Interest Period as displayed on the Reuters screen page that displays such rate (currently CDOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) (the “CDO Screen Rate”) as of 10:00 a. m. (Toronto time) on the first day of such Interest Period; provided that to the extent that no CDO Screen Rate is available for a particular Interest Period, the “CDO Rate” shall be the rate per annum that results from interpolating on a linear basis between the CDO Screen Rate for the longest tenor for which a CDO Screen Rate is available that is shorter than such Interest Period and the CDO Screen Rate for the shortest tenor for which a CDO Screen Rate is available that is longer than such Interest Period, in each case as of 10:00 a.m. (Toronto time) on the first day of such Interest Period.~~

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than SLR Capital Partners, LLC (formerly known as Solar Capital Partners, LLC), the Managing Member or any of their respective Affiliates, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) during any period of 24 consecutive months, a majority of (b) the members of the Directing Body cease to be composed of individuals (i) who were members of the Directing Body on the first day of such period, (ii) whose election or nomination to the Directing Body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Directing Body or (iii) whose election or nomination to the Directing Body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Directing Body; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than SLR Capital Partners, LLC (formerly known as Solar Capital Partners, LLC), the Managing Member or any of their respective Affiliates.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel

Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Dollar Loans, Syndicated Multicurrency Loans, Term Loans, Swingline Dollar Loans or Swingline Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender, a Multicurrency Lender or a Term Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment, Multicurrency Commitment or Term Commitment. The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Citibank, N.A. in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral and Guarantee Requirement” means, at any time and with respect to any Obligor, the requirement that:

(a) the Administrative Agent shall have received from such Obligor either (i) a counterpart of the Guarantee and Security Agreement duly executed and delivered on behalf of such Obligor or (ii) in the case of any Person that becomes an Obligor after the Effective Date, a supplement to the Guarantee and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor;

(b) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded with respect to such Obligor to create the Liens intended to be created by the Guarantee and Security Agreement on the property of such Obligor and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(c) such Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(d) within thirty (30) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties (as defined in the Guarantee and Security Agreement), of counsel for the Obligors reasonably acceptable to the Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request with respect to such Obligor (excluding, in any event, as to the priority of any Liens).

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to any Lien permitted by Section 6.02 hereof), provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion.

“Combined Debt Amount” means, as of any date, (i) the aggregate amount of the Dollar Commitments and the Multicurrency Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate outstanding amount of Term Loans as of such date plus (iii) the aggregate amount of outstanding Designated Indebtedness.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e).

“Commitment Termination Date” means the fourth anniversary of the Amendment No.  ~~1~~3 Effective Date.

“Commitments” means, collectively, the Dollar Commitments, the Multicurrency Commitments and the Term Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Obligor or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Connection Income Taxes” means Other Connection Income Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means any entity which (a) is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) or (b) substantially all the assets of which consist of equity or debt in entities described in clause (a) of this definition.

“Convertible Debt” means unsecured Indebtedness that is convertible into Equity Interests of the Borrower and/or settled through the payment of Cash (which may be guaranteed by any or all of the Subsidiary Guarantors).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Debt Amount” means, on any date, the sum of (a) all of the Revolving Credit Exposures of all Lenders on such date plus (b) the outstanding principal amount of Term Loans on such date plus (c) the aggregate amount of Other Covered Indebtedness on such date plus (d) from the date that is nine months prior to the maturity date of any Unsecured Longer-Term Indebtedness that matures less than six months after the Maturity Date, the outstanding amount of any such Unsecured Longer-Term Indebtedness minus (e) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(k); provided, that~~,~~ the aggregate principal amount of (i) the ~~2022~~2024 Notes, (ii) the ~~2022 Tranche C~~2025 Notes, (iii) the ~~2023 Notes, (iv) the 2024 Notes, (v) the~~ 2026 Notes, and (~~vi~~iv) the 2027 Notes, shall, in each case, be excluded from the calculation of the Covered Debt Amount~~, in each case,~~ to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such notes.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Currency” means Dollars or any Foreign Currency.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means at any time, subject to Section 2.19(e), (a) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuing Bank in respect of an unreimbursed LC Disbursement, make a payment to any Swingline Lender in respect of a Swingline Loan or make any other payment due hereunder (each, a “funding obligation”) (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), (b) any Lender that has notified the Administrative Agent, the Borrower, the Issuing Bank or any Swingline Lender in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) any Lender that has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar financing agreement, (d) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (d) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (e) any Lender with respect to which a Lender Insolvency Event or a Bail-In Action has occurred and is continuing with respect to such Lender or its Parent Company (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.19(b) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (e) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.19(e)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lenders and the Lenders.

“Directing Body” means the Borrower’s Board of Directors.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Commitment is set forth on Schedule I, in the agreement described in Section 2.08(e)(ii)(B) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Commitments as of the Effective Date is $50,000,000.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two (2) Business Days later.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Lender” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto as a Dollar Lender pursuant to an Assignment and Assumption.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.

“Dollar Loan” means a Syndicated Loan or a Swingline Loan denominated in Dollars.

“Dollars” or “$” refers to lawful money of the United States of America.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders constituting the Required Lenders.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR with respect to Dollars, the occurrence of the following:~~

~~(1) with respect to Dollars, a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed)~~

~~a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; provided that, if the Borrower has not agreed to trigger a fallback from USD LIBOR by September 30, 2022, the Borrower shall be deemed to have agreed to such election.~~

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Portfolio Investment for such period: (i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is or was treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than for premiums due but not delinquent under Section 4007 of ERISA); (e) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i) of ERISA); (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a “complete withdrawal” or “partial withdrawal” (as such terms are defined in Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA) or in “endangered or critical status” within the meaning of Section 305 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time, at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period.

“Euros” and “€” mean the single currency of the Participating Member States.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate other than pursuant to clause (c) of the definition of “Alternate Base Rate”. Eurocurrency Loans may be denominated in Dollars or Euros.

“Eurocurrency Banking Day” means, ~~(a) for obligations under any Loan Document, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, a London Banking Day and (b)~~ for obligations under any Loan Document, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided, that for purposes of notice requirements in Sections 2.03(a) and 2.07(c), in each case, such day is also a Business Day.

“Eurocurrency Base Rate” means ~~(a) with respect to any Borrowing for any Interest Period denominated in dollars, the greater of (i) the rate per annum equal to the London interbank offered rate as administered by the IBA (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time; in each case, the “USD LIBOR Rate”) at approximately 11:00 a.m. (London time) two Eurocurrency Banking Days prior to the commencement of such Interest Period and (ii) the Floor and (b)~~ with respect to a Eurocurrency Advance denominated in Euro, the greater of (i) the EURIBO Rate for a period equal in length to such Interest Period and (ii) the Floor.

“Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Base Rate for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as to the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor (determined after giving effect to Section 3.11 of the Guarantee and Security Agreement and any other “Keepwell, support or other agreement” for the benefit of such Guarantor) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

~~“Existing Commitment Termination Date” means August 28, 2023.~~

“Existing Lenders” means each of the Lenders (other than any Amendment No. 1 Non-Extending Lender) party to this Agreement immediately prior to the Amendment No.  ~~1~~3 Effective Date.

“Exiting Lender” means any “Multicurrency Lender” (as such term is defined in the June 2012 Credit Agreement) that is not a Multicurrency Lender as of the Effective Date.

~~“Existing Maturity Date” means August 28, 2024.~~

“Extending Lenders” means (a) each Existing Lender that has agreed to extend its Commitment as set forth on Schedule I, (b) each Non-Extending Lender that has agreed after the Amendment No. ~~1~~3 Effective Date to become an “Extending Lender” (which agreement shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent), and (c) any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any Extending Lender (or from a Non-Extending Lender, to the extent such Person has agreed to become an Extending Lender) other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate would otherwise be less than zero, such Federal Funds Effective Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Financial Officer” means the chief executive officer, president, chief operating officer, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means

1. an SBIC Subsidiary; or

2. A direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase, holding, disposition and financing of such assets and which is designated by the Borrower (as provided below) as a Financing Subsidiary,

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee of any Standard Securitization Undertakings,

(b) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Financing Subsidiary shall be deemed to be a Financing Subsidiary and shall comply with the foregoing requirements of this definition.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America, the American Institute of Certified Public Accountants Accounting Guide for Investment Companies or Article 6 of Regulation S-X under the Securities Act.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(a)(vi).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Security Agreement” means the Third Amended and Restated Guarantee and Security Agreement dated on or about the Effective Date among the Borrower, any Subsidiary of the Borrower that is required to be a “Subsidiary Guarantor” from time to time pursuant to Section 5.08, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be, amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that, pursuant to Section 5.08, is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request, consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IBA” means the Ice Benchmark Administration.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that (a) owns, legally or beneficially, directly or indirectly, assets which in the aggregate have a value not in excess of the lesser of (y) $10,000,000 and (z) 1.0% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and (b) is not designated a Financing Subsidiary or a Subsidiary Guarantor in accordance with the terms and provisions of this Agreement.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(e).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Valuation Provider” has the meaning assigned to such term in Section 5.12(c).

“Industry Classification Group” means (a) any of the Moody’s classification groups set forth in Schedule V hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means, subject to Section 2.13(b), (a) with respect to any Syndicated ABR Loan or Term ABR Loan, each Quarterly Date, (b) with respect to any SONIA Loan, the last day of each calendar month and (c) with respect to any Term SOFR Loan, Eurocurrency Loan, or ~~CDOR~~Term CORRA Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the applicable Maturity Date.

“Interest Period” means, for any Term SOFR Loan, Eurocurrency Loan or ~~CDOR~~Term CORRA Loan, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or, in the case of a Eurocurrency Loan only, six months thereafter, in each case, subject to the availability of the interest rate applicable to the relevant Currency, as applicable, as specified in the applicable Borrowing Request or Interest Election Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the Registration Statement on Form N-2 as filed with the SEC in April 2021 including any amendments, changes, supplements or modifications to such investment objectives, policies, restrictions and limitations; provided that any amendment, change, supplement or modification thereto that (a) is, or could reasonably be expected to be, materially adverse to the Lenders and (b) was effected without the prior written consent of the Administrative Agent (with the approval of the Required Lenders) shall be deemed excluded from the definition of “Investment Policies” for purposes of this Agreement.

“Issuing Bank” means each of Citibank~~, in its~~ and JPMorgan Chase Bank, N.A., in their respective capacity as the issuer of Letters of Credit hereunder, and ~~its~~each of their respective successors in such capacity as provided in Section 2.05(j). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, ~~Citibank~~any Issuing Bank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit. “Issuing Bank” shall refer to each Issuing Bank collectively.

“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“June 2012 Credit Agreement” has the meaning specified in the Preliminary Statements.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure, in each case at such time.

“Lead Arranger” means Citibank, N.A.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that, for the avoidance of doubt, no Lender Insolvency Event shall be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Party” means, collectively, the Lenders and ~~the~~any Issuing Bank.

“Lenders” means, collectively, the Dollar Lenders, the Multicurrency Lenders and the Term Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Sublimit” means, with respect to Citibank and JPMorgan Chase Bank, N.A., each in their respective capacity as Issuing Bank, the amount set forth on Schedule I.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

~~“London Banking Day” means any day on which dealings in Dollar deposits may be conducted by and between banks in the London interbank market.~~

“Management Agreement” means the Third Amended and Restated Investment Advisory and Management Agreement, dated as of August 2, 2018, between the Borrower and SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC).

“Managing Member” means the managing member of SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC), a Maryland limited liability company, as of January 27, 2010.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s or any of its Subsidiaries’ Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $25,000,000.

“Maturity Date” means the fifth anniversary of the Amendment No. ~~1~~3 Effective Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Commitment is set forth on Schedule I, in the agreement described in Section 2.08(e)(ii)(B) or the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Commitments as of the Effective Date is $420,000,000.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Lender” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto as a Multicurrency Lender pursuant to an Assignment and Assumption.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.

“Multicurrency Loan” means a Syndicated Loan or Swingline Loan denominated in an Agreed Foreign Currency.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is or within the six-year period immediately preceding the date hereof, was required to make contributions.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.2(e).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Extending Lender” means, (a) any Amendment No. 1 Non-Extending Lender, (b) any Existing Lender that is not an Extending Lender, and (~~b~~c) any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any Non-Extending Lender (other than any such Person that has agreed to become an Extending Lender) other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of such Obligor’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies, provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities, and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means Secured Longer-Term Indebtedness.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning assigned to such term in Section 9.04(h).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (signed into law October 26, 2001)), and in effect from time to time.

“Payment Recipient” has the meaning assigned to it in Section 8.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Directing Body-Approved Affiliate Transaction” means any transaction between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand (including any amendment, modification, supplement or waiver of an Affiliate Agreement), that (a) has been approved by the Directing Body (which shall mean the approval of a majority of the independent directors of the Board of Directors of the Borrower) and (b) has been consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Permitted Liens” means: (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, including without limitation, securing payment of fees, indemnities and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business (i) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Obligor or any of its Subsidiaries in the normal conduct of such Person’s business; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (j) shall have a priority that is junior to the Liens under the Security Documents; (k) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed to any Person not prohibited hereunder; and (l) Liens incurred in connection with any Hedging Agreement entered into with a Lender (or an Affiliate of a Lender) in the ordinary course of business and not for speculative purposes.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form, provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (r) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, vessel, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or within the six-year period immediately preceding the date hereof, was, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means any issuer of securities or debt instruments acquired by the Borrower whose acquisition and/or ownership is not prohibited by the Investment Company Act or the Investment Policies.

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, and application of Section 6.02(d) and 6.04(d) and clause (p) of Article VII, Cash).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on the first such day to occur following the Effective Date.

“Recipient” means (a) the Administrative Agent, (b) any Lender (c) the Issuing Bank and (d) any Swingline Lender, as applicable.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, partners, trustees and administrators of such Person and such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any Alternative Currency, (1) the central bank for the Currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments at such time. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders”, “Required Multicurrency Lenders” and “Required Term Lenders”) means Lenders having Revolving Credit Exposures, Term Loans and unused Commitments, as applicable, of such Class representing more than 50% of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments, as applicable, of such Class at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Multicurrency Commitments.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargo programs imposed, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means OFAC, the US Department of State, the European Union, Her Majesty’s Treasury in the United Kingdom, the United Nations or other relevant sanctions authority.

“Sanctioned Country” means a country or territory subject to or the subject of comprehensive Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means a Person that is (a) publicly identified on, or is owned or controlled by a Person or Persons that is publicly identified on, the most current sanctions lists issued by any Sanctions Authority, (b) resides, is organized or chartered, or has a place of business in a Sanctioned Country, or (c) publicly identified as prohibited from doing business with the United States under any Sanctions or any Anti-Terrorism Law or any other similar, applicable sanctions laws or regulations.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by the Borrower to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended, (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee or analogous commitment), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment), (c) other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary and (d) such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors. Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the Securities and Exchange Commission.

“Second Currency” has the meaning assigned to such term in Section 9.11.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of any Obligor (which may be Guaranteed by any other Obligor) that (a) has no scheduled amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement and (ii) other terms (other than interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, prior to the Maturity Date, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)); provided that, upon the Borrower’s written request in connection with the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations, events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) or other terms, as applicable, in this Agreement shall be as restrictive as such covenants in the Secured Longer-Term Indebtedness, and (c) is not secured by any assets of any Obligor or any other Person other than an Obligor pursuant to this

Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Longer-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement).

“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any other Obligor that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Borrower and its Subsidiaries at such date.

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the fifth (5th) Business Day preceding such date; provided that, if the rate under this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If by 5:00 pm (local time for SONIA) on the second (2nd)

Business Day immediately following any day “i”, SONIA in respect of such day “i” has not been published on the SONIA Administrator’s Website and a Benchmark Transition Event with respect to SONIA has not occurred, then SONIA for such day “i” will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for purposes of the calculation of SONIA for no more than three (3) consecutive Business Days.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral. For the avoidance of doubt, in no event shall the Borrowing Base include any Special Equity Interest.

“Specified Currency” has the meaning assigned to such term in Section 9.11.

“Specified Place” has the meaning assigned to such term in Section 9.11.

“Standard Securitization Undertakings” means, collectively, (a) customary arm’s-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors or loan obligors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable or loan securitizations.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries; provided that a Person that constitutes such an Investment that is not consolidated pursuant to the foregoing at any time shall continue to not be a “Subsidiary” even if such Person is subsequently required to be consolidated on the financial statements of the Borrower as a result of any change in GAAP after the Effective Date. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means, with respect to Citibank ~~in its~~and JPMorgan Chase Bank, N.A., each in their respective capacity as Swingline Lender, the amount set forth on Schedule I, and with respect to any other Swingline Lender, the amount set forth in a written agreement between the Borrower and such Swingline Lender and acknowledged by the Administrative Agent.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (i) its Applicable Dollar Percentage of the total Swingline Exposure at such time incurred under the Dollar Commitments and (ii) its Applicable Multicurrency Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Commitments.

“Swingline Lender” means Citibank (or any of its Affiliates), JPMorgan Chase Bank, N.A. and any other Lender that agrees to become a Swingline Lender pursuant to a written agreement between the Borrower and such Lender and acknowledged by the Administrative Agent, in each case, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan, Borrowing or Lender, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a) or (b).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans denominated in Dollars increased from time to time pursuant to Section 2.08(e). The initial aggregate amount of the Term Lenders’ Term Commitment as of the Effective Date is $75,000,000.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means a percentage equal to (a) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration and (b) 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lenders” means the Persons listed on Schedule I as having Term Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to acquire Term Loans, other than any such Person that ceases to be a party hereto as a Term Lender pursuant to an Assignment and Assumption.

“Term Loan” means a Loan made pursuant to Section 2.01(c).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Trading with the Enemy Act” means the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Alternate Base Rate, Term SOFR, the Eurocurrency Rate, SONIA or ~~the CDO Rate~~Term CORRA.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct

Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars.~~

~~“USD LIBOR Rate” has the meaning specified in the definition of “Eurocurrency Base Rate”.~~

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unsecured Longer-Term Indebtedness” means Indebtedness of any Obligor (which may be Guaranteed by any other Obligor) that (a) (other than Indebtedness in a principal amount no greater than $375,000,000 issued within six (6) months after the Effective Date that has a maturity date of at least five (5) years from its date of issue) has no scheduled amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (A) none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; and (y) any cash payment made in respect thereof shall constitute “amortization” for the purposes of this definition); and (B) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a); provided, with respect to this clause (a)(B), the Borrower acknowledges that any payment prior to the Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by this Agreement and immediately upon such contingent event occurring the amount of such mandatory amortization shall be included in the Covered Debt Amount), (b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and its Subsidiaries, while any Loans or the Commitments are outstanding, than those set forth in the Loan Documents; provided that, upon the Borrower’s written request in connection with the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings), a “change of control repurchase event” (as such term is customarily defined in institutional note offerings), or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) and (c) is not secured by any assets of any Obligor or other Person.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Value” has the meaning assigned to such term in Section 5.13(c).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4203 and 4205 in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability for any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Loan”,

“Syndicated Multicurrency Loan” or “Term Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated Multicurrency Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “Multicurrency Borrowing”, “Syndicated Borrowing” or “Term Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing” or “Syndicated Multicurrency Eurocurrency Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, renewed, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or in any other Loan Document but subject to the immediately following sentence (a) any settlement in respect of Convertible Debt to the extent made through the delivery of Equity Interests and/or payment of Cash does not constitute a Restricted Payment and (b) the conversion of Convertible Debt, the right of any or all of the holders thereof to trigger and/or settle such conversion or any triggering and/or settlement thereof or the triggering, exercise or settlement of any rights by any or all of the holders thereof to cause the Borrower to repurchase such Convertible Debt shall not (i) constitute “amortization” for purposes of clause (a) of the definition of “Unsecured Longer-Term Indebtedness”, and any cash payment made by the Borrower in respect thereof shall constitute a “regularly scheduled payment, prepayment or redemption of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness” within the meaning of clause (a) of Section 6.12 or (ii) constitute an event or condition described in clause (h) of Article VII. Notwithstanding the prior sentence to the contrary, the Borrower shall only be permitted to make a cash payment on account of principal of Convertible Debt if (w) no Default exists at the time of, or immediately after, such payment, (x) on the date of such payment, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07 after giving effect to such payment and (y) on the date of such payment, the Borrower delivers to the Administrative Agent a certificate of a Financial Officer that the Borrower is compliance with clauses (w) and (x) above.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative

Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

SECTION 1.05. Currencies; Currency Equivalents.

(a) Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest

Period”) or the date of valuation of such Portfolio Investment, as the case may be. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

(b) Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein (including Section 2.08(f)):

(a) each Dollar Lender severally agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect;

(b) each Multicurrency Lender severally agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(c) each Term Lender severally agrees to make Term Loans in Dollars to the Borrower on the Effective Date (and, in connection with an increase of the Term Commitment in accordance with Section 2.08(e), from time to time thereafter) in an aggregate principal amount that will not result in (i) the aggregate principal amount of Term Loans held by such Term Lender exceeding such Term Lender’s Term Commitment, (ii) the aggregate principal amount of all Term Loans held by all Term Lenders exceeding the aggregate Term Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans. The Borrower may not reborrow any portion of the Term Loan that is prepaid.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Term Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.13, each Borrowing (other than a Swingline Borrowing) shall be comprised (A) in the case of Borrowings denominated in Dollars, entirely of ABR Loans or ~~Eurocurrency~~Term SOFR Loans, (B) in the case of Borrowings denominated in Canadian dollars, entirely of ~~CDOR~~Term CORRA Loans, (C) in the case of Borrowings denominated in Euros, entirely of Eurocurrency Loans, and (D) in the case of Borrowings denominated in Sterling, entirely of SONIA Loans, in each case of the same currency as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts. Each Borrowing (whether Term SOFR, Eurocurrency, Syndicated ABR, Term ABR or Swingline) shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000 (or the Dollar Equivalent in Euros, Sterling or Canadian Dollars); provided that a Syndicated ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that no more than twenty (20) Eurocurrency Borrowings may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term SOFR, Term CORRA or Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

SECTION 2.03. Requests for Syndicated Borrowings and Term Borrowings.

(a) Notice by the Borrower. To request a Syndicated Borrowing or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request (i) in the ~~in~~case of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three (3) Eurocurrency Banking Days before the date of the proposed Borrowing, (~~ii~~iii ) in the case of a SONIA Borrowing denominated in Sterling, five (5) Business Days prior to the date of the requested Borrowing, (~~iii~~iv) in the case of a Syndicated ABR Borrowing or a Term ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing or (~~iv~~v) in the case of a ~~CDOR~~Term CORRA Borrowing, not later than 12:00 noon, New York City time, ~~three~~five (~~3~~5) Business Days prior to the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Content of Borrowing Requests. Each written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be made under the Dollar Commitments, the Multicurrency Commitments or the Term Commitment;

(ii) the aggregate amount and Currency of the requested Borrowing;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Eurocurrency Borrowing, a ~~CDOR~~Term CORRA Borrowing, or a SONIA Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) in the case of a Term SOFR Borrowing, a Eurocurrency Borrowing or ~~CDOR~~a Term CORRA Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Class of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing or a Term Borrowing is specified, then the requested Borrowing shall be a Term SOFR Borrowing or Eurocurrency Borrowing having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month. If a Term SOFR or Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a ~~Eurocurrency~~Term SOFR Borrowing denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

SECTION 2.04. Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans under the Dollar Commitment and the Multicurrency Commitment to the Borrower from time to time during the Availability Period, in Dollars and in Agreed Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of such Swingline Lender plus, without duplication, the aggregate Revolving Credit Exposure of such Swingline Lender (in its capacity as a Dollar Lender or Multicurrency Lender, as the case may be) exceeding the Dollar Equivalent of such Swingline Lender’s Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans of both Classes exceeding the Dollar Equivalent of $75,000,000, (iii) the total Revolving Dollar

Credit Exposures exceeding the aggregate Dollar Commitments, (iv) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or (v) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic mail), (i) in the case of a Swingline Loan denominated in Dollars, not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan and (ii) in the case of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, three (3) Business Days before the date of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, the Swingline Lender that the Borrower is requesting make such Swingline Loan and whether such Swingline Loan is to be made under the Dollar Commitments or the Multicurrency Commitments. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. The applicable Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) (x) in the case of a Swingline Loan, denominated in Dollars, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan and (y) in the case of a Swingline Loan denominated in a Foreign Currency, by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(c) Participations by Syndicated Lenders in Swingline Loans. Each Swingline Lender may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., New York City time, on any Business Day, in the case of Swingline Loans denominated in Dollars and (ii) not later than 1:00 p.m., London time, on any Business Day, in the case of Swingline Loans denominated in any Foreign Currency, require the Syndicated Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Class outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Syndicated Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Syndicated Lender, specifying in such notice such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage of such Swingline Loan or Loans. Each Syndicated Lender hereby absolutely and unconditionally agrees, within one (1) Business Day of receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of such Swingline Lender, such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Swingline Loan or Loans, provided that no Syndicated Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Syndicated Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified such Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

Subject to the foregoing, each Syndicated Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Syndicated Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Syndicated Loans made by such Syndicated Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Syndicated Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Syndicated Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request ~~the~~any Issuing Bank to issue, at any time and from time to time during the Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account or the account of any of its Subsidiaries or any Portfolio Company (provided that the Borrower shall remain primarily liable to ~~the~~each Issuing Bank and the Syndicated Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit) in such form as is acceptable to the applicable Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower; provided however that ~~the~~no Issuing Bank has ~~no~~any commitment to and shall not be required to issue any Letters of Credit and that the determination by the applicable Issuing Bank to issue any Letters of Credit hereunder shall be at the sole discretion of ~~the~~such Issuing Bank. Letters of Credit issued hereunder shall constitute utilization of the Dollar Commitments or the Multicurrency Commitments, as applicable, up to the aggregate amount available to be drawn thereunder plus any L/C Disbursements then outstanding.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by ~~the~~any Issuing Bank, the Borrower also shall submit a letter of credit application on ~~the~~such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower in the event that it rejects any such request to issue, amend, renew or extend any such Letter of Credit, such determination to be in the sole discretion of the Issuing Bank.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of ~~the Issuing Bank~~Letters of Credit issued by the applicable Issuing Bank (determined for these purposes without giving effect to the participations therein of the Syndicated Lenders pursuant to paragraph (e) of this Section) shall not exceed the LC Sublimit of such Issuing Bank, (ii) the aggregate LC Exposure of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Syndicated Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000, (~~ii~~iii ) the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Commitments, (~~iii~~iv ) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (~~iv~~v ) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after such renewal or extension, so long as such renewal or extension occurs within three (3) months of such then-current expiration date) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, however, that any Letter of Credit with a one-year term may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one (1) year or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided further, however, that in no event shall a Letter of Credit which expires after the Commitment Termination Date be renewed.

(e) Participations. By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by ~~the~~any Issuing Bank, and without any further action on the part of the applicable Issuing Bank or the Syndicated Lenders, the applicable Issuing Bank hereby grants to each Syndicated Lender of such Class, and each Syndicated Lender of such Class hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit. Each Syndicated Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments, provided that no Syndicated Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Syndicated Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders of the respective Class shall have so notified the applicable Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Syndicated Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Bank, such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of each LC Disbursement made by ~~the~~such Issuing Bank in respect of Letters of Credit of such Class promptly within one (1) Business Day of the request of ~~the~~such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Syndicated Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Syndicated Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Syndicated Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Syndicated Lenders have made payments pursuant to this paragraph to reimburse ~~the~~such Issuing Bank, then to such Syndicated Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Syndicated Lender pursuant to this paragraph to reimburse ~~the~~any Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If ~~the~~any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse ~~the~~such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Syndicated Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by ~~the~~any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor ~~the~~any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by ~~the~~such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of ~~the~~such Issuing Bank; provided that the foregoing shall not be construed to excuse ~~the~~such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) ~~the~~each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) ~~the~~each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by ~~the~~each Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. ~~The~~Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. ~~The~~Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether ~~the~~such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse ~~the~~such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If ~~the~~any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Syndicated Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for account of such Syndicated Lender to the extent of such payment.

(j) Replacement of the Issuing Bank. ~~The~~Each Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of ~~the~~any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of ~~the~~any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of ~~the~~an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a), Section 2.10(b), Section 2.10(c) or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), 2.10(b) and Section 2.10(c) or the last paragraph of Article VII, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

SECTION 2.06. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., Local Time (1:00 p.m. Local Time for Term SOFR or Eurocurrency Borrowings) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank; provided further that, Syndicated ABR Borrowings made to finance the reimbursement of a Swingline Loan as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Swingline Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this Section 2.06(b) shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Elections by the Borrower for Syndicated Borrowings and Term Borrowings. Subject to Section 2.03(d), the Loans constituting each Syndicated Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or ~~CDOR~~Term CORRA Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or ~~CDOR~~Term CORRA Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Syndicated Borrowing of a Class may only be continued or converted into a Syndicated Borrowing of the same Class, (ii) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (iii) no Eurocurrency Borrowing, or ~~CDOR~~Term CORRA Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing or ~~CDOR~~Term CORRA Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, Eurocurrency Borrowing, a SONIA Borrowing or a ~~CDOR~~Term CORRA Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, a Eurocurrency Borrowing or a ~~CDOR~~Term CORRA Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ~~Eurocurrency~~Term SOFR Borrowing of the same Class or a Term Borrowing, as the case may be, having an Interest Period of one (1) month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, no outstanding Term SOFR Borrowing or Eurocurrency Borrowing may have an Interest Period of more than one (1) month’s duration.

SECTION 2.08. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated (including as set forth in Section 2.08(f) below), the Commitments of each Class shall terminate on the Commitment Termination Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is $3,000,000 (or, if less, the entire remaining amount of the Commitments of any Class) or a larger multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Dollar Commitments or the Multicurrency Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable;

provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e) Increase of the Commitments.

(i) Requests for Increase by Borrower. The Borrower may, at any time, propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days after delivery of such notice and at least thirty (30) days prior to the Commitment Termination Date; provided that:

(A) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or any other minimum amount as may be agreed to by the Administrative Agent);

(B) immediately after giving effect to such Commitment Increase, the sum of total Commitments of all of the Lenders hereunder plus the aggregate principal amount of all outstanding Term Loans shall not exceed an amount equal to (x) $800,000,000 plus (y) the additional Commitment Increases of the potential lenders separately identified in writing to the Administrative Agent by the Borrower prior to the Effective Date which Commitment Increases under this clause (y) shall have been effected within ninety (90) days of the Effective Date in accordance with the terms of this Agreement and shall not exceed an amount equal to $100,000,000;

(C) no Non-Extending Lender may participate in any Commitment Increase unless in connection therewith, it shall have agreed to become an “Extending Lender” hereunder;

(D) each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Bank (each such consent not to be unreasonably withheld or delayed); provided however, the consent of the Issuing Bank shall not be required in connection with an increase of the Term Commitment;

(E) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(F) the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

For the avoidance of doubt, no Lender shall be obligated to agree to an additional Commitment requested by the Borrower pursuant to this Section 2.08(e).

(ii) Effectiveness of Commitment Increase by Borrower. Each Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(A) the Administrative Agent shall have received on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(B) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender as applicable, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of the affected Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment (in the case of Term SOFR Loan, Eurocurrency Loans and ~~CDOR~~Term CORRA Loans, with equivalent rates equal to the corresponding rate and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s)

provided that for any outstanding Interest Period of less than one (1) month, Term SOFR, the Eurocurrency Rate or ~~CDO Rate~~Term CORRA will be equal to such rate with an Interest Period of one (1) month), as applicable (as modified hereby); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Commitments of such Class.

(f) Mandatory Termination of Commitments of Non-Extending Lenders. Unless previously terminated~~,~~ (i) the Commitments of each Amendment No. 1 Non-Extending Lender shall terminate on the Amendment No. 1 Existing Commitment Termination Date and~~, in~~ (ii) the Commitments of each Amendment No. 3 Non-Extending Lender shall terminate on the Amendment No. 3 Existing Commitment Termination Date. In connection therewith, each Extending Lender hereby agrees that it shall not be entitled to any pro-rata reduction in its Commitments of the same Class notwithstanding Section 2.17(c) or any other provision hereof to the contrary.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class as follows:

(i) to the Administrative Agent for the account of the Syndicated Lenders of such Class, on the ~~dates set forth on Schedule 2.09~~28th day of each calendar month after the Amendment No. 1 Existing Commitment Termination Date, the Amendment No. 3 Existing Commitment Termination Date, or the Commitment Termination Date, as applicable, or if any such date is not a Business Day, on the next succeeding Business Day, a principal amount of the Syndicated Loans of such Class equal to ~~the percentage of~~8.333% of the principal amount of the Syndicated Loans of such Class outstanding on the Commitment Termination Date (in the case of the Extending Lenders) ~~or~~, the Amendment No. 1 Existing Commitment Termination Date (in the case of Amendment No. 1 Non-Extending Lenders) ~~as set forth on Schedule 2.09 for such date~~or the Amendment No. 3 Existing Commitment Termination Date (in the case of Amendment No. 3 Non-Extending Lenders), together in each case with accrued and unpaid interest on the principal amount repaid. To the extent not previously paid (including as set forth in Section 2.10(g)), all Loans shall be due and payable on the Maturity Date;

(ii) to the Administrative Agent for the account of the Term Lenders, on the Maturity Date, or if such date is not a Business Day, on the next succeeding Business Day, the unpaid principal amount of all Term Loans, together with accrued and unpaid interest on the principal amount repaid;

(iii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in Dollars made by such Swingline Lender, on the earlier of the Commitment Termination Date (in the case of a Swingline Lender that is an Extending Lender) ~~or~~, the Amendment No. 1 Existing Commitment Termination Date (in the case of a Swingline Lender that is ~~a~~an Amendment No. 1 Non-Extending Lender) or the Amendment No. 3 Existing Commitment Termination Date (in the case of a Swingline Lender that is an Amendment No. 3 Non-Extending Lender) and the first date after such Swingline Loan is made that is the fifteenth or last day of a calendar month and is at least ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding; and

(iv) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in a Foreign Currency made by such Swingline Lender, on the earlier of the Commitment Termination Date (in the case of a Swingline Lender that is an Extending Lender) ~~or~~, the Amendment No. 1 Existing Commitment Termination Date (in the case of a Swingline Lender that is ~~a~~an Amendment No. 1 Non-Extending Lender) or the Amendment No. 3 Existing Commitment Termination Date (in the case of a Swingline Lender that is an Amendment No. 3 Non-Extending Lender) and the fifth Business Day after such Swingline Loan is made.

In addition, on the Commitment Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b) Manner of Payment. Subject to Section 2.09(a)(i), prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of such selection not later than 12:00 noon, New York City time, three (3) Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing or a Term Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without any penalty or premium (other than amounts payable under Section 2.15, if any), subject to the requirements of this Section; provided that, the Borrower shall not be permitted to prepay any Term Borrowing in whole or in part prior to the Commitment Termination Date unless an equivalent ratable amount of Multicurrency Commitments and Dollar Commitments are terminated in accordance with Section 2.08(b) in connection with such prepayment.

(b) Mandatory Prepayments due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time on a Business Day, as of such

Business Day or, in the case of a Currency Valuation Notice otherwise received, as of the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii) Prepayment. If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Lenders (through the Administrative Agent), prepay the Syndicated Multicurrency Loans and Swingline Multicurrency Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within fifteen (15) Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one (1) valuation determination pursuant to Currency Valuation Notices within any rolling three-month period.

Any prepayment required pursuant to this paragraph shall be applied, first, to Swingline Multicurrency Loans outstanding, second, to Syndicated Multicurrency Loans outstanding and third, as cover for Multicurrency LC Exposure.

(c) Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall prepay the Syndicated Loans and/or the Term Loans (subject to Section 2.10(e)(ii), at the option of the Borrower) (or provide cover for Letters of Credit as contemplated by Section 2.05(k)) or reduce Other Covered Indebtedness (among such components thereof determined by the Borrower) in such amounts as shall be necessary so that such Borrowing Base Deficiency is cured within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency); provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s and Term Loans’ ratable share of the aggregate prepayment and reduction of Other Covered Indebtedness and (ii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present to the Administrative Agent a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which (30)-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected within such five (5) Business Day period so long as the Borrower shall use all reasonable commercial efforts to effectuate such prepayment or reduction but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided, solely to the extent such Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(a)(vi) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one quarterly period to the next, such 30-Business Day period shall be extended to a 45-Business Day period solely with respect to compliance with Section 5.13(a)(vi).

(d) Mandatory Prepayments due to Non-Approved Change in Investment Policies. In the event that at any time the Borrower or any of its Subsidiaries shall amend, change, supplement or otherwise modify the Investment Policies in any manner that is, or that could reasonably be expected to be, materially adverse to the Lenders in any respect (and, for the avoidance of doubt, without the Borrower or such Subsidiary having obtained the consent referred to in clause (b) of the proviso to the definition of Investment Policies), the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Loans then outstanding in full, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder; provided that, no prepayment shall be required to the extent such amendment, change, supplement or modification is mandated by applicable law, rule or regulation (including the provisions of the Investment Company Act applicable to the Borrower and its Subsidiaries).

(e) Prepayment Allocations. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10:

(i) following the Commitment Termination Date, no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of each other Class (unless such prepayment is waived by the Required Lenders of such Class), which prepayment shall be made on a pro rata basis between each outstanding Class; and

(ii) any prepayment of Loans required to be made pursuant to clause (c) above shall be applied to prepay Syndicated Loans and/or Term Loans, as applicable, on a pro rata basis in accordance with each Lender’s pro rata share of the Revolving Credit Exposure and Term Loans as of such date.

(f) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, Eurocurrency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 12:00 noon, London time), three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, (iii) in the case of prepayment of a Swingline Loan denominated in Dollars, not later than 12:00 noon, New York City time, on the date of prepayment or (iv) in the case of a prepayment of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing or a Term Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

(g) Special Mandatory Repayment/Prepayment to Non-Extending Lenders. On (i) the Amendment No. 1 Existing Maturity Date (or, so long as no Default or Event of Default has occurred and is continuing, on such earlier date on or after the Amendment No. 1 Effective Date as the Borrower may elect by written notice in accordance with Section 2.10(f)), the Borrower shall repay or prepay (as the case may be) all of the Loans of the Amendment No. 1 Non-Extending Lenders and~~, in connection therewith~~ (ii) the Amendment No. 3 Existing Maturity Date (or, so long as no Default or Event of Default has occurred and is continuing, on such earlier date on or after the Amendment No. 3 Effective Date as the Borrower may elect by written notice in accordance with Section 2.10(f)), the Borrower shall repay or prepay (as the case may be) all of the Loans of the Amendment No. 3 Non-Extending Lenders. In connection with the repayments and prepayments contemplated by the immediately preceding sentence, each Extending Lender hereby agrees that, so long as its Loans are not otherwise due and payable hereunder, it shall not be entitled to any pro-rata repayment of its Loans of the same Class notwithstanding Section 2.17(c) or any other provision hereof to the contrary. If any LC Exposure exists at the time of such repayment or prepayment to the Non-Extending Lenders:

(i) all of such LC Exposure held by the applicable Non-Extending Lenders shall be reallocated among the remaining Multicurrency Lenders in accordance with their respective Applicable Multicurrency Percentages but only to the extent (x) the sum of all Revolving Multicurrency Credit Exposures does not exceed the total of all Extending Lenders’ Multicurrency Commitments, (y) no Extending Lender’s Revolving Multicurrency Credit Exposure will exceed such Lender’s Multicurrency Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall on the day of such prepayment to the applicable Non-Extending Lenders also prepay Loans in accordance with Section 2.10(a) in an amount such that after giving effect thereto, all LC Exposure of the applicable Non-Extending Lenders could be reallocated in accordance with clause (i) above (whereupon such LC Exposure shall be so reallocated regardless of whether the conditions set forth in Section 4.02 are satisfied at such time).

Upon termination of the applicable Non-Extending Lenders’ Commitments pursuant to Section 2.08(f) and the reallocation of the applicable Non-Extending Lenders’ LC Exposure and repayment of each applicable Non-Extending Lender’s Loans and all other amounts then due and payable to the applicable Non-Extending Lenders in accordance with this clause (g), the applicable Non-Extending Lenders shall cease being party to this Agreement but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to such date.

SECTION 2.11. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Syndicated Lender a commitment fee, which shall accrue at the rate of 0.375% per annum on the average daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable within one (1) Business Day after each Quarterly Date and on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Dollar Commitment or Multicurrency Commitments, as applicable, of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Loans, LC Exposure and Swingline Exposure of such Class of such Lender.

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Syndicated Lender a participation fee with respect to its participations in Letters of Credit of each Class, which shall accrue at the rate per annum equal to the Applicable Margin applicable to ~~Eurocurrency~~Term SOFR Loans on the average daily amount of such Syndicated Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Syndicated Lender’s Commitment of such Class terminates and the date on which such Syndicated Lender ceases to have any LC Exposure of such Class, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that, no fees will accrue under this Section 2.11(b) on any Defaulting Lender’s portion of a Letter of Credit that the Borrower has Cash Collateralized the obligations thereunder pursuant to Section 2.19(a). Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to the Letters of Credit of a Class shall be payable on the date on which the Commitments of such Class terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. (i) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment fees and participation fees, to the Syndicated Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent obvious error.

(ii) Anything herein to the contrary notwithstanding, during such period as a Syndicated Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Sections 2.11(a) or (b) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided that (A) to the extent that all or any portion of the LC Exposure or the Swingline Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.19(b), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Dollar Commitments and Multicurrency Commitments, as applicable, and (B) to the extent all or any portion of such LC Exposure or Swingline Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank and the applicable Swingline Lender, as applicable (and the pro rata payment provisions of Section 2.17(c) will automatically be deemed adjusted to reflect the provisions of this Section).

SECTION 2.12. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Other Loans. The Loans constituting each Term SOFR Borrowing, Eurocurrency Borrowing, SONIA Borrowing and ~~CDOR~~Term CORRA Borrowing shall bear interest at the Term SOFR, Eurocurrency Rate, SONIA or ~~the CDOR Rate~~Adjusted Term CORRA, as applicable, plus the Applicable Margin.

(c) Foreign Currency Swingline Loans. Swingline Loans denominated in Foreign Currencies shall bear interest at a rate per annum agreed between the Borrower and the applicable Swingline Lender at the time the respective Swingline Loans are made; provided that if any such Loan shall continue outstanding for more than five (5) Business Days, such Loan shall be deemed automatically converted into a Eurocurrency Loan held solely by such Swingline Lender with consecutive Interest Periods of one-month’s duration.

(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due,

whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Loans and Term Loans, upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Borrowing, Eurocurrency Borrowing or ~~CDOR~~Term CORRA Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR, Eurocurrency Rate, SONIA or ~~CDO Rate~~Term CORRA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Benchmark Replacement Setting.

~~(a) On March 5, 2021 the Financial Conduct Authority (“FCA”), the IBA announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings.~~

~~(b) Replacing USD LIBOR. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark with respect to amounts denominated in Dollars is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis. If USD LIBOR has been replaced by a Benchmark Replacement pursuant to clause (b) and (i) the applicable “Benchmark Replacement” on the effectiveness of such replacement was a Benchmark Replacement other than the Benchmark Replacement provided for in clause (a)(1) of the definition of Benchmark Replacement, (ii) subsequently, the Relevant Governmental Body recommends for use a forward-looking term rate based on SOFR and the Borrower requests that the Administrative Agent review the administrative feasibility of such recommended forward-looking term rate for purposes of this Agreement and (iii) following such~~

~~request from the Borrower, the Administrative Agent determines (in its sole discretion) that such forward looking term rate is administratively feasible for the Administrative Agent, then the Administrative Agent may (in its sole discretion) provide the Borrower and Lenders with written notice that from and after a date identified in such notice the rate determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement” shall replace the then current Benchmark for all purposes hereunder; provided, however, that such forward looking term rate shall be deemed to be the forward looking term rate referenced in the definition of “Term SOFR” for all purposes hereunder or under any Loan Document in respect of any Benchmark setting and any subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. For the avoidance of doubt, if the circumstances described in the immediately preceding sentence shall occur, all applicable provisions set forth in this Section 2.13 shall apply with respect to such election of the Administrative Agent as completely as if such forward-looking term rate was initially determined in accordance with clause (a)(1) of the definition of “Benchmark Replacement”, including, without limitation, the provisions set forth in clauses (c) and (f) of this Section 2.13.~~

(a) ~~(c)~~ Replacing ~~Other and~~ Future Benchmarks. ~~Upon~~Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement ~~will replace the then current Benchmark~~ with respect to any Alternative Currency and Dollars~~, to the extent that USD LIBOR has been replaced as the Benchmark with respect to amounts denominated in Dollars, for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m.~~. Any such amendment with respect to a Benchmark Transition Event will become effective 5:00 p.m. (New York City Time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. ~~At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored, (i) with respect to amounts denominated in Dollars, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (ii) with respect to amounts denominated in any Alternative Currency, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)) and any outstanding loans in such currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full. During the period referenced in the foregoing sentence, if a component of the Alternate Base Rate is based upon the Benchmark, such component will not be used in any determination of the Alternate Base Rate.~~No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) ~~(d)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation and administration of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) ~~(e)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrower of (y) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(d) and (z) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(d) ~~(f)~~ Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR ~~or USD LIBOR~~and Term CORRA), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for the Benchmark (including Benchmark Replacement) settings.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing or conversion of Loans to be made, during any Benchmark Unavailability Period and, failing that, in the case of Term SOFR Loans, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Adjusted Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to Adjusted Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f) ~~(g)~~ Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the ~~London interbank offered rate~~Term SOFR, SONIA, ~~the CDO Rate~~Term CORRA or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to ~~LIBOR~~Term SOFR, SONIA or any other Benchmark or have the same volume or liquidity as did ~~LIBOR~~Term SOFR, SONIA or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.13 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.13.

SECTION 2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate) or ~~the~~any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or ~~the~~any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount deemed to be material by such Lender or such Issuing Bank, then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, in Dollars such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or Issuing Bank setting forth the amount or amounts in Dollars necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within then (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan, Eurocurrency Loan or ~~CDOR~~Term CORRA Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan, Eurocurrency Loan or ~~CDOR~~Term CORRA Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Syndicated Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Term SOFR Loan, Eurocurrency Loan or ~~CDOR~~Term CORRA Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event (excluding in any event, loss of anticipated profits). In the case of ~~a~~an Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurocurrency Rate, as applicable for such Currency for such Interest Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the London or other applicable offshore interbank market for such Currency, whether or not such Eurocurrency Loan was in fact so funded.

Payment under this Section shall be made upon request of a Lender delivered not later than five (5) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a certificate of such Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.16. Taxes.

(a) Issuing Bank. For purposes of this Section 2.16, the term “Lender” includes the Issuing Bank.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Obligors. The Obligors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.16, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to ~~the~~any Issuing Bank or any Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or Cash Collateralization of any LC Exposure denominated in any Foreign

Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans of a Class by the Borrower shall be made for account of the Syndicated Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; (iv) each payment of interest on Syndicated Loans of a Class by the Borrower shall be made for account of the Syndicated Lenders of such Class pro rata in accordance with the amounts of interest on such Syndicated Loans of such Class then due and payable to the respective Lenders; (v) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Term Lenders pro rata in accordance with the respective unpaid principal amount of the Term Loans held by them; and (vi) each payment of interest on Term Loans by the Borrower shall be made for account if the Term Lenders pro rata in accordance with the amounts of interest on such Term Loans then due and payable to the Term Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans, Term Loans, or participations in LC Disbursements or Swingline Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans, Term Loans and participations in LC Disbursements and Swingline Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans, Term Loans and participations in LC Disbursements and Swingline Loans, of other Lenders, as applicable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans, Term Loans, and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or ~~the~~any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender is a Non-Consenting Lender (as provided in Section 9.02(e)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Dollar Commitment or Multicurrency Commitment is being assigned, the Issuing Bank and the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19. Defaulting Lender Provisions

(a) Cash Collateral Call. If any Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swingline Loan is at the time outstanding, the applicable Issuing Bank and the Swingline Lenders, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.19(b)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to ~~the~~such Issuing Bank and such Swingline Lender, as the case may be, in respect of such Letter of Credit or Swingline Loan in an amount equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to ~~the~~such Issuing Bank and the Swingline Lenders, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b) Reallocation of Defaulting Lender Commitment, Etc. If a Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding LC Exposure and any outstanding Swingline Exposure of such Defaulting Lender:

(i) the LC Exposure and the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in the applicable Class pro rata in accordance with their respective Commitments of such Class; provided that (A) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swingline Exposure and total LC Exposure of such Class may not in any event exceed the Commitment of such Class of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure and Swingline Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than five (5) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the applicable Swingline Lender, as the case may be), (A) Cash Collateralize the obligations of the Borrower to the Issuing Bank and such Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Exposure or Swingline Exposure, or (B) in the case of such Swingline Exposure, prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (C) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank and the Swingline Lenders, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.19(e)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the

Issuing Bank or the Swingline Lenders (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(c) Drawdown Notices. In furtherance of the foregoing, if any Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, each of the Issuing Bank and each Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.03 in such amounts and at such times as may be required to (i) reimburse an outstanding LC Disbursement, (ii) repay an outstanding Swingline Loan, and/or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swingline Loans in an amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.

(d) Termination of Defaulting Lender Commitment. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(b)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any Lender may have against such Defaulting Lender.

(e) Cure. If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lenders agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(b)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure, LC Exposure and Swingline Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the

Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(f) Hedging Agreements. So long as any Lender is a Defaulting Lender, such Lender will not enter into any Hedging Agreement with the Borrower while such Lender is a Defaulting Lender.

SECTION 2.20. Effective Date Allocations. On the Effective Date, (a) the Multicurrency Lenders shall be deemed to have made Multicurrency Loans in an amount equal to the aggregate outstanding principal amount as of the Effective Date of “Multicurrency Loans”, “LC Disbursements” and “Swingline Loans” (as each such term is defined in the June 2012 Credit Agreement) of such Multicurrency Lenders and the proceeds of such Multicurrency Loans shall be deemed used to prepay such amounts outstanding under the June 2012 Credit Agreement as of the Effective Date in accordance with Section 2.10(a) therein, (b) the Multicurrency Lenders shall make Syndicated Loans in an amount equal to the aggregate principal amount of “Multicurrency Loans”, “LC Disbursements” and “Swingline Loans” (as each such term is defined in the June 2012 Credit Agreement) held by any Exiting Lenders as of the Effective Date and the proceeds of such “Multicurrency Loans” (as such term is defined in the June 2012 Credit Agreement) shall be used to prepay such Exiting Lenders as of the Effective Date and (c) the Term Lenders shall be deemed to have made Term Loans in an amount equal to the aggregate outstanding principal amount as of the Effective Date of “Term Loans” (as such term is defined in the June 2012 Credit Agreement) and the proceeds of such Term Loans shall be deemed used to prepay such amounts such amounts outstanding under the June 2012 Credit Agreement as of the Effective Date in accordance with Section 2.08(b) therein. The Borrower hereby instructs the Administrative Agent to use the proceeds of the borrowing described in clause (b) above to prepay the outstanding principal amount and interest of “Multicurrency Loans” (as such term is defined in the June 2012 Credit Agreement) and any other “Obligations” (as such term is defined in the June 2012 Credit Agreement) of each Exiting Lender on the Effective Date. Each Lender that is a lender under the June 2012 Credit Agreement, hereby waives its right to receive payment of any break funding payments under Section 2.15 of the June 2012 Credit Agreement, arising as a result of the prepayments and allocations described in this Section 2.20.

SECTION 2.21. Inability to Determine Rates; Illegality.Subject to Section 2.13, if:the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (A) by reason of circumstances affecting the London or other applicable offshore interbank market for the applicable Currency, the applicable Interest Rate cannot be determined pursuant to the definition thereof, including because the screen rate for the applicable Currency is not available or published on a current basis or (B) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Agreed Foreign Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), orthe Required Lenders determine that for any reason in connection with any request for a Loan or a conversion thereto or a continuation thereof that (A) deposits in the applicable Currency are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount and Interest Period of such Loan, or (B) the Interest Rate for any requested Currency or Interest

Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent,the Administrative Agent will promptly so notify the Borrower and each Lender, as applicable. Thereafter, the obligation of the Lenders to make or maintain Loans in each such Currency shall be suspended (to the extent of the affected Loans or Interest Periods) until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Loans in each such affected Currency (to the extent of the affected Loans or Interest Periods) or, failing that, (A) then such request shall be ineffective and (B) any outstanding affected Loans, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) at the end of the Interest Period, if applicable or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(b) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain any Loan either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Loans, shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent the Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the limited liability company operating agreement, charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore delivered to the Lenders the audited consolidated statement of assets and liabilities (or balance sheet) and statements of operations, changes in net assets or stockholder’s equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal year ending on December 31, 2018; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

(b) No Material Adverse Change. Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance (herein, a “Material Adverse Change”) that has had or could reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Investments of the Borrower or any of its Subsidiaries), or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank and the Lenders thereunder.

SECTION 3.05. Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken together with the Borrower’s public filings contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.10. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is a company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

(c) Investment Policies. The Borrower is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11. Material Agreements and Liens.

(a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No. 1 Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case, as of the Amendment No. 1 Effective Date, is correctly described in Part A of Schedule II.

(b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No. 1 Effective Date covering any property of the Borrower or any other Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

SECTION 3.12. Subsidiaries and Investments.

(a) Subsidiaries. The Borrower has no Subsidiaries as of the Amendment No. 1 Effective Date other than those set forth on Schedule 3.12(a). Schedule 3.12(a) sets forth as of the Amendment No. 1 Effective Date each Subsidiary of the Borrower that is a Controlled Foreign Corporation and/or Financing Subsidiary.

(b) Investments. Set forth in Schedule III is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any other Obligor in any Person on the last day of the calendar month ending immediately prior to the Amendment No. 1 Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule III, as of the Amendment No. 1 Effective Date each of the Borrower and the other Obligors owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

SECTION 3.13. Properties.

(a) Title Generally. Each of the Borrower and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of the Borrower and the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the other Obligors does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Affiliate Agreements. As of the date hereof, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the date of hereof, each of the Affiliate Agreements is in full force and effect.

SECTION 3.15. Anti-Terrorism Laws; Anti-Corruption Laws.

(a) No Obligor, any of its Subsidiaries or any officer, directors, employees or Affiliates of any Obligor or any of its Subsidiaries and, to any of the Obligors’ knowledge, none of their agents or representatives, is a Sanctioned Person and no Obligor nor any of its Subsidiaries or Affiliates (i) has more than 5% of its assets in Sanctioned Countries, or (ii) derives more than 5% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.

(b) Neither any Obligor nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.

(c) Neither any Obligor nor any of its Subsidiaries, directors or officers and, to the Obligors’ knowledge, none of their employees, agents, representatives or Affiliates, is in violation of (i) any Anti-Terrorism Laws or (ii) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(d) None of the Obligors (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(e) Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees, agents and representatives with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 3.16. EEA Financial Institution. No Obligor is an EEA Financial Institution.

SECTION 3.17. Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Lender is true and correct in all material respects.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the agreement of the Issuing Bank to consider the issuance, amendment, renewal or extension of any Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Latham & Watkins LLP, New York counsel for the Obligors; (ii) Eversheds Sutherland US LLP, Investment Company Act counsel for the Borrower and; (iii) Venable LLP, special Maryland counsel for the Borrower, in each case in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsels to deliver such opinions to the Lenders, the Issuing Bank and the Administrative Agent).

(c) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Officer’s Certificate. A certificate, dated the Effective Date and signed by an authorized representative of Borrower, confirming compliance with the conditions set forth in the lettered clauses (other than clause (a)) of the first sentence of Section 4.02.

(e) Liens. Results of a recent lien search in each relevant jurisdiction with respect to the Obligors, revealing no liens on any of the assets of the Obligors except for liens permitted under Section 6.02 or liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(f) Collateral and Guarantee Requirements. Clauses (a), (b) and (c) of the Collateral and Guarantee Requirement shall have been satisfied with respect to each Person which is to be an Obligor on the Effective Date.

(g) KYC Information. (a) all such documentation and information requested by the Administrative Agent and the Lenders that are necessary (including the name and address of the Borrower) for the Administrative Agent and the Lenders to identify the Borrower in accordance with the requirements of applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(h) Financial Reports. Each Lender shall have received audited consolidated financial reports of the Borrower for the fiscal year ended December 31, 2018.

(i) Borrowing Base Certificate and Certification. (i) A Borrowing Base Certificate signed by a Financial Officer of the Borrower demonstrating that the Covered Debt Amount does not exceed the Borrowing Base as of the July 31, 2019 (calculated in accordance with the provisions of Section 5.13 of this Agreement) and (ii) a certificate signed by a Financial Officer of the Borrower certifying that Covered Debt Amount as of the Effective Date does not exceed the Borrowing Base as of the Effective Date (calculated in accordance with the provisions of Section 5.13 of this Agreement) after giving effect to the extensions of credit made to the Borrower on the Effective Date.

(j) Solvency Certificate. A solvency certificate dated the Effective Date and signed by a Financial Officer of the Borrower, substantially in the form of Exhibit E.

(k) Payoff Letter. An executed copy of a payoff letter between the Borrower and Citibank, N.A., as administrative agent under the June 2012 Credit Agreement evidencing (i) payment and satisfaction in full of all principal, interest, fees and other amounts outstanding as of the Effective Date under the June 2012 Credit Agreement and (ii) the termination of the commitments of the lenders under the June 2012 Credit Agreement.

(l) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

The effectiveness of this Agreement and of the obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of (i) such fees as the Borrower shall have agreed to pay to any Lender, any Joint Lead Arranger or the Administrative Agent in connection herewith, including the reasonable and documented fees and expenses of Norton Rose Fulbright US LLP, special New York counsel to Citibank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower) and (ii) all accrued and unpaid fees and expenses of the Administrative Agent and the Lenders, in each case, arising under the June 2012 Credit Agreement (including, without limitation, all commitment and letter of credit fees and the fees and expenses of counsel to the Administrative Agent).

Upon the occurrence of the Effective Date, all obligations of the lenders under the June 2012 Credit Agreement (including the commitments thereunder) shall terminate and the loans outstanding thereunder shall be deemed prepaid and satisfied in full as contemplated in Section 2.20. In the event that the Effective Date does not occur on or before September 1, 2019, the terms and provisions of this Agreement shall terminate in their entirety (except for terms hereof which survive termination) and the June 2012 Credit Agreement shall remain in full force and effect subject to the terms and conditions set forth therein. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the agreement of the Issuing Bank to consider issuing, amending, renewing or extending any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it shall be true and correct in all respects, subject to such qualification) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c) either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

SECTION 4.03. Additional Provisions. In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender,

the Issuing Bank will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and the Swingline Lenders will not be required to make any Swingline Loan, unless the Issuing Bank or the applicable Swingline Lender, as the case may be, is satisfied that any exposure that would result therefrom is fully covered or eliminated by any combination satisfactory to the Issuing Bank or such Swingline Lender of the following:

(a) the LC Exposure and the Swingline Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in clause (i) of Section 2.19(b);

(b) without limiting the provisions of Section 2.19(a), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the applicable Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c) then in the case of a proposed issuance of a Letter of Credit or making of a Swingline Loan, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to the Issuing Bank and the applicable Swingline Lender, as the case may be, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or Swingline Loan will, subject to the first proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.17(c) will be deemed adjusted to reflect this provision;

provided that (i) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swingline Exposure and total LC Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender, and (ii) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been cash collateralized in accordance with Section 2.09(a) and all LC Disbursements (if the related Letters of Credit have not been so Cash

Collateralized) shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, changes in net assets or stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent and the Lenders the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, changes in net assets or stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities or balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, the requirements set forth in this clause (b) may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.04, 6.05 and 6.07 and (iii) stating whether any material change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the date of the most recent audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, a Borrowing Base Certificate as at the last day of such accounting period;

(e) promptly but no later than five (5) Business Days after the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one (1) Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f) promptly upon receipt thereof, copies of all significant reports submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or the Directing Body;

(g) promptly following any request therefore, copies of (i) any documents described in Section 101(k) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any other Obligor with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(i) within (i) five (5) Business Days of any material amendment, supplementation or modification of the Management Agreement, notice of such material amendment, supplementation or modification and (ii) (y) within ninety (90) days after the end of each fiscal year of the Borrower and (z) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, notice of any other amendment, supplementation or modification of the Management Agreement;

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request (including, without limitation, all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations, including the Patriot Act and the Beneficial Ownership regulation, and Anti-Terrorism Laws, and the Administrative Agent’s or such Lender’s policies or procedures relating thereto);

(k) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the proceeds received with respect to such Portfolio Investment representing repayments of principal, and (iii) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties;

(l) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the aggregate amount of all capitalized paid-in-kind interest for such Portfolio Investment during the most recently ended fiscal quarter and (ii) the aggregate amount of all paid-in-kind interest collected during the most recently ended fiscal quarter;

(m) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the amortized cost of each Portfolio Investment as of the end of such fiscal quarter, (ii) the fair market value of each Portfolio Investment as of the end of such fiscal quarter, and (iii) the unrealized gains or losses as of the end of such fiscal quarter; and

(n) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment the change in unrealized gains and losses for such quarter. Such schedule will report the change in unrealized gains and losses by Portfolio Investment by showing the unrealized gain or loss for each Portfolio Investment as of the last day of the preceding fiscal quarter compared to the unrealized gain or loss for such Portfolio Investment as of the last day of the most recently ended fiscal quarter.

Documents required to be delivered pursuant to Section 5.01(a), (b), (h) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.slrinvestmentcorp.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify, or cause to be notified, the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents upon request. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d) the occurrence of any amendment, change, supplement or other modification of the Investment Policies in any manner that is, or that could reasonably be expected to be, materially adverse to the Lenders in any respect;

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection and Audit Rights.

(a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times as reasonably requested, provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records provided further that, so long as no Default has occurred and is continuing, the inspection rights set forth in this Section 5.06(a) may only be exercised once per calendar quarter.

(b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times as requested, provided that, so long as no Default has occurred and is continuing, the audit rights set forth in this Section 5.06(b) may only be exercised once per calendar quarter. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one (1) such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the applicable provisions of the Investment Company Act (including, without limiting the foregoing, Section 18(a)(1)(A) and any applicable “asset coverage” maintenance requirement) and any applicable rules, regulations or orders issued by the SEC thereunder. The Borrower will maintain in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers, employees and investment advisors with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) New Subsidiaries. In the event that (i) the Borrower shall form or acquire any new Subsidiary (other than a Financing Subsidiary, Immaterial Subsidiary or Controlled Foreign Corporation), (ii) any Subsidiary ceases to constitute an Immaterial Subsidiary, a Financing Subsidiary or a Controlled Foreign Corporation, or (iii) the Borrower shall designate any other Subsidiary (other than a Financing Subsidiary) as a Subsidiary Guarantor, the Borrower will, within ten (10) Business Days thereof, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

(b) Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent (i) to create, in favor of the Collateral Agent for the benefit of the Issuing Bank and the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer- Term Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided further, that in the case of any Collateral consisting of voting stock of any Controlled Foreign Corporation, such security interest shall be limited to 66.0% of the issued and outstanding voting stock of such Controlled Foreign Corporation, and (ii) to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate so that the Collateral Agent has “control” over each bank account or securities account of the Obligors, and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration, such cash and other proceeds shall be held in trust by the Borrower for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Borrower.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans only to prepay principal, interest, fees and other amounts outstanding under the June 2012 Credit Agreement, to pay fees and expenses incurred in connection with the negotiation and execution of this Agreement and for general corporate purposes of the Borrower in the ordinary course of business, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of secured and unsecured leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that the proceeds of any Syndicated Loan shall first be used the repay all Swingline Loans outstanding at the time such Syndicated Loan is made; provided further that, neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law. Without limiting the generality of the preceding sentence, the Borrower will not, directly or indirectly, use the proceeds of any Loan or otherwise make available such proceeds (a) to fund or finance any operations, investments, business or activities of or with a Sanctioned Person or in a Sanctioned Country or in any other manner that will result in a violation of any Sanctions, Anti-Terrorism Laws or Anti-Corruption Laws or (b) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.

SECTION 5.10. Status of RIC and BDC. The Borrower shall (a) maintain its status as a RIC under the Code, and (b) maintain its status as a “business development company” under the Investment Company Act.

SECTION 5.11. Investment Policies. The Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12. Portfolio Valuation and Diversification, Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall in its reasonable determination assign each Portfolio Investment to an Industry Classification Group. To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group established by Moody’s, such Portfolio Investment may be assigned by the Borrower to the Industry Classification Group that is most closely correlated to such Portfolio Investment. In the absence of any correlation, the Borrower shall be permitted, upon notice to the Administrative Agent and each Lender to create up to three (3) additional industry classification groups for purposes of this Agreement.

(b) Portfolio Valuation, Etc.

(i) Settlement Date Basis. Solely for purposes of determining the Borrowing Base, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent that it has not been paid for in full.

(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investment as follows:

(A) Quoted Investments – External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Portfolio Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the mean prices as determined by two (2) Approved Dealers selected by the Borrower,

(x) in the case of bank loans, the mean price as determined by one (1) Approved Dealer or Approved Pricing Service selected by the Borrower,

(y) in the case of any Portfolio Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Portfolio Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B) Unquoted Investments – External Review. With respect to Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”), the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investments, as at the last day of each fiscal quarter; provided that, the Board of Directors of the Borrower shall be permitted to determine the fair market value of such Portfolio Investments without the assistance of any Approved Third-Party Appraiser for Portfolio Investments representing no more than 15% of the Borrowing Base at any time of determination; provided further, that the Value of any such Portfolio Investment (i.e. a Portfolio Investment for which market quotations are not readily available) acquired during a fiscal quarter shall be deemed to be equal to the cost of such Portfolio Investment until such time as the fair market value of such Portfolio Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of such fiscal quarter;

(C) Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that materially and adversely affect the value of the Portfolio Investments. The lower value of any Portfolio Investment as most recently determined pursuant to this Section 5.12(b)(ii)(C) and pursuant to Section 5.12(b)(ii)(A) and (B) shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof;

(D) Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment for which market quotation(s) are not readily available as at any date pursuant to the requirements of the foregoing sub-clauses (A) or (B), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero until such time as the value of such Portfolio Investment is otherwise determined or reviewed, as applicable, in accordance herewith.

(c) Scheduled Testing of Values.

(i) Each April 30, July 31, October 31 and January 30 of each calendar year (or such other quarterly dates as are reasonably agreed by the Borrower and the Administrative Agent each a “Valuation Testing Date”), the Administrative Agent, through a reputable independent valuation provider with experience in middle market assets selected by the Administrative Agent (the “Independent Valuation Provider”), will test the values as of such Valuation Testing Date determined pursuant to Section 5.12(b)(ii) above of those Portfolio Investments included in the Borrowing Base selected by the Administrative Agent. The fair value of such Portfolio Investments tested as of any Valuation Testing Date shall be approximately equal to the Tested Amount (as defined below).

(ii) For purposes of this Agreement, the “Tested Amount” shall be equal to the greater of: (A) an amount equal to (y) 125% of the Covered Debt Amount (as of the applicable Valuation Testing Date) minus (z) the sum of the values of all Quoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date) and (B) 10% of the aggregate value of all Unquoted Investments included in the Borrowing Base; provided, however, in no event shall more than 25% of the aggregate value of the Unquoted Investments in the Borrowing Base be tested by the Independent Valuation Provider in respect of any applicable Valuation Testing Date (or, if clause (B) applies, 10%, or as near thereto as reasonably practicable).

(iii) With respect to any Portfolio Investment, if the value of such Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is not more than the lesser of (A) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider and (B) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such Portfolio Investment is customarily quoted as a percentage of par, otherwise this clause (B) shall not be applicable), then the value for such Portfolio Investment determined by the Borrower in accordance with Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement. If the value of any Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the lesser of the values set forth in clause (iii)(A) and (B) (to the extent applicable), then for such Portfolio Investment, the “Value” for purposes of this Agreement shall become the lesser of (x) the highest value of the valuation range provided by the Independent Valuation Provider, (y) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such

Portfolio Investment is customarily quoted as a percentage of par, otherwise this clause (y) shall not be applicable) and (z) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider. For the avoidance of doubt, any values determined by the Independent Valuation Provider pursuant to this Section 5.12(c) or Section 5.12(d) shall be used solely for purposes of determining the “Value” of a Portfolio Investment under this Agreement and shall not be deemed to be the fair value of such asset as required under ASC 820 and the Investment Company Act.

(d) Supplemental Testing of Values.

(i) Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request, in its reasonable discretion, any Portfolio Investment included in the Borrowing Base with a value determined by the Borrower pursuant to Section 5.12(b)(ii) to be independently tested by the Independent Valuation Provider. There shall be no limit on the number of such tests that may be requested by the Administrative Agent in the exercise of its reasonable discretion.

(ii) If (A) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider, then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (B) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is: (x) less than 5% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall become the “Value” for purposes of this Agreement; (y) between 5% and 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the value determined by the Borrower pursuant to Section 5.12(b)(ii) and the value determined by such Independent Valuation Provider; and (z) greater than 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third party appraiser to conduct a valuation of such Portfolio Investment and, upon the completion of such appraisal, the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the three valuations (with the average of the Independent Valuation Provider’s value and the Borrower’s value to be used as the “Value” until the third value is obtained).

(iii) The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

(e) Generally Applicable Valuation Provisions.

(i) The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(ii) All valuations shall be on a settlement date basis. For the avoidance of doubt, the Value of any Portfolio Investment determined in accordance with this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(iii) The values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(iv) All tests by the Independent Valuation Provider shall be conducted in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(f) Regulated Investment Company Diversification Requirement. The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the Investment Company Act) at all times to, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RIC’s.

SECTION 5.13. Calculation of Borrowing Base.

(a) For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k)), provided that:

(i) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate;

(ii) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0% or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(iii) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in the Collateral Pool in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 25%, or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(iv) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments;

(v) if, as of such date, the Relevant Asset Coverage Ratio is (A) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing

Base is attributable to such investments or (B) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;

(vi) if, as of such date, (A)(1) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (a)(vi), the “Gross Borrowing Base”) is less than 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1:00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount, (B)(1) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 75% of the Covered Debt Amount, (C)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 40% of the Covered Debt Amount or (D)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount;

(vii) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 30% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0%; (ii) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0% or (iii) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0%;

(viii) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to common equity, warrants, Portfolio Investments that are not Performing and Portfolio Investments where less than 66.67% of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash, exceeding 20% of the Borrowing Base shall be 0%;

(ix) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Common Equity) in which the Borrower has a controlling influence as determined under the Investment Company Act that exceeds 5% of Shareholders’ Equity of the Borrower (which for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be the Advance Rate applicable to Performing Common Equity (to the extent such Portfolio Investments are Performing) or 0%; and

(x) the Advance Rate applicable to that portion of the Value of the Portfolio Investments attributable to Bank Loans that constitute lease agreements exceeding 15% of the Borrowing Base shall be 0%; and

(xi) the Advance Rate applicable to that portion of the Value of the Portfolio Investments attributable to any investment in a Financing Subsidiary shall be 0%.

(b) No Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied within 7 days of such inclusion. Voting stock of any Controlled Foreign Corporation in excess of 66% of the issued and outstanding voting stock of such Controlled Foreign Corporation shall not be included as a Portfolio Investment for purposes of calculating the Borrowing Base.

For the avoidance of doubt, to avoid double-counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions. For purposes of the categorization of each Portfolio Investment in accordance with this Section 5.13, the amount of any “first lien debt” or EBITDA with respect to any Portfolio Investment shall be determined using the most recent quarterly valuation determined in accordance with the valuation procedures set forth in Section 5.12(b)(ii)(B).

(c) As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment as of any date and subject to adjustment as provided in Section 5.13(a)(i) through (x) (other than clause (vi) and as provided below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

Portfolio Investment[1]	Relevant Asset Coverage Ratio > 2.00:1:00		2.00:1:00 > Relevant Asset Coverage Ratio > 1.75:1.00		1.75:1:00 > Relevant Asset Coverage Ratio > 1.50:1.00
	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing First Lien Venture Loans	85%	75%	80%	70%	75%	65%
Performing First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing First Lien Last Out Bank Loans	80%	70%	75%	65%	70%	60%
Performing Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Preferred	55%	45%	50%	40%	45%	35%

[1]

The above categories are intended to be indicative of the traditional investment types in a fully capitalized issuer. All determinations of whether a particular portfolio investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing.

Portfolio Investment[1]	Relevant Asset Coverage Ratio > 2.00:1:00		2.00:1:00 > Relevant Asset Coverage Ratio > 1.75:1.00		1.75:1:00 > Relevant Asset Coverage Ratio > 1.50:1.00
	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Equity
Performing Common Equity	30%	20%	25%	20%	20%	20%
Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing Venture Loans	40%	35%	35%	30%	30%	25%
Non-Performing First Lien Last Out Bank Loans	40%	40%	35%	35%	30%	30%
Non-Performing Second Lien Bank Loans	40%	40%	35%	35%	30%	30%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Non-Performing Preferred Equity	0%	0%	0%	0%	0%	0%
Non-Performing Common Equity	0%	0%	0%	0%	0%	0%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines, leases (excluding for purposes of this definition, residual payments in respect of any such lease) and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a loan or credit facility or lease agreement, as applicable.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person; provided, however, that trust certificates, preference shares, unrated subordinated notes, combination notes and other residual or equity interests of a Person whose primary business is investing in and/or purchasing loans or other financial assets shall not be considered “Capital Stock” to the extent that such Person finances the purchase of or investment in such loans or financial assets through the issuance of debt securities.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans and Second Lien Bank Loans as to which, at the time of determination, all of the interest on which is payable not less frequently than quarterly and for which not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly or quarterly period (as applicable) is payable in cash.

“Cash Pay Venture Loan” means First Lien Venture Loans as to which, at the time of determination, all of the interest on which is payable not less frequently than quarterly and for which not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly or quarterly period (as applicable) is payable in cash.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof, provided that any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan; provided, further, that any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan.

“First Lien Last Out Bank Loan” means a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to debt subordination and superpriority rights of other lenders following an event of default (such portion, a “last out” portion) provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan, provided, further that the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan) to EBITDA that does not exceed 5.25:1.00. An Obligor’s investment in the “last out” portion of a First Lien Last Out Bank Loan shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement. For the avoidance of doubt, an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan.

“First Lien Unitranche Bank Loan” means a First Lien Bank Loan with a ratio of first lien debt to EBITDA that exceeds 5.25:1.00, and where the underlying borrower does not also have a Second Lien Bank Loan outstanding.

“First Lien Venture Loan” means a Venture Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Junior Investments” means, collectively, Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination.

“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

“Non-Core Investments” means, collectively, Portfolio Investments in common equity, warrants, Non-Performing Bank Loans, Non-Performing High Yield Securities, Non-Performing Mezzanine Investments, Performing Non-Cash Pay High Yield Securities, Performing Preferred Equity, Performing Non-Cash Pay Mezzanine Investments and Performing Common Equity.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Loans, Non-Performing Second Lien Bank Loans and Non-Performing Venture Loans.

“Non-Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing Venture Loans” means Venture Loans other than Performing First Lien Venture Loans.

“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing First Lien Bank Unitranche Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Preferred Equity” means Preferred Stock other than Performing Preferred Equity.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof, after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Venture Loans” means First Lien Venture Loans which are Cash Pay Venture Loans and are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Preferred Equity” means Preferred Stock of an issuer that has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Cash Pay Bank Loans and are Performing.

“Permitted Prior Working Capital Lien” means, with respect to any borrower under a Bank Loan, a security interest to secure a revolving facility for such borrower and any of its subsidiaries; provided that (i) such Bank Loan has a second priority lien on the collateral that is subject to the first priority lien of such revolving facility (or a pari passu lien on such collateral where the revolving facility has a super-priority right of payment), (ii) such revolving facility is not secured by any other assets (other than a pari passu lien or a second priority lien, subject to the first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum outstanding amount of such revolving facility is not greater than the lower of (a) 1.0x EBITDA of the borrower under such Bank Loan, and (b) 20% of the outstanding amount of the associated First Lien Bank Loan.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Senior Debt Amount” means, on any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing First Lien Last Out Bank Loans, Performing First Lien Unitranche Loans and Performing First Lien Venture Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three months of the applicable date of determination.

~~“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.~~

“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12(b)(ii).

“Venture Loan” means a Portfolio Investment that is a “venture” loan and whose principal underlying collateral consists of an all asset lien (including accounts, inventory and equipment, where applicable) (subject to any “permitted liens” as defined in the applicable loan agreement for such Portfolio Investment or such comparable definition or provision if “permitted liens” is not defined therein) but with at least a negative pledge on the intellectual property, of an underlying obligor that is in the startup, R&D or early-stage commercial phase and whose principal business is in the bio-pharmaceutical, medical device, healthcare IT or Healthcare Services industries.

SECTION 5.14 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized in accordance with Section 2.09(a) and all LC Disbursements shall have been reimbursed (if the related Letters of Credit have not been so Cash Collateralized), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness in an aggregate amount that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) in the case of Secured Longer-Term Indebtedness, taken together with Indebtedness permitted under clauses (a) and (h) of this Section 6.01 does not exceed the Borrowing Base;

(c) Indebtedness existing or priced on the Amendment No. 1 Effective Date and set forth on Schedule 6.01;

(d) Other Permitted Indebtedness;

(e) Indebtedness of the Borrower to or from any other Obligor or Indebtedness of an Obligor to or from another Obligor;

(f) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h) Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness in an aggregate amount (determined at the time of the incurrence of such Indebtedness) not exceeding 5% of Shareholders’ Equity and that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) taken together with Indebtedness permitted under clause (a), and Secured Longer-Term Indebtedness permitted under clause (b), of this Section 6.01, does not exceed the Borrowing Base; provided, that Indebtedness under the ~~2022 Notes, 2022 Tranche C Notes, 2023 Notes, the~~ 2024 Notes, the 2025 Notes, the 2026 Notes, and the 2027 Notes shall not be included in the aggregate amount of Indebtedness counted against such 5% of Shareholders’ Equity;

(i) obligations (including Guarantees) in respect of Standard Securitization Undertakings; and

(j) Permitted SBIC Guarantees.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien on any property or asset of the Borrower existing on the Amendment No. 1 Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(d) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding the greater of (x) $50,000,000 and (y) an amount equal to 5% of Shareholders’ Equity, at any one time outstanding (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 10.03 of the Guarantee and Security Agreement), so long as at the time thereof the aggregate amount of Indebtedness permitted under clauses (a), (b) and (h) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Section 6.07(b);

(e) Permitted Liens; and

(f) Liens on the Borrower’s or a Subsidiary’s Equity Interests in any SBIC Subsidiary created in favor of the SBA.

SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to enter into any transaction of merger, consolidation, division or amalgamation or to liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, convey, sell, lease, transfer. divide or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash and dispositions of investments in connection with exits and work-outs (including assets abandoned for no consideration if the Borrower determines such assets have no value) in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clause (d) below, Portfolio Investments (to the extent not otherwise included in clause (x) of this Section).

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that (i) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing, (ii) if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving corporation;

(b) any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments to a Financing Subsidiary so long as (i) after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent; provided however, if the Borrowing Base is at least 150% of the Covered Debt Amount as of the last day of the monthly accounting period ending immediately prior to such sale, transfer or disposition, as evidenced in the Borrowing Base Certificate most recently delivered by the Borrower pursuant to Section 5.01(d), then the certificate of a Financial Officer referred to in this clause (i) shall be delivered no later than the last day of the calendar month in which such sale, transfer or disposition occurs, and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such sale, transfer or other disposition is not diminished as a result of such sale, transfer or other disposition or (y) the Gross Borrowing Base immediately after giving effect to such sale, transfer or other disposition is at least 110% of the Covered Debt Amount;

(e) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing and provided that (i) if any such transaction shall be between the Borrower and another Person, the Borrower shall be the continuing or surviving corporation, (ii) if any such transaction shall be between a wholly-owned Subsidiary Guarantor and another Person (other than the Borrower), a wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between a Subsidiary Guarantor and another Person (other than the Borrower or a wholly-owned Subsidiary Guarantor), a Subsidiary Guarantor shall be the continuing or surviving corporation;

(f) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $25,000,000 in any fiscal year; and

(g) the Borrower or the other Obligors may dissolve or liquidate (i) any Subsidiary that does not own, legally or beneficially, assets which in aggregate have a value of $500,000 or more at such time of dissolution or liquidation or (ii) any SBIC Subsidiary, provided that no portion of any Indebtedness or any other obligations (contingent or otherwise) of such SBIC Subsidiary (A) is, or would as a result of dissolution or liquidation hereunder become, recourse to or obligate the Borrower or any other Obligor (other than any SBIC Subsidiary) in any way, or (B) subjects, or would as a result of dissolution or liquidation hereunder subject, any property of the Borrower or any other Obligor (other than any SBIC Subsidiary) to the satisfaction of such Indebtedness.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c) Hedging Agreements entered into in the ordinary course of the Borrower’s and its Subsidiaries’ financial planning and not for speculative purposes;

(d) Portfolio Investments by the Borrower and its Subsidiaries, provided that, (i) such Portfolio Investments are permitted under the Borrower’s Investment Policies and (ii) such Portfolio Investments are permitted under the provisions of the Investment Company Act;

(e) Investments in Financing Subsidiaries to the extent permitted by Section 6.03(d); and

(f) additional Investments up to but not exceeding an amount in the aggregate at any time outstanding equal to $50,000,000 minus the aggregate value of assets owned by all Immaterial Subsidiaries, legally or beneficially, or directly or indirectly.

For purposes of clause (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a) dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;

(b) dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to (i) reduce to zero for such taxable year or for the previous taxable year, its investment company taxable income (within the meaning of section 852(b)(2) of the Code) and reduce to zero the tax imposed by section 852(b)(3) of the Code, and (ii) avoid federal excise taxes for such taxable year or for the previous taxable year imposed by section 4982 of the Code;

(c) dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:

(i) no Default shall have occurred and be continuing; and

(ii) the aggregate amount of Restricted Payments made during any taxable year of the Borrower after the date hereof under this clause (c) shall not exceed the sum of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year.

(d) other Restricted Payments so long as (i) on the date of such Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Gross Borrowing Base and (y) no Default shall have occurred and be continuing and (ii) on the date of such other Restricted Payment the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after giving effect to such Restricted Payment. For purposes of preparing such Borrowing Base Certificate, (A) the Value of Portfolio Investments for which market quotations are readily available shall be the most recent quotation available for such Portfolio Investment and (B) the Value of Portfolio Investments for which market quotations are not readily available shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d); provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property by any Obligor; provided that, the foregoing shall not apply to (i) indentures, agreements, instruments or other agreements pertaining to other Indebtedness permitted hereunder so long as it is not, in the Borrower’s good faith judgment, more restrictive or burdensome in respect of the foregoing activities than the Loan Documents (provided that, in any event, such restrictions would not adversely affect the exercise of rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or under the Security Documents or impair the rights or ability of any Obligor in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other agreements pertaining to any lease, sale or other disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset so long as the applicable restrictions only apply to the assets subject to such lease, sale, other disposition or Lien.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 33% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $~~550,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Effective Date; provided that, following any consummation of a merger of SLR Senior Investment Corp. into the Borrower (in accordance with the terms and provisions of this Agreement and the other Loan Documents), the minimum Shareholder’s Equity referred to in this clause (ii) shall be $~~650,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Effective Date.

(b) Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time, calculated in accordance with U.S. GAAP.

SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, enter into any material transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that, affiliate transactions that are expressly permitted to be undertaken by a business development company under the Investment Company Act and the rules and regulations promulgated thereunder will be deemed to be in the ordinary course of business for purposes of this Section 6.08, (b) transactions between or among the Borrower and its Subsidiaries, (c) Restricted Payments permitted by Section 6.05, (d) the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule IV, (f) any Investment that results in the creation of an Affiliate, (g) Permitted Directing Body-Approved Affiliate Transactions; and (h) transactions between or among the Obligors and any SBIC Subsidiary at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties.

SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11. Modifications of Longer-Term Documents. Without the prior consent of the Administrative Agent (with the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of:

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term

Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement) or

(b) any of the Affiliate Agreements (other than in connection with any Permitted Directing Body-Approved Affiliate Transaction), unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.12. Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than the refinancing of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness, (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.10(c), (c) payments and prepayments of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with the proceeds of any offer and sale of equity interests of the Borrower, or (d) other payments and prepayments so long as at the time of and immediately after giving effect to such payment, (i) no Default shall have occurred and be continuing and (ii) if such payment were treated as a “Restricted Payment” for the purposes of determining compliance with Section 6.05(d), such payment would be permitted to be made under Section 6.05(d).

SECTION 6.13. Immaterial Subsidiaries. The Borrower will not permit the aggregate value of assets owned by all Immaterial Subsidiaries, legally or beneficially, or directly or indirectly, to exceed $20,000,000.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) subject as provided in clause (e) hereof, the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the Commitment Termination Date;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 2.19(b)(ii)(A), Section 5.03 (with respect to the Borrower’s existence) or Section 5.08(a), 5.09 (with respect to the penultimate sentence thereof) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Sections 5.01(d) and (e) or 5.02 and such failure shall continue unremedied for a period of five (5) or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;

(e) a Borrowing Base Deficiency shall occur and continue unremedied for a period of five (5) or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which 30-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided further, such 30-Business Day period shall be extended to a 45-Business Day period solely to the extent as provided in Section 2.10(c) in order to cure any failure to satisfy Section 5.13(a)(vi);

(f) the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace periods;

(h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (after giving effect to any applicable grace periods); provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days following the entry of such judgment during which execution shall not be effectively stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing reasonably acceptable to the Required Lenders or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC) shall cease to be the investment advisor for the Borrower;

(p) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice thereof from the Administrative Agent;

(q) except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower; or

(r) the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Appointment and Authority. Each Lender Party hereby irrevocably appoints Citibank, N.A. as its administrative agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the first sentence of Section 8.06(a)) are solely for the benefit of the Administrative Agent and the Lender Parties, and neither the Borrower nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.02. Administrative Agent Individually. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not the Administrative Agent, and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as a financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

(b) Each Lender Party understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article VIII as “Activities”) and may engage in the Activities with or on behalf of one or more of the Obligors or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Obligors and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Obligor or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Obligors or their Affiliates.

Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor or any Affiliate of any Obligor) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(c) Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Obligors and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Obligors or their Affiliates) or for its own account.

SECTION 8.03. Duties of Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 or Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Security Documents or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any other Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lender Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower and the Lender Parties that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor

Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Borrower and the Lender Parties otherwise, also act to relieve such Person and its Affiliates of any obligation to advance Swingline Loans or consider issuing new, or extending existing, Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swingline Lender shall enter into an Assignment and Assumption and acquire from the retiring Swingline Lender each outstanding Swingline Loan of such retiring Swingline Lender for a purchase price equal to par plus accrued interest and (iv) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Bank and outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank and/or any Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or Swingline Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice); provided that such resignation by the Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Bank; and provided, further, that such resignation by any Swingline Lender will have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lender Parties. (a) Each Lender Party confirms to the Administrative Agent, each other Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower and each other Obligor;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender Party or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

SECTION 8.08. Removal of Administrative Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.02) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld), appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date thirty (30) Business Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

SECTION 8.09. No Other Duties. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Lead Bookrunner, Joint Lead Arranger, Lead Arranger, or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender Party hereunder.

SECTION 8.10. Trust Indenture Act. In the event that Citibank, N.A. or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Obligor, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of such Obligor hereunder or under any other Loan Document by or on behalf of Citibank, N.A. in its capacity as the Administrative Agent for the benefit of any Lender Party under any Loan Document (other than Citibank, N.A. or an Affiliate of Citibank, N.A.) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 8.11. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower (or any Affiliate of the Borrower) for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

SECTION 8.12. Collateral Agent. Each Lender Party hereby confirms the appointment of the Collateral Agent pursuant to Article 9 of the Guarantee and Security Agreement. All rights, protections and immunities granted to the Collateral Agent in the Guarantee and Security Agreement are hereby incorporated as if fully set forth herein.

SECTION 8.13. Treatment of Non-Extending Lender Loans. The Administrative Agent may treat any Loans and Revolving Credit Exposure of the Non-Extending Lenders that are outstanding at any time after the Amendment No. 1 Existing Commitment Termination Date or the Amendment No. 3 Existing Commitment Termination Date, as applicable, as a distinct Class of Loans and Revolving Credit Exposure from any outstanding Commitments, Loans and Revolving Credit Exposure of the Extending Lenders; provided that any such treatment is solely for administrative purposes and will not affect any Lender’s rights or obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications.

(a) Notices Generally. (i) All notices, demands, requests, consents, and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(A) if to the Borrower, to it at 500 Park Avenue, New York, NY 10022, Attention of Chief Financial Officer, (Telecopy No. 212-994-8545; Telephone No. 212-993-1660; email rpeteka@slrcp.com);

(B) if to the Administrative Agent, to Citibank, N.A., 1615 Brett Road, New Castle, Delaware 19720, Attention of ~~Benjamin Preston (Telecopy No. 212-994-0961; Telephone No. 302- 323-3689; email global.loans.support@citi.com (CC: benjamin.preston~~Shane Tolliver (email: global.loans.support@citi.com, cc: shane.tolliver@citi.com)~~)~~;

(C) if to the Issuing Bank, to Citibank, N.A., 1615 Brett Road, New Castle, Delaware 19720, Attention of ~~Benjamin Preston (Telecopy No. 212-994-0961; Telephone No. 302- 323-3689; email global.loans.support@citi.com (CC: benjamin.preston~~GCIB IN US Standby Team (email: us.standby@citi.com)~~)~~;

(D) [Additional Issuing Bank notice information to be provided];

(E) ~~(D)~~ if to a Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

(F) ~~(E)~~ if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swingline Lenders, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(ii) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Article II to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a)(i); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

(iii) Notwithstanding clauses (i) and (ii) (unless the Administrative Agent requests that the provisions of clause (i) and (ii) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Obligors shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (iii) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Obligor in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

(b) Posting of Electronic Communications. (i) Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on Debt Domain™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic

Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Obligor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Obligor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(iv) Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby, or

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or each Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure, Term Loans and unused Commitments will be required (A) for any adverse change affecting the provisions of this Agreement relating to the determination of the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

(c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to a Commitment Increase under Section 2.08(e)) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented (and each Lender hereby consents to and authorizes the Administrative Agent and/or the Collateral Agent, as applicable, to enter into, any agreement, instrument or document acceptable to the Administrative Agent and/or the Collateral Agent, as applicable, that is necessary to terminate any Security Document that (x) exclusively covers property which is released from a Lien in accordance with the foregoing, (y) exclusively covers property which property has become subject to the Lien of the Lenders pursuant to another Security Document acceptable to the Administrative Agent or (z) no longer covers any Collateral) and (2) release from the Guarantee and Security Agreement any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) that is designated as a Financing Subsidiary in accordance with this Agreement or which ceases to be consolidated on the Borrower’s financial statements and is no longer required to be a Subsidiary Guarantor, so long as (A) after giving effect to any such release under this clause (2) (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Gross Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount and (C) no Event of Default has occurred and is continuing.

(d) Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(e) Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the Borrower has obtained the consent of the Required Lenders but the consent of one or more Lenders (each a “Non-Consenting Lender”) whose consent is required for such change, waiver, discharge or termination is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all documented costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any (i) fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) and (ii) any fees, costs and expenses incurred in accordance with Section 5.06(b), collectively in an aggregate amount in excess of $ 200,000 in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or (ii) a claim against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if a final and nonappealable judgment against such Indemnitee has been obtained from a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, any Issuing Bank or any Swingline Lender or any Related Party of the foregoing under paragraph (a) or (b) of this Section or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) or the fees, costs and expenses incurred in accordance with Section 5.06(b) exceed the IVP Supplemental Cap for any 12-month period, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent), the Collateral Agent, such Issuing Bank or such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent, any such Issuing Bank or any such Swingline Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in this Agreement or the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Approved Fund or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice is delivered by the applicable Lender to the Borrower in accordance with Section 9.01(a)(ii)(i); and

(B) the Administrative Agent, each Swingline Lender and the Issuing Bank.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender or an Approved Fund), for which the Borrower and the Subsidiary Guarantors shall not be obligated;

(D) the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) no such assignment will be made to any Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender; and

(F) no such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(iv) Defaulting Lender Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lenders and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in the applicable Class. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Maintenance of Registers by Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Issuing Bank, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Participations. Any Lender may, without the consent of the Borrower, sell participations to one or more regulated banking institutions or insurance companies or any Affiliate of a Lender and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to one or more other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) the consent of the Borrower shall not be required if such Participant does not have the right to receive any non-public information that may be provided pursuant to this Agreement (and the Lender selling such participation agrees with the Borrower at the time of the sale of such participation that it will not deliver such non-public information to the Participant), (ii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder.

(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable

Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

(h) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitments or any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swingline Lenders and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Lenders and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurances Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which the Administrative Agent, any Lender Party or any of its respective Affiliates may be a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided that, unless an Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the disclosure of any Information to a potential assignee or Participant that is not a regulated banking institution or insurance company, or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the obligations hereunder or to the Borrower and its obligations under this Agreement or payments hereunder, (iii) to any rating agency when required by it, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Affiliates, (i) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization, (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, (l) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a Securitization or (m) in connection with any pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender permitted by Section 9.04(i). For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14. USA Patriot Act. Each of the Administrative Agent and each Lender hereby notifies the Obligors that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow it to identify the Obligors in accordance with the Patriot Act.

SECTION 9.15. Existing Agreements. On the Effective Date and in connection with the execution of this Agreement, (i) each Lender in its capacity, as applicable, as a “Lender” under the June 2012 Credit Agreement (each, ~~an~~a “June 2012 Existing Lender”) hereby authorizes and directs the “Administrative Agent” under the June 2012 Credit Agreement to execute and deliver the Payoff Letter attached hereto as Exhibit F on its behalf in its capacity as ~~an~~a June 2012 Existing Lender. In addition, (i) each June 2012 Existing Lender (constituting “Required Lenders” as defined in the June 2012 Credit Agreement) hereby consents to the amendments contemplated by the Guarantee and Security Agreement authorizes and directs the “Administrative Agent” under the June 2012 Credit Agreement to execute and deliver the Guarantee and Security Agreement and (ii) each June 2012 Existing Lender hereby acknowledges that, upon the effectiveness of this Agreement and the Guarantee and Security Agreement, the Liens securing the obligations of the Borrower under the June 2012 Credit Agreement shall be of no further force and effect and that each June 2012 Existing Lender shall cease to constitute Secured Parties (as defined in the Guarantee and Security Agreement).

SECTION 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties thereto, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.17. German Bank Separation Act. Solely for so long as Deutsche Bank AG New York Branch, or any Affiliate thereof, is a Lender, if any such Lender is subject to the GBSA (as defined below) (any such Lender, a “GBSA Lender”) and such GBSA Lender shall have determined in good faith (based on advice of counsel (including in-house counsel)), which determination shall be made in consultation with the Borrower subject to the terms hereof) that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (the “GBSA”), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements, Commitments and/or Loans to an Affiliate or other third party), then, and in any such event, such GBSA Lender shall give written notice to the Borrower and the Administrative Agent of such determination (which written notice shall include a reasonably detailed explanation of such illegality, prohibition or unlawfulness, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Initial Notice”), whereupon until the fifth Business Day after the date of such GBSA Initial Notice, such GBSA Lender shall use commercially reasonable efforts to transfer to the extent permitted under applicable law such arrangements, Commitments and/or Loans to an Affiliate or other third party in accordance with Section 9.04. If no such transfer is effected in accordance with the preceding sentence, such GBSA Lender shall give written notice thereof to the Borrower and the Administrative Agent a (“GBSA Final Notice”), whereupon (i) all of the obligations of such GBSA Lender shall become due and payable, and the Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon and all other amounts due and payable to the GBSA Lender, on the fifth Business Day immediately after the date of such GBSA Final Notice (the “Initial GBSA Termination Date”) and, for the avoidance of doubt, such repayment shall not be subject to the terms and conditions of Section 2.17(c) or (d) to the extent that there are no outstanding amounts then due and payable to the other Lenders on such fifth Business Day and (ii) the Commitment of such GBSA Lender shall terminate on the Initial GBSA Termination Date; provided that, notwithstanding the foregoing, if, prior to such Initial GBSA Termination Date, the Borrower and/or the Administrative Agent in good faith reasonably believes that there is a mistake, error or omission in the grounds used to determine such illegality, prohibition or unlawfulness under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then the Borrower and/or the Administrative Agent, as applicable, may provide written notice (which written notice shall include a reasonably detailed explanation of the basis of such good faith belief, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Consultation Notice”) to that effect, at which point the obligations owed to such GBSA Lender hereunder and under the Loans shall not become due and payable, and the Commitments of such GBSA Lender shall not terminate, until the Business Day immediately following the tenth Business Day immediately after the Initial GBSA Termination Date (the period from, and including, the date of the GBSA Consultation Notice until the tenth Business Day immediately thereafter being the “GBSA Consultation Period”). In the event that the Borrower and/or the Administrative Agent, as applicable, and such GBSA Lender cannot in good faith reasonably agree during the GBSA Consultation Period whether the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Commitments of such GBSA Lender shall terminate, on the Business Day immediately following the last day of such GBSA Consultation Period. Notwithstanding anything to the contrary contained herein, no part of the proceeds of any extension of credit hereunder will be used to pay any GBSA Lender or otherwise satisfy any obligation under this Section 9.17. To the extent that any LC Exposure exists at the time a GBSA Lender’s Commitments are cancelled and its obligations under the Loan Documents are repaid in full, such LC Exposure shall be reallocated as set forth in Section 2.17 treating for purposes hereof each Lender (other than any GBSA Lender) as a non-Defaulting Lender for purposes of such reallocation and treating the GBSA Lender as a Defaulting Lender solely for such purposes.

[Remainder of page intentionally left blank]

Exhibit B

[See Attached]

Conformed Version

SENIOR SECURED CREDIT AGREEMENT

dated as of

August 28, 2019

(as amended December 28, 2021, March 11, 2022, and August 16, 2024)

among

SLR INVESTMENT CORP.

(formerly known as SOLAR CAPITAL LTD.),

CITIBANK, N.A.,

as Administrative Agent

The LENDERS Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

$735,000,000

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A., and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Bookrunners and Joint Lead Arrangers

i

ANNEX A	–	Approved Third Party Appraisers

SCHEDULE I	–	Commitments
SCHEDULE II	–	Material Agreements and Liens
SCHEDULE III	–	Investments
SCHEDULE IV	–	Transactions with Affiliates
SCHEDULE V	–	Moody’s Industry Classification Group List
SCHEDULE VI	–	Approved Dealers and Approved Pricing Services
SCHEDULE 2.09	–	Amortization Schedule
SCHEDULE 3.12(a)	–	Subsidiaries
SCHEDULE 6.01	–	Existing Indebtedness

EXHIBIT A	–	Form of Assignment and Assumption
EXHIBIT B	–	Form of Guarantee and Security Agreement
EXHIBIT C	–	Form of Borrowing Base Certificate
EXHIBIT D-1	–	Form of Foreign Lender U.S. Tax Compliance Certificate
(Foreign Lenders Non-Partnerships)
EXHIBIT D-2	–	Form of Foreign Lender U.S. Tax Compliance Certificate
(Foreign Participants Non-Partnerships)
EXHIBIT D-3	–	Form of Foreign Lender U.S. Tax Compliance Certificate
(Foreign Participants Partnerships)
EXHIBIT D-4	–	Form of Foreign Lender U.S. Tax Compliance Certificate
(Foreign Lenders Partnerships)
EXHIBIT E	–	Form of Solvency Certificate
EXHIBIT F	–	Form of Payoff Letter

SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) dated as of August 28, 2019, among SLR INVESTMENT CORP. (formerly known as SOLAR CAPITAL LTD.), a Maryland corporation, CITIBANK, N.A., as Administrative Agent, the LENDERS and ISSUING BANK party hereto, and JPMORGAN CHASE BANK, N.A., as Syndication Agent.

PRELIMINARY STATEMENTS

(1) The Borrower, certain of the Lenders, the Issuing Bank and the Administrative Agent are parties to the Senior Secured Credit Agreement, dated as of June 29, 2012 (as amended, supplemented or otherwise modified from time to time through the Effective Date (as defined below), the “June 2012 Credit Agreement”) under which such Lenders provided (a) a revolving credit facility in the aggregate principal amount of $450,000,000 for the making of Syndicated Loans to the Borrower, (b) a term loan credit facility in the aggregate principal amount of $35,000,000 for the making of a Term Loan to the Borrower, (c) a swingline credit facility in the aggregate principal amount of $80,000,000 for the making of Swingline Loans to the Borrower, and (d) a Letter of Credit facility for the account of the Borrower, and in each case, such Lenders are prepared to replace the June 2012 Credit Agreement in its entirety upon the terms and conditions hereof.

(2) Subject to the terms hereof, (a) the Syndicated Lenders agree to provide a revolving credit facility in the aggregate principal amount of $470,000,000 for the making of Syndicated Loans to the Borrower, (b) the initial Term Loan Lenders agree to make Term Loans on the Effective Date in the aggregate principal amount of $75,000,000, (c) the Swingline Lenders agree to provide a swingline credit facility in the aggregate principal amount of $80,000,000 for the making of Swingline Loans to the Borrower, and (d) the Issuing Bank agrees to consider issuing Letters of Credit (in its sole and absolute discretion and subject to the terms and provisions of Section 2.05) for the account of the Borrower, in each case, on the terms and provisions set forth herein.

(3) Subject to the terms hereof, the Borrower shall use the proceeds of the initial Syndicated Loans hereunder and the proceeds of the Term Loan to refinance all outstanding obligations of the Borrower under the June 2012 Credit Agreement.

(4) By their execution hereof, the Lenders have agreed to make Syndicated Loans, the Term Loan and Swingline Loans to the Borrower and to acquire participations in Letters of Credit that the Issuing Bank has agreed to issue in its discretion in accordance with Section 2.05, as applicable, in the amounts and on the terms and provisions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2024 Notes” means the Borrower’s Series 2016D Tranche A Senior Notes due 2024 issued pursuant to the Third Supplement to Note Purchase Agreement, dated as of December 18, 2019, as amended in an aggregate outstanding principal amount of $125,000,000 on the Amendment No. 3 Effective Date.

“2025 Notes” means the Borrower’s senior unsecured notes due 2025 issued pursuant to the Note Purchase Agreement, dated as of March 31, 2020, among SLR Senior Investment Corp. and certain institutional investors, as amended, and assumed by the Borrower pursuant to an assumption agreement in connection with the acquisition by the Borrower of SLR Senior Investment Corp., in an aggregate outstanding principal amount of $85,000,000 on the Amendment No. 3 Effective Date.

“2026 Notes” means the Borrower’s Series 2016D Tranche B Senior Notes due 2026 issued pursuant to the Third Supplement to Note Purchase Agreement, dated as of December 18, 2019, as amended, in an aggregate outstanding principal amount of $75,000,000 on the Amendment No. 3 Effective Date.

“2027 Notes” means the Borrower’s (a) Series 2016E Senior Notes due 2027 issued under that certain Fourth Supplement to Note Purchase Agreement, dated as of September 14, 2021, as amended, in an aggregate outstanding principal amount of $50,000,000 on the Amendment No. 3 Effective Date and (b) Series 2016F Senior Notes due 2027 to be issued under that certain Fifth Supplement to Note Purchase Agreement, to be dated as of January 6, 2022, as amended, in an aggregate principal amount of $135,000,000 on the Amendment No. 3 Effective Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Portfolio Investments held by the Obligors (excluding any Cash held by the Administrative Agent pursuant to Section 2.05(k)).

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

2

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13(c).

“Affected Currency” has the meaning assigned to such term in Section 2.13.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Affiliate Agreements” means, collectively, (a) the Management Agreement, (b) the Amended and Restated Administration Agreement, dated as of October 29, 2013, between the Borrower and SLR Capital Management, LLC (formerly known as Solar Capital Management, LLC), and (c) the First Amended and Restated Trademark License Agreement, dated as of February 25, 2021, between the Borrower and SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC).

“Agreed Foreign Currency” means, at any time, Euros, Sterling, Canadian Dollars and, with the agreement of each Multicurrency Lender and the Administrative Agent, any other Foreign Currency, so long as, in respect of any such specified Foreign Currency or other Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market or in the relevant local market, if applicable, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London interbank deposit market or in the relevant local market, if applicable and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate for such day plus 1/2 of 1% and (c) Term SOFR for Dollars for an Interest Period of one (1) month in effect on such date (taking into account any applicable floor set forth in the definition of “Eurocurrency Base Rate”) plus 1%. Any

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change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Term SOFR, as the case may be.

“Alternative Currency” means each of Canadian dollars, Euros and Sterling.

“Amendment No. 1 Effective Date” means December 28, 2021.

“Amendment No. 1 Existing Commitment Termination Date” means August 28, 2023.

“Amendment No. 1 Existing Maturity Date” means August 28, 2024.

“Amendment No. 1 Non-Extending Lender” means any Lender that was not an Extending Lender on the Amendment No. 1 Effective Date as indicated on Schedule I and which has not subsequently agreed to become an “Extending Lender”.

“Amendment No. 3 Effective Date” means August 16, 2024.

“Amendment No. 3 Existing Commitment Termination Date” means December 28, 2025.

“Amendment No. 3 Existing Maturity Date” means December 28, 2026.

“Amendment No. 3 Non-Extending Lender” means any Existing Lender that is not an Extending Lender on the Amendment No. 3 Effective Date as indicated on Schedule I and which has not subsequently agreed to become an “Extending Lender”.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, the UK Bribery Act 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Obligor and its Affiliates concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any applicable requirement of law related to money laundering or financing terrorism including the Patriot Act, the Trading with the Enemy Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended) and the Anti-Terrorism Order.

“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended and in effect from time to time.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

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“Applicable Financial Statements” means, as at any date, the most-recent audited financial statements of the Borrower delivered to the Lenders, provided that if immediately prior to the delivery to the Lenders of new audited financial statements of the Borrower a Material Adverse Change (the “Pre-existing MAC”) shall exist (regardless of when it occurred), then the “Applicable Financial Statements” as at said date means the Applicable Financial Statements in effect immediately prior to such delivery until such time as the Pre-existing MAC shall no longer exist.

“Applicable Margin” means,

(a) (i) with respect to any Amendment No. 1 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.00% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 2.00% per annum, (ii) with respect to any Amendment No. 3 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.75% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 1.75% per annum, and (iii) with respect to any Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is equal to or greater than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.75% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 1.75% per annum; and

(b) (i) with respect to any Amendment No. 1 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.25% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 2.25% per annum, (ii) with respect to any Amendment No. 3 Non-Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 1.00% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 2.00% per annum and (iii) with respect to any Extending Lender, if the Gross Borrowing Base (as of the most recently delivered Borrowing Base Certificate) is less than 1.85 times the Covered Debt Amount (as of the most recently delivered Borrowing Base Certificate), (1) with respect to any ABR Loan, 0.875% per annum, and (2) with respect to any Term SOFR Loan, Eurocurrency Loan, SONIA Loan or Term CORRA Loan, 1.875% per annum.

Any change in the Applicable Margin due to a change in the ratio of the Gross Borrowing Base to the Covered Debt Amount as set forth in any Borrowing Base Certificate shall be effective from and including the day immediately succeeding the date of delivery of such Borrowing Base Certificate; provided that (x) if any Borrowing Base Certificate has not been delivered in accordance with Section 5.01(d), then from and including the day immediately succeeding the date

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on which such Borrowing Base Certificate was required to be delivered, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above, to and including the date on which the required Borrowing Base Certificate is delivered and (y) at any time that an Event of Default has occurred and is continuing to but excluding the date on which such Event of Default shall cease to be continuing, the Applicable Margin shall be the Applicable Margin set forth in clause (b) above.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Dollar Commitments, Multicurrency Commitments and Term Loans represented by such Lender’s Dollar Commitments, Multicurrency Commitments and Term Loans. If the Dollar Commitments and/or Multicurrency Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Dollar Commitments and/or Multicurrency Commitments most recently in effect, giving effect to any assignments.

“Approved Dealer” means (a) in the case of any Portfolio Investment that is not a U.S. Government Security, a bank or broker- dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof, (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities and (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing or an Affiliate thereof, in the case of each of clauses (a), (b) and (c) above, as set forth on Schedule VI or any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Electronic Communication” means each Communication that any Obligor is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Obligor to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (a) any Borrowing Request, Letter of Credit request, Swingline Loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (b) any notice pursuant to Section 2.10(a), (b), (c), or (d) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (c) all notices of any Default or Event of Default and (d) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

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“Approved Electronic Platform” has the meaning specified in Section 9.01(b).

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Pricing Service” means a pricing or quotation service as set forth on Schedule VI or any other pricing or quotation service approved by the Directing Body and designated in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body that such pricing or quotation service has been approved by the Borrower).

“Approved Third-Party Appraiser” means any Independent third-party appraisal firm designated by the Borrower in writing to the Administrative Agent (which designation shall be accompanied by a copy of a resolution of the Directing Body that such firm has been approved by the Borrower for purposes of assisting the Directing Body in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of the Investment Company Act). It is understood and agreed that, so long as the same are Independent third-party appraisal firms approved by the Directing Body, the entities set forth on Annex A shall be deemed to be Approved Third-Party Appraisers.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the Value of total assets of the Borrower and its Subsidiaries, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Borrower and its Subsidiaries, to (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries. For the purposes of calculating the Asset Coverage Ratio, Indebtedness of an SBIC Subsidiary outstanding as of the date of such calculation shall be excluded from the calculation of Asset Coverage Ratio to the extent and in the manner that such Indebtedness may be excluded from the asset coverage requirements of sections 18(a) and 61(a) of the Investment Company Act pursuant to an effective exemptive order issued by the US Securities and Exchange Commission.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.08(e).

“Available Tenor” shall mean, as of any date of determination and with respect to any then- current Benchmark for any Currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

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“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, Term SOFR, (ii) with respect to amounts denominated in Sterling, SONIA, (iii) with respect to any amounts denominated in Euros, the EURIBO Rate, and (vii) with respect to amounts denominated in Canadian Dollars, Term CORRA; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to Section 2.13, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of: (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); and

(b) the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable Currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with

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the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means SLR Senior Investment Corp. (formerly known as Solar Capital Ltd.), a Maryland corporation.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Term ABR Loans made, converted or continued on the same date, (c) in the case of a Term SOFR Borrowing, Eurocurrency Borrowing, SONIA Borrowing or a Term CORRA Borrowing, having the same Interest Period made by the Lenders, and/or (d) any Swingline Loan.

“Borrowing Base” has the meaning assigned to such term in Section 5.13(a).

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit C and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Syndicated Borrowing or a Term Borrowing, as the case may be, in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Term CORRA Borrowing, the term “Business Day” shall also exclude any day which is a holiday (as defined in the Interpretation Act (Canada)) in Toronto, Ontario and any other day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet or statement of assets and liabilities, as applicable, of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars which is a freely convertible currency.

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“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Bank and the Swingline Banks (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a) U.S. Government Securities, in each case maturing within three (3) months from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency, provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s; and

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) a bank or broker-dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A 1 from S&P and at least P 1 from Moody’s, provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities or repurchase agreements) shall not include any such investment of more than 10% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or an Agreed Foreign Currency.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than SLR Capital Partners, LLC (formerly known as Solar Capital Partners, LLC), the Managing Member or any of their respective Affiliates, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b)

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during any period of 24 consecutive months, a majority of (b) the members of the Directing Body cease to be composed of individuals (i) who were members of the Directing Body on the first day of such period, (ii) whose election or nomination to the Directing Body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Directing Body or (iii) whose election or nomination to the Directing Body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Directing Body; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than SLR Capital Partners, LLC (formerly known as Solar Capital Partners, LLC), the Managing Member or any of their respective Affiliates.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Dollar Loans, Syndicated Multicurrency Loans, Term Loans, Swingline Dollar Loans or Swingline Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender, a Multicurrency Lender or a Term Lender; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment, Multicurrency Commitment or Term Commitment. The “Class” of a Letter of Credit refers to whether such Letter of Credit is a Dollar Letter of Credit or a Multicurrency Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means Citibank, N.A. in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Collateral and Guarantee Requirement” means, at any time and with respect to any Obligor, the requirement that:

(a) the Administrative Agent shall have received from such Obligor either (i) a counterpart of the Guarantee and Security Agreement duly executed and delivered on behalf of

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such Obligor or (ii) in the case of any Person that becomes an Obligor after the Effective Date, a supplement to the Guarantee and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Obligor;

(b) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded with respect to such Obligor to create the Liens intended to be created by the Guarantee and Security Agreement on the property of such Obligor and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(c) such Obligor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(d) within thirty (30) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties (as defined in the Guarantee and Security Agreement), of counsel for the Obligors reasonably acceptable to the Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request with respect to such Obligor (excluding, in any event, as to the priority of any Liens).

“Collateral Pool” means, at any time, each Portfolio Investment that has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent and is subject to the Lien of the Guarantee and Security Agreement, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein and in which the Collateral Agent has a first-priority perfected Lien as security for the Secured Obligations (subject to any Lien permitted by Section 6.02 hereof), provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied in full within 7 days of such inclusion.

“Combined Debt Amount” means, as of any date, (i) the aggregate amount of the Dollar Commitments and the Multicurrency Commitments as of such date (or, if greater, the Revolving Credit Exposures of all Lenders as of such date) plus (ii) the aggregate outstanding amount of Term Loans as of such date plus (iii) the aggregate amount of outstanding Designated Indebtedness.

“Commitment Increase” has the meaning assigned to such term in Section 2.08(e).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.08(e).

“Commitment Termination Date” means the fourth anniversary of the Amendment No. 3 Effective Date.

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“Commitments” means, collectively, the Dollar Commitments, the Multicurrency Commitments and the Term Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Obligor or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Connection Income Taxes” means Other Connection Income Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means any entity which (a) is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) or (b) substantially all the assets of which consist of equity or debt in entities described in clause (a) of this definition.

“Convertible Debt” means unsecured Indebtedness that is convertible into Equity Interests of the Borrower and/or settled through the payment of Cash (which may be guaranteed by any or all of the Subsidiary Guarantors).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Covered Debt Amount” means, on any date, the sum of (a) all of the Revolving Credit Exposures of all Lenders on such date plus (b) the outstanding principal amount of Term Loans on such date plus (c) the aggregate amount of Other Covered Indebtedness on such date plus (d) from the date that is nine months prior to the maturity date of any Unsecured Longer-Term Indebtedness that matures less than six months after the Maturity Date, the outstanding amount of any such Unsecured Longer-Term Indebtedness minus (e) the LC Exposures fully cash collateralized on such date pursuant to Section 2.05(k); provided, that the aggregate principal amount of (i) the 2024 Notes, (ii) the 2025 Notes, (iii) the 2026 Notes, and (iv) the 2027 Notes, shall, in each case, be excluded from the calculation of the Covered Debt Amount to the extent then outstanding, until the date that is nine (9) months prior to the scheduled maturity date of such notes.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Currency” means Dollars or any Foreign Currency.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means at any time, subject to Section 2.19(e), (a) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuing Bank in respect of an unreimbursed LC Disbursement, make a payment to any Swingline Lender in respect of a Swingline Loan or make any other payment due hereunder (each, a “funding obligation”) (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied), (b) any Lender that has notified the Administrative Agent, the Borrower, the Issuing Bank or any Swingline Lender in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) any Lender that has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar financing agreement, (d) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (d) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (e) any Lender with respect to which a Lender Insolvency Event or a Bail-In Action has occurred and is continuing with respect to such Lender or its Parent Company (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.19(b) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of

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clauses (a) through (e) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.19(e)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lenders and the Lenders.

“Directing Body” means the Borrower’s Board of Directors.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Commitment is set forth on Schedule I, in the agreement described in Section 2.08(e)(ii)(B) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Commitments as of the Effective Date is $50,000,000.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two (2) Business Days later.

“Dollar LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar LC Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

“Dollar Lender” means the Persons listed on Schedule I as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto as a Dollar Lender pursuant to an Assignment and Assumption.

“Dollar Letters of Credit” means Letters of Credit that utilize the Dollar Commitments.

“Dollar Loan” means a Syndicated Loan or a Swingline Loan denominated in Dollars.

“Dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary, unusual or non-recurring gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment)) for the relevant period plus, without duplication, the following to the extent deducted in calculating such consolidated net income in the relevant agreement relating to the applicable Portfolio Investment for such period:

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(i) consolidated interest charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is or was treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than for premiums due but not delinquent under Section 4007 of ERISA); (e) a determination that any Plan

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is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i) of ERISA); (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a “complete withdrawal” or “partial withdrawal” (as such terms are defined in Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Borrower or any ERISA Affiliate or a determination that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA) or in “endangered or critical status” within the meaning of Section 305 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, for any Interest Period, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period, as displayed on the applicable Bloomberg page (or on any successor or substitute page or service providing such quotations as determined by the Administrative Agent from time to time, at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period.

“Euros” and “€” mean the single currency of the Participating Member States.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurocurrency Rate other than pursuant to clause (c) of the definition of “Alternate Base Rate”. Eurocurrency Loans may be denominated in Dollars or Euros.

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“Eurocurrency Banking Day” means, for obligations under any Loan Document, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day; provided, that for purposes of notice requirements in Sections 2.03(a) and 2.07(c), in each case, such day is also a Business Day.

“Eurocurrency Base Rate” means with respect to a Eurocurrency Advance denominated in Euro, the greater of (i) the EURIBO Rate for a period equal in length to such Interest Period and (ii) the Floor.

“Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Eurocurrency Base Rate for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as to the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor (determined after giving effect to Section 3.11 of the Guarantee and Security Agreement and any other “Keepwell, support or other agreement” for the benefit of such Guarantor) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other

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Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lenders” means each of the Lenders (other than any Amendment No. 1 Non-Extending Lender) party to this Agreement immediately prior to the Amendment No. 3 Effective Date.

“Exiting Lender” means any “Multicurrency Lender” (as such term is defined in the June 2012 Credit Agreement) that is not a Multicurrency Lender as of the Effective Date.

“Extending Lenders” means (a) each Existing Lender that has agreed to extend its Commitment as set forth on Schedule I, (b) each Non-Extending Lender that has agreed after the Amendment No. 3 Effective Date to become an “Extending Lender” (which agreement shall be in form and substance reasonably satisfactory to the Borrower and the Administrative Agent), and (c) any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any Extending Lender (or from a Non-Extending Lender, to the extent such Person has agreed to become an Extending Lender) other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate would otherwise be less than zero, such Federal Funds Effective Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Financial Officer” means the chief executive officer, president, chief operating officer, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

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“Financing Subsidiary” means

1. an SBIC Subsidiary; or

2. A direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase, holding, disposition and financing of such assets and which is designated by the Borrower (as provided below) as a Financing Subsidiary,

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee of any Standard Securitization Undertakings,

(b) with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables, and

(c) to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Financing Subsidiary shall be deemed to be a Financing Subsidiary and shall comply with the foregoing requirements of this definition.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”.

“Foreign Lender” means any Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America, the American Institute of Certified Public Accountants Accounting Guide for Investment Companies or Article 6 of Regulation S-X under the Securities Act.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Borrowing Base” has the meaning assigned to such term in Section 5.13(a)(vi).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Security Agreement” means the Third Amended and Restated Guarantee and Security Agreement dated on or about the Effective Date among the Borrower, any Subsidiary of the Borrower that is required to be a “Subsidiary Guarantor” from time to time pursuant to Section 5.08, the Administrative Agent, each holder (or a representative or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be, amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that, pursuant to Section 5.08, is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request, consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IBA” means the Ice Benchmark Administration.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that (a) owns, legally or beneficially, directly or indirectly, assets which in the aggregate have a value not in excess of the lesser of (y) $ 10,000,000 and (z) 1.0% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and (b) is not designated a Financing Subsidiary or a Subsidiary Guarantor in accordance with the terms and provisions of this Agreement.

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“Increasing Lender” has the meaning assigned to such term in Section 2.08(e).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) and (b) is not connected with the Borrower or any of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Valuation Provider” has the meaning assigned to such term in Section 5.12(c).

“Industry Classification Group” means (a) any of the Moody’s classification groups set forth in Schedule V hereto, together with any such classification groups that may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three additional industry group classifications established by the Borrower pursuant to Section 5.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means, subject to Section 2.13(b), (a) with respect to any Syndicated ABR Loan or Term ABR Loan, each Quarterly Date, (b) with respect to any SONIA Loan, the last day of each calendar month and (c) with respect to any Term SOFR Loan, Eurocurrency Loan, or Term CORRA Loan, the last day of each Interest Period therefor and, in

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the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the applicable Maturity Date.

“Interest Period” means, for any Term SOFR Loan, Eurocurrency Loan or Term CORRA Loan, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or, in the case of a Eurocurrency Loan only, six months thereafter, in each case, subject to the availability of the interest rate applicable to the relevant Currency, as applicable, as specified in the applicable Borrowing Request or Interest Election Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) Hedging Agreements.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the Registration Statement on Form N-2 as filed with the SEC in April 2021 including any amendments, changes, supplements or modifications to such investment objectives, policies, restrictions and limitations; provided that any amendment, change, supplement or modification thereto that (a) is, or could reasonably be expected to be, materially adverse to the Lenders and (b) was effected without the prior written consent of the Administrative Agent (with the approval of the Required Lenders) shall be deemed excluded from the definition of “Investment Policies” for purposes of this Agreement.

“Issuing Bank” means each of Citibank and JPMorgan Chase Bank, N.A., in their respective capacity as the issuer of Letters of Credit hereunder, and each of their respective successors in such capacity as provided in Section 2.05(j). In the case of any Letter of Credit to be issued in an Agreed Foreign Currency, any Issuing Bank may designate any of its affiliates as the “Issuing Bank” for purposes of such Letter of Credit. “Issuing Bank” shall refer to each Issuing Bank collectively.

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“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“June 2012 Credit Agreement” has the meaning specified in the Preliminary Statements.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure, in each case at such time.

“Lead Arranger” means Citibank, N.A.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that, for the avoidance of doubt, no Lender Insolvency Event shall be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Lender, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender Party” means, collectively, the Lenders and any Issuing Bank.

“Lenders” means, collectively, the Dollar Lenders, the Multicurrency Lenders and the Term Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.05(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents

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(whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Sublimit” means, with respect to Citibank and JPMorgan Chase Bank, N.A., each in their respective capacity as Issuing Bank, the amount set forth on Schedule I.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Management Agreement” means the Third Amended and Restated Investment Advisory and Management Agreement, dated as of August 2, 2018, between the Borrower and SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC).

“Managing Member” means the managing member of SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC), a Maryland limited liability company, as of January 27, 2010.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Change” has the meaning assigned to such term in Section 3.04(b).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Borrower’s or any of its Subsidiaries’ Investments), or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank and the Lenders thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit and Hedging Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000 and (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $25,000,000.

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“Maturity Date” means the fifth anniversary of the Amendment No. 3 Effective Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Syndicated Loans, and to acquire participations in Letters of Credit and Swingline Loans, denominated in Dollars and in Agreed Foreign Currencies hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Commitment is set forth on Schedule I, in the agreement described in Section 2.08(e)(ii)(B) or the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Commitments as of the Effective Date is $420,000,000.

“Multicurrency LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

“Multicurrency Lender” means the Persons listed on Schedule I as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto as a Multicurrency Lender pursuant to an Assignment and Assumption.

“Multicurrency Letters of Credit” means Letters of Credit that utilize the Multicurrency Commitments.

“Multicurrency Loan” means a Syndicated Loan or Swingline Loan denominated in an Agreed Foreign Currency.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is or within the six-year period immediately preceding the date hereof, was required to make contributions.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.2(e).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

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“Non-Extending Lender” means, (a) any Amendment No. 1 Non-Extending Lender, (b) any Existing Lender that is not an Extending Lender, and (c) any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to assume a Commitment or to acquire Revolving Credit Exposure from any Non-Extending Lender (other than any such Person that has agreed to become an Extending Lender) other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligor” means, collectively, the Borrower and the Subsidiary Guarantors.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness.

“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of such Obligor’s business in connection with its purchasing of securities, derivatives transactions, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Investment Policies, provided that such Indebtedness does not arise in connection with the purchase of Portfolio Investments other than Cash Equivalents and U.S. Government Securities, and (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII.

“Other Secured Indebtedness” means Secured Longer-Term Indebtedness.

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning assigned to such term in Section 9.04(h).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.L. No. 107-56 (signed into law October 26, 2001)), and in effect from time to time.

“Payment Recipient” has the meaning assigned to it in Section 8.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Directing Body-Approved Affiliate Transaction” means any transaction between the Borrower or any of its Subsidiaries, on the one hand, and any Affiliate of the Borrower, on the other hand (including any amendment, modification, supplement or waiver of an Affiliate Agreement), that (a) has been approved by the Directing Body (which shall mean the approval of a majority of the independent directors of the Board of Directors of the Borrower) and (b) has been consented to by the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Permitted Liens” means: (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker- dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums,

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deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (e) shall have a priority that is junior to the Liens under the Security Documents; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (l) of Article VII; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, including without limitation, securing payment of fees, indemnities and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business (i) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Obligor or any of its Subsidiaries in the normal conduct of such Person’s business; (j) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); provided that all Liens on any Collateral included in the Borrowing Base that are permitted pursuant to this clause (j) shall have a priority that is junior to the Liens under the Security Documents; (k) precautionary Liens, and filings of financing statements under the Uniform Commercial Code, covering assets sold or contributed to any Person not prohibited hereunder; and (l) Liens incurred in connection with any Hedging Agreement entered into with a Lender (or an Affiliate of a Lender) in the ordinary course of business and not for speculative purposes.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form, provided that the recourse to the Borrower thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (r) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, vessel, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is or within the six-year period immediately preceding the date hereof, was, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Portfolio Company” means any issuer of securities or debt instruments acquired by the Borrower whose acquisition and/or ownership is not prohibited by the Investment Company Act or the Investment Policies.

“Portfolio Investment” means any Investment held by the Obligors in their asset portfolio (and solely for purposes of determining the Borrowing Base, and application of Section 6.02(d) and 6.04(d) and clause (p) of Article VII, Cash).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on the first such day to occur following the Effective Date.

“Recipient” means (a) the Administrative Agent, (b) any Lender (c) the Issuing Bank and (d) any Swingline Lender, as applicable.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors, partners, trustees and administrators of such Person and such Person’s Affiliates.

“Relevant Asset Coverage Ratio” means, as of any date, the Asset Coverage Ratio as of the most recent Quarterly Date.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any Alternative Currency, (1) the central bank for the Currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for

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supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments at such time. The Required Lenders of a Class (which shall include the terms “Required Dollar Lenders”, “Required Multicurrency Lenders” and “Required Term Lenders”) means Lenders having Revolving Credit Exposures, Term Loans and unused Commitments, as applicable, of such Class representing more than 50% of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments, as applicable, of such Class at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Syndicated Loans, and its LC Exposure and Swingline Exposure, at such time made or incurred under the Multicurrency Commitments.

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargo programs imposed, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means OFAC, the US Department of State, the European Union, Her Majesty’s Treasury in the United Kingdom, the United Nations or other relevant sanctions authority.

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“Sanctioned Country” means a country or territory subject to or the subject of comprehensive Sanctions (as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means a Person that is (a) publicly identified on, or is owned or controlled by a Person or Persons that is publicly identified on, the most current sanctions lists issued by any Sanctions Authority, (b) resides, is organized or chartered, or has a place of business in a Sanctioned Country, or (c) publicly identified as prohibited from doing business with the United States under any Sanctions or any Anti-Terrorism Law or any other similar, applicable sanctions laws or regulations.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Equity Commitment” means a commitment by the Borrower to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended, (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is Guaranteed by any Obligor (other than a Permitted SBIC Guarantee or analogous commitment), (ii) is recourse to or obligates any Obligor in any way (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment), or (iii) subjects any property of any Obligor, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) no Obligor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results (other than in respect of any SBIC Equity Commitment, Permitted SBIC Guarantee or analogous commitment), (c) other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary and (d) such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors. Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the Securities and Exchange Commission.

“Second Currency” has the meaning assigned to such term in Section 9.11.

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“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder) of any Obligor (which may be Guaranteed by any other Obligor) that (a) has no scheduled amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; or (y) any cash payment made in respect thereof, shall constitute “amortization” for purposes of this clause (a)), (b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement and (ii) other terms (other than interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, prior to the Maturity Date, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or an Event of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition)); provided that, upon the Borrower’s written request in connection with the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations, events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) or other terms, as applicable, in this Agreement shall be as restrictive as such covenants in the Secured Longer-Term Indebtedness, and (c) is not secured by any assets of any Obligor or any other Person other than an Obligor pursuant to this Agreement or the Security Documents and the holders of which (or an authorized agent, representative or trustee of such holders) have either executed (i) a joinder agreement to the Guarantee and Security Agreement or (ii) such other document or agreement, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the holders (or an authorized agent, representative or trustee of such holders) of such Secured Longer-Term Indebtedness shall have become a party to the Guarantee and Security Agreement and assumed the obligations of a Financing Agent or Designated Indebtedness Holder (in each case, as defined in the Guarantee and Security Agreement).

“Secured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any other Obligor that is secured by any assets of any Obligor and that does not constitute Secured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Secured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in

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personal property created pursuant to the Guarantee and Security Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Borrower and its Subsidiaries at such date.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the fifth (5th) Business Day preceding such date; provided that, if the rate under this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If by 5:00 pm (local time for SONIA) on the second (2nd) Business Day immediately following any day “i”, SONIA in respect of such day “i” has not been published on the SONIA Administrator’s Website and a Benchmark Transition Event with respect to SONIA has not occurred, then SONIA for such day “i” will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for purposes of the calculation of SONIA for no more than three (3) consecutive Business Days.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral. For the avoidance of doubt, in no event shall the Borrowing Base include any Special Equity Interest.

“Specified Currency” has the meaning assigned to such term in Section 9.11.

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“Specified Place” has the meaning assigned to such term in Section 9.11.

“Standard Securitization Undertakings” means, collectively, (a) customary arm’s-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors or loan obligors) and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in accounts receivable or loan securitizations.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries; provided that a Person that constitutes such an Investment that is not consolidated pursuant to the foregoing at any time shall continue to not be a “Subsidiary” even if such Person is subsequently required to be consolidated on the financial statements of the Borrower as a result of any change in GAAP after the Effective Date. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is a Guarantor under the Guarantee and Security Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means, with respect to Citibank and JPMorgan Chase Bank, N.A., each in their respective capacity as Swingline Lender, the amount set forth on Schedule I, and with respect to any other Swingline Lender, the amount set forth in a written agreement between the Borrower and such Swingline Lender and acknowledged by the Administrative Agent.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (i) its Applicable Dollar Percentage of the total Swingline Exposure at such time incurred under the Dollar Commitments and (ii) its Applicable Multicurrency Percentage of the total Swingline Exposure at such time incurred under the Multicurrency Commitments.

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“Swingline Lender” means Citibank (or any of its Affiliates), JPMorgan Chase Bank, N.A. and any other Lender that agrees to become a Swingline Lender pursuant to a written agreement between the Borrower and such Lender and acknowledged by the Administrative Agent, in each case, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan, Borrowing or Lender, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a) or (b).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans denominated in Dollars increased from time to time pursuant to Section 2.08(e). The initial aggregate amount of the Term Lenders’ Term Commitment as of the Effective Date is $75,000,000.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means a percentage equal to (a) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration and (b) 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

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“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lenders” means the Persons listed on Schedule I as having Term Commitments and any other Person that shall have become a party hereto pursuant to Section 2.08(e) or an Assignment and Assumption that provides for it to acquire Term Loans, other than any such Person that ceases to be a party hereto as a Term Lender pursuant to an Assignment and Assumption.

“Term Loan” means a Loan made pursuant to Section 2.01(c).

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Trading with the Enemy Act” means the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Alternate Base Rate, Term SOFR, the Eurocurrency Rate, SONIA or Term CORRA.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U. S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unsecured Longer-Term Indebtedness” means Indebtedness of any Obligor (which may be Guaranteed by any other Obligor) that (a) (other than Indebtedness in a principal amount no greater than $375,000,000 issued within six (6) months after the Effective Date that has a maturity date of at least five (5) years from its date of issue) has no scheduled amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (A) none of: (w) the conversion features under convertible notes; (x) the triggering and/or settlement thereof; and (y) any cash payment made in respect thereof shall constitute “amortization” for the purposes of this definition); and (B) any mandatory amortization that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify

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such Indebtedness under this clause (a); provided, with respect to this clause (a)(B), the Borrower acknowledges that any payment prior to the Maturity Date in respect of any such obligation or right shall only be made to the extent permitted by this Agreement and immediately upon such contingent event occurring the amount of such mandatory amortization shall be included in the Covered Debt Amount), (b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower or, if such transaction is not one in which there are market terms for substantially similar debt of other similarly situated borrowers, on terms that are negotiated in good faith on an arm’s length basis (except, in each case, other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and its Subsidiaries, while any Loans or the Commitments are outstanding, than those set forth in the Loan Documents; provided that, upon the Borrower’s written request in connection with the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the capital stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its capital stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings), a “change of control repurchase event” (as such term is customarily defined in institutional note offerings), or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) and (c) is not secured by any assets of any Obligor or other Person.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any Subsidiary that is not secured by any assets of any Obligor and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a).

“Value” has the meaning assigned to such term in Section 5.13(c).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4203 and 4205 in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In

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Legislation to cancel, reduce, modify or change the form of a liability for any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Dollar Loan”, “Syndicated Multicurrency Loan” or “Term Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated Multicurrency Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing”, “Multicurrency Borrowing”, “Syndicated Borrowing” or “Term Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing” or “Syndicated Multicurrency Eurocurrency Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, renewed, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement or in any other Loan Document but subject to the immediately following sentence (a) any settlement in respect of Convertible Debt to the extent made through the delivery of Equity Interests and/or payment of Cash does not constitute a Restricted Payment and (b) the conversion of Convertible Debt, the right of any or all of the holders thereof to trigger and/or settle such conversion or any triggering and/or settlement thereof or the triggering, exercise or settlement of any rights by any or all of the holders thereof to cause the Borrower to repurchase such Convertible Debt shall not (i) constitute “amortization” for purposes of clause (a) of the definition of “Unsecured Longer-Term Indebtedness”, and any cash payment made by the Borrower in respect thereof shall constitute a “regularly scheduled payment, prepayment or redemption of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness” within the meaning of clause (a) of Section 6.12 or (ii) constitute an event or condition described in clause (h) of Article VII. Notwithstanding the prior sentence to the contrary, the Borrower shall only be permitted to make a cash payment on account of principal of Convertible Debt if (w) no Default exists at the time of, or immediately after, such

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payment, (x) on the date of such payment, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07 after giving effect to such payment and (y) on the date of such payment, the Borrower delivers to the Administrative Agent a certificate of a Financial Officer that the Borrower is compliance with clauses (w) and (x) above.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

SECTION 1.05. Currencies; Currency Equivalents.

(a) Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing or Letter of Credit under the Multicurrency Commitments, together with all other Borrowings and Letters of Credit under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Multicurrency LC Exposure, (v) the

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Covered Debt Amount and (vi) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing or Letter of Credit that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing, Letter of Credit or Portfolio Investment, as the case may be, determined as of the date of such Borrowing or Letter of Credit (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

(b) Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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ARTICLE II

THE CREDITS

SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein (including Section 2.08(f)):

(a) each Dollar Lender severally agrees to make Syndicated Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (ii) the aggregate Revolving Dollar Credit Exposure of all of the Dollar Lenders exceeding the aggregate Dollar Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect;

(b) each Multicurrency Lender severally agrees to make Syndicated Loans in Dollars and in Agreed Foreign Currencies to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the aggregate Revolving Multicurrency Credit Exposure of all of the Multicurrency Lenders exceeding the aggregate Multicurrency Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(c) each Term Lender severally agrees to make Term Loans in Dollars to the Borrower on the Effective Date (and, in connection with an increase of the Term Commitment in accordance with Section 2.08(e), from time to time thereafter) in an aggregate principal amount that will not result in (i) the aggregate principal amount of Term Loans held by such Term Lender exceeding such Term Lender’s Term Commitment, (ii) the aggregate principal amount of all Term Loans held by all Term Lenders exceeding the aggregate Term Commitments or (iii) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans. The Borrower may not reborrow any portion of the Term Loan that is prepaid.

SECTION 2.02. Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Term Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(b) Type of Loans. Subject to Section 2.13, each Borrowing (other than a Swingline Borrowing) shall be comprised (A) in the case of Borrowings denominated in Dollars, entirely of ABR Loans or Term SOFR Loans, (B) in the case of Borrowings denominated in Canadian dollars, entirely of Term CORRA Loans, (C) in the case of Borrowings denominated in Euros, entirely of Eurocurrency Loans, and (D) in the case of Borrowings denominated in Sterling, entirely of SONIA Loans, in each case of the same currency as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts. Each Borrowing (whether Term SOFR, Eurocurrency, Syndicated ABR, Term ABR or Swingline) shall be in an aggregate amount of $1,000,000 or a larger multiple of $1,000,000 (or the Dollar Equivalent in Euros, Sterling or Canadian Dollars); provided that a Syndicated ABR Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.05(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time; provided that no more than twenty (20) Eurocurrency Borrowings may be outstanding at the same time.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Term SOFR, Term CORRA or Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

SECTION 2.03. Requests for Syndicated Borrowings and Term Borrowings.

(a) Notice by the Borrower. To request a Syndicated Borrowing or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request (i) in the case of a Term SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three (3) Eurocurrency Banking Days before the date of the proposed Borrowing, (iii) in the case of a SONIA Borrowing denominated in Sterling, five (5) Business Days prior to the date of the requested Borrowing, (iv) in the case of a Syndicated ABR Borrowing or a Term ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing or (v) in the case of a Term CORRA Borrowing, not later than 12:00 noon, New York City time, five (5) Business Days prior to the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

(b) Content of Borrowing Requests. Each written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be made under the Dollar Commitments, the Multicurrency Commitments or the Term Commitment;

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(ii) the aggregate amount and Currency of the requested Borrowing;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Eurocurrency Borrowing, a Term CORRA Borrowing, or a SONIA Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) in the case of a Term SOFR Borrowing, a Eurocurrency Borrowing or a Term CORRA Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Class of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be deemed to be under the Multicurrency Commitments. If no election as to the Currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing or a Term Borrowing is specified, then the requested Borrowing shall be a Term SOFR Borrowing or Eurocurrency Borrowing having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month. If a Term SOFR or Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Term SOFR Borrowing denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

SECTION 2.04. Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans under the Dollar Commitment and the Multicurrency Commitment to the Borrower from time to time during the Availability Period, in Dollars and in Agreed Foreign Currencies, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of such Swingline Lender plus, without duplication, the aggregate Revolving Credit Exposure of such Swingline Lender (in its capacity as a Dollar Lender or Multicurrency Lender, as the case may be) exceeding the Dollar Equivalent of such Swingline Lender’s Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans of both Classes

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exceeding the Dollar Equivalent of $75,000,000, (iii) the total Revolving Dollar Credit Exposures exceeding the aggregate Dollar Commitments, (iv) the total Revolving Multicurrency Credit Exposures exceeding the aggregate Multicurrency Commitments or (v) the total Covered Debt Amount exceeding the Borrowing Base then in effect; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy or electronic mail), (i) in the case of a Swingline Loan denominated in Dollars, not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan and (ii) in the case of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, three (3) Business Days before the date of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan, the Swingline Lender that the Borrower is requesting make such Swingline Loan and whether such Swingline Loan is to be made under the Dollar Commitments or the Multicurrency Commitments. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from the Borrower. The applicable Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Bank) (x) in the case of a Swingline Loan, denominated in Dollars, by 3:00 p.m., New York City time, on the requested date of such Swingline Loan and (y) in the case of a Swingline Loan denominated in a Foreign Currency, by 3:00 p.m., London time, on the requested date of such Swingline Loan.

(c) Participations by Syndicated Lenders in Swingline Loans. Each Swingline Lender may by written notice given to the Administrative Agent (i) not later than 10:00 a.m., New York City time, on any Business Day, in the case of Swingline Loans denominated in Dollars and (ii) not later than 1:00 p.m., London time, on any Business Day, in the case of Swingline Loans denominated in any Foreign Currency, require the Syndicated Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Class outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which the applicable Syndicated Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Syndicated Lender, specifying in such notice such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage of such Swingline Loan or Loans. Each Syndicated Lender hereby absolutely and unconditionally agrees, within one (1) Business Day of receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of such Swingline Lender, such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of such Swingline Loan or Loans, provided that no Syndicated Lender shall be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Syndicated Borrowing at the time such Swingline Loan was made and (y) the Required Lenders of the respective Class shall have so notified such Swingline Lender in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

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Subject to the foregoing, each Syndicated Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments of the respective Class, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Syndicated Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Syndicated Loans made by such Syndicated Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Syndicated Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Syndicated Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request any Issuing Bank to issue, at any time and from time to time during the Availability Period and under either the Dollar Commitments or Multicurrency Commitments, Letters of Credit denominated in Dollars or (in the case of Letters of Credit under the Multicurrency Commitments) in any Agreed Foreign Currency for its own account or the account of any of its Subsidiaries or any Portfolio Company (provided that the Borrower shall remain primarily liable to each Issuing Bank and the Syndicated Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit) in such form as is acceptable to the applicable Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower; provided however that no Issuing Bank has any commitment to and shall not be required to issue any Letters of Credit and that the determination by the applicable Issuing Bank to issue any Letters of Credit hereunder shall be at the sole discretion of such Issuing Bank. Letters of Credit issued hereunder shall constitute utilization of the Dollar Commitments or the Multicurrency Commitments, as applicable, up to the aggregate amount available to be drawn thereunder plus any L/C Disbursements then outstanding.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if

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arrangements for doing so have been approved by the Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, whether such Letter of Credit is to be issued under the Dollar Commitments or the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower in the event that it rejects any such request to issue, amend, renew or extend any such Letter of Credit, such determination to be in the sole discretion of the Issuing Bank.

(c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of Letters of Credit issued by the applicable Issuing Bank (determined for these purposes without giving effect to the participations therein of the Syndicated Lenders pursuant to paragraph (e) of this Section) shall not exceed the LC Sublimit of such Issuing Bank, (ii) the aggregate LC Exposure of the Issuing Banks (determined for these purposes without giving effect to the participations therein of the Syndicated Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000, (iii) the total Revolving Dollar Credit Exposures shall not exceed the aggregate Dollar Commitments, (iv) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (v) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after such renewal or extension, so long as such renewal or extension occurs within three (3) months of such then-current expiration date) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, however, that any Letter of Credit with a one-year term may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one (1) year or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed; provided further, however, that in no event shall a Letter of Credit which expires after the Commitment Termination Date be renewed.

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(e) Participations. By the issuance of a Letter of Credit of a Class (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Bank, and without any further action on the part of the applicable Issuing Bank or the Syndicated Lenders, the applicable Issuing Bank hereby grants to each Syndicated Lender of such Class, and each Syndicated Lender of such Class hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of the aggregate amount available to be drawn under such Letter of Credit. Each Syndicated Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the applicable Commitments, provided that no Syndicated Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.05(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Syndicated Borrowing at the time such Letter of Credit was issued and (y) the Required Lenders of the respective Class shall have so notified the applicable Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Syndicated Lender of a Class hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Issuing Bank, such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, of each LC Disbursement made by such Issuing Bank in respect of Letters of Credit of such Class promptly within one (1) Business Day of the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Syndicated Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Syndicated Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Syndicated Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that the Syndicated Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Syndicated Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Syndicated Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is

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not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan of the respective Class in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Syndicated Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Syndicated Lender’s Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may be, thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by such Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i) each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

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(iii) this sentence shall establish the standard of care to be exercised by each Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. Each Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Syndicated Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for account of such Syndicated Lender to the extent of such payment.

(j) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a), Section 2.10(b), Section 2.10(c) or the last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent, Cash denominated in the Currency of the

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Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under Section 2.09(a), 2.10(b) and Section 2.10(c) or the last paragraph of Article VII, as applicable. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

SECTION 2.06. Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., Local Time (1:00 p.m. Local Time for Term SOFR or Eurocurrency Borrowings) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank; provided further that, Syndicated ABR Borrowings made to finance the reimbursement of a Swingline Loan as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Swingline Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this Section 2.06(b) shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections.

(a) Elections by the Borrower for Syndicated Borrowings and Term Borrowings. Subject to Section 2.03(d), the Loans constituting each Syndicated Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the

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case of a Term SOFR Borrowing, Eurocurrency Borrowing or Term CORRA Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or Term CORRA Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Syndicated Borrowing of a Class may only be continued or converted into a Syndicated Borrowing of the same Class, (ii) a Syndicated Borrowing denominated in one Currency may not be continued as, or converted to, a Syndicated Borrowing in a different Currency, (iii) no Eurocurrency Borrowing, or Term CORRA Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing or Term CORRA Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Syndicated Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, Eurocurrency Borrowing, a SONIA Borrowing or a Term CORRA Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing, a Eurocurrency Borrowing or a Term CORRA Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

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(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated Term SOFR Borrowing of the same Class or a Term Borrowing, as the case may be, having an Interest Period of one (1) month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, no outstanding Term SOFR Borrowing or Eurocurrency Borrowing may have an Interest Period of more than one (1) month’s duration.

SECTION 2.08. Termination, Reduction or Increase of the Commitments.

(a) Scheduled Termination. Unless previously terminated (including as set forth in Section 2.08(f) below), the Commitments of each Class shall terminate on the Commitment Termination Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is $3,000,000 (or, if less, the entire remaining amount of the Commitments of any Class) or a larger multiple of $1,000,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Dollar Commitments or the Multicurrency Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans of such Class in accordance with Section 2.10, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

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(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e) Increase of the Commitments.

(i) Requests for Increase by Borrower. The Borrower may, at any time, propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days after delivery of such notice and at least thirty (30) days prior to the Commitment Termination Date; provided that:

(A) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof (or any other minimum amount as may be agreed to by the Administrative Agent);

(B) immediately after giving effect to such Commitment Increase, the sum of total Commitments of all of the Lenders hereunder plus the aggregate principal amount of all outstanding Term Loans shall not exceed an amount equal to (x) $800,000,000 plus (y) the additional Commitment Increases of the potential lenders separately identified in writing to the Administrative Agent by the Borrower prior to the Effective Date which Commitment Increases under this clause (y) shall have been effected within ninety (90) days of the Effective Date in accordance with the terms of this Agreement and shall not exceed an amount equal to $100,000,000;

(C) no Non-Extending Lender may participate in any Commitment Increase unless in connection therewith, it shall have agreed to become an “Extending Lender” hereunder;

(D) each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Bank (each such consent not to be unreasonably withheld or delayed); provided however, the consent of the Issuing Bank shall not be required in connection with an increase of the Term Commitment;

(E) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(F) the representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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For the avoidance of doubt, no Lender shall be obligated to agree to an additional Commitment requested by the Borrower pursuant to this Section 2.08(e).

(ii) Effectiveness of Commitment Increase by Borrower. Each Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of the respective Class of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(A) the Administrative Agent shall have received on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(B) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 12:00 noon, New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender as applicable, together with the certificate referred to in clause (ii)(A) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv) Adjustments of Borrowings upon Effectiveness of Increase. On the Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of the affected Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment (in the case of Term SOFR Loan, Eurocurrency Loans and Term CORRA Loans, with equivalent rates equal to the corresponding rate and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s) provided that for any outstanding Interest Period of less than one (1) month, Term SOFR, the Eurocurrency Rate or Term CORRA will be equal to such rate with an Interest Period of one (1) month), as applicable (as modified hereby); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative

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Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Class of such Lenders (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.15 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such interests are held ratably in accordance with their Commitments of such Class.

(f) Mandatory Termination of Commitments of Non-Extending Lenders. Unless previously terminated (i) the Commitments of each Amendment No. 1 Non-Extending Lender shall terminate on the Amendment No. 1 Existing Commitment Termination Date and (ii) the Commitments of each Amendment No. 3 Non-Extending Lender shall terminate on the Amendment No. 3 Existing Commitment Termination Date. In connection therewith, each Extending Lender hereby agrees that it shall not be entitled to any pro-rata reduction in its Commitments of the same Class notwithstanding Section 2.17(c) or any other provision hereof to the contrary.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) Repayment. The Borrower hereby unconditionally promises to pay the Loans of each Class as follows:

(i) to the Administrative Agent for the account of the Syndicated Lenders of such Class, on the 28th day of each calendar month after the Amendment No. 1 Existing Commitment Termination Date, the Amendment No. 3 Existing Commitment Termination Date, or the Commitment Termination Date, as applicable, or if any such date is not a Business Day, on the next succeeding Business Day, a principal amount of the Syndicated Loans of such Class equal to 8.333% of the principal amount of the Syndicated Loans of such Class outstanding on the Commitment Termination Date (in the case of the Extending Lenders), the Amendment No. 1 Existing Commitment Termination Date (in the case of Amendment No. 1 Non-Extending Lenders) or the Amendment No. 3 Existing Commitment Termination Date (in the case of Amendment No. 3 Non-Extending Lenders), together in each case with accrued and unpaid interest on the principal amount repaid. To the extent not previously paid (including as set forth in Section 2.10(g)), all Loans shall be due and payable on the Maturity Date;

(ii) to the Administrative Agent for the account of the Term Lenders, on the Maturity Date, or if such date is not a Business Day, on the next succeeding Business Day, the unpaid principal amount of all Term Loans, together with accrued and unpaid interest on the principal amount repaid;

(iii) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in Dollars made by such Swingline Lender, on the earlier of the Commitment Termination Date (in the case of a Swingline Lender that is an Extending Lender), the Amendment No. 1 Existing Commitment Termination Date (in the case of a Swingline Lender that is an Amendment No. 1 Non-Extending Lender) or the Amendment No. 3 Existing Commitment Termination Date (in the case of a Swingline Lender that is an

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Amendment No. 3 Non-Extending Lender) and the first date after such Swingline Loan is made that is the fifteenth or last day of a calendar month and is at least ten (10) Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing of such Class is made, the Borrower shall repay all Swingline Loans of such Class then outstanding; and

(iv) to each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Class denominated in a Foreign Currency made by such Swingline Lender, on the earlier of the Commitment Termination Date (in the case of a Swingline Lender that is an Extending Lender), the Amendment No. 1 Existing Commitment Termination Date (in the case of a Swingline Lender that is an Amendment No. 1 Non-Extending Lender) or the Amendment No. 3 Existing Commitment Termination Date (in the case of a Swingline Lender that is an Amendment No. 3 Non-Extending Lender) and the fifth Business Day after such Swingline Loan is made.

In addition, on the Commitment Termination Date, the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Commitment Termination Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b) Manner of Payment. Subject to Section 2.09(a)(i), prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic mail) of such selection not later than 12:00 noon, New York City time, three (3) Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing or a Term Borrowing shall be applied ratably to the Loans included in such Borrowing.

(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

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(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without any penalty or premium (other than amounts payable under Section 2.15, if any), subject to the requirements of this Section; provided that, the Borrower shall not be permitted to prepay any Term Borrowing in whole or in part prior to the Commitment Termination Date unless an equivalent ratable amount of Multicurrency Commitments and Dollar Commitments are terminated in accordance with Section 2.08(b) in connection with such prepayment.

(b) Mandatory Prepayments due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time on a Business Day, as of such Business Day or, in the case of a Currency Valuation Notice otherwise received, as of the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii) Prepayment. If, on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall, if requested by the Required Multicurrency Lenders (through the Administrative Agent), prepay the Syndicated Multicurrency Loans and Swingline Multicurrency Loans (and/or provide cover for Multicurrency LC Exposure as specified in Section 2.05(k)) within fifteen (15) Business Days following the Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

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For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one (1) valuation determination pursuant to Currency Valuation Notices within any rolling three-month period.

Any prepayment required pursuant to this paragraph shall be applied, first, to Swingline Multicurrency Loans outstanding, second, to Syndicated Multicurrency Loans outstanding and third, as cover for Multicurrency LC Exposure.

(c) Mandatory Prepayments due to Borrowing Base Deficiency. In the event that at any time any Borrowing Base Deficiency shall exist, the Borrower shall prepay the Syndicated Loans and/or the Term Loans (subject to Section 2.10(e)(ii), at the option of the Borrower) (or provide cover for Letters of Credit as contemplated by Section 2.05(k)) or reduce Other Covered Indebtedness (among such components thereof determined by the Borrower) in such amounts as shall be necessary so that such Borrowing Base Deficiency is cured within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency); provided that (i) the aggregate amount of such prepayment of Loans (and cover for Letters of Credit) shall be at least equal to the Revolving Credit Exposure’s and Term Loans’ ratable share of the aggregate prepayment and reduction of Other Covered Indebtedness and (ii) if, within five (5) Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency (and/or at such other times as the Borrower has knowledge of such Borrowing Base Deficiency), the Borrower shall present to the Administrative Agent a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which (30)-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), then such prepayment or reduction shall not be required to be effected within such five (5) Business Day period so long as the Borrower shall use all reasonable commercial efforts to effectuate such prepayment or reduction but may be effected in accordance with such plan (with such modifications as the Borrower may reasonably determine), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided, solely to the extent such Borrowing Base Deficiency is due to a failure to satisfy the requirements of Section 5.13(a)(vi) as a consequence of a change in either (x) the ratio of the Gross Borrowing Base to the Senior Debt Amount or (y) the Relevant Asset Coverage Ratio from one quarterly period to the next, such 30-Business Day period shall be extended to a 45-Business Day period solely with respect to compliance with Section 5.13(a)(vi).

(d) Mandatory Prepayments due to Non-Approved Change in Investment Policies. In the event that at any time the Borrower or any of its Subsidiaries shall amend, change, supplement or otherwise modify the Investment Policies in any manner that is, or that could reasonably be expected to be, materially adverse to the Lenders in any respect (and, for the avoidance of doubt, without the Borrower or such Subsidiary having obtained the consent referred

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to in clause (b) of the proviso to the definition of Investment Policies), the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Loans then outstanding in full, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder; provided that, no prepayment shall be required to the extent such amendment, change, supplement or modification is mandated by applicable law, rule or regulation (including the provisions of the Investment Company Act applicable to the Borrower and its Subsidiaries).

(e) Prepayment Allocations. Notwithstanding any provision to the contrary in Section 2.09 or this Section 2.10:

(i) following the Commitment Termination Date, no optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of each other Class (unless such prepayment is waived by the Required Lenders of such Class), which prepayment shall be made on a pro rata basis between each outstanding Class; and

(ii) any prepayment of Loans required to be made pursuant to clause (c) above shall be applied to prepay Syndicated Loans and/or Term Loans, as applicable, on a pro rata basis in accordance with each Lender’s pro rata share of the Revolving Credit Exposure and Term Loans as of such date.

(f) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing, Eurocurrency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 12:00 noon, London time), three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment, (iii) in the case of prepayment of a Swingline Loan denominated in Dollars, not later than 12:00 noon, New York City time, on the date of prepayment or (iv) in the case of a prepayment of a Swingline Loan denominated in a Foreign Currency, not later than 1:00 p.m., London time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of a Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing or a Term Borrowing, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing of a Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

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(g) Special Mandatory Repayment/Prepayment to Non-Extending Lenders. On (i) the Amendment No. 1 Existing Maturity Date (or, so long as no Default or Event of Default has occurred and is continuing, on such earlier date on or after the Amendment No. 1 Effective Date as the Borrower may elect by written notice in accordance with Section 2.10(f)), the Borrower shall repay or prepay (as the case may be) all of the Loans of the Amendment No. 1 Non-Extending Lenders and (ii) the Amendment No. 3 Existing Maturity Date (or, so long as no Default or Event of Default has occurred and is continuing, on such earlier date on or after the Amendment No. 3 Effective Date as the Borrower may elect by written notice in accordance with Section 2.10(f)), the Borrower shall repay or prepay (as the case may be) all of the Loans of the Amendment No. 3 Non-Extending Lenders. In connection with the repayments and prepayments contemplated by the immediately preceding sentence, each Extending Lender hereby agrees that, so long as its Loans are not otherwise due and payable hereunder, it shall not be entitled to any pro-rata repayment of its Loans of the same Class notwithstanding Section 2.17(c) or any other provision hereof to the contrary. If any LC Exposure exists at the time of such repayment or prepayment to the Non-Extending Lenders:

(i) all of such LC Exposure held by the applicable Non-Extending Lenders shall be reallocated among the remaining Multicurrency Lenders in accordance with their respective Applicable Multicurrency Percentages but only to the extent (x) the sum of all Revolving Multicurrency Credit Exposures does not exceed the total of all Extending Lenders’ Multicurrency Commitments, (y) no Extending Lender’s Revolving Multicurrency Credit Exposure will exceed such Lender’s Multicurrency Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall on the day of such prepayment to the applicable Non-Extending Lenders also prepay Loans in accordance with Section 2.10(a) in an amount such that after giving effect thereto, all LC Exposure of the applicable Non-Extending Lenders could be reallocated in accordance with clause (i) above (whereupon such LC Exposure shall be so reallocated regardless of whether the conditions set forth in Section 4.02 are satisfied at such time).

Upon termination of the applicable Non-Extending Lenders’ Commitments pursuant to Section 2.08(f) and the reallocation of the applicable Non-Extending Lenders’ LC Exposure and repayment of each applicable Non-Extending Lender’s Loans and all other amounts then due and payable to the applicable Non-Extending Lenders in accordance with this clause (g), the applicable Non-Extending Lenders shall cease being party to this Agreement but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to such date.

SECTION 2.11. Fees.

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Syndicated Lender a commitment fee, which shall accrue at the rate of 0.375% per annum on the average daily unused amount of the Dollar Commitment and Multicurrency Commitment, as applicable, of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment

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Termination Date. Accrued commitment fees shall be payable within one (1) Business Day after each Quarterly Date and on the earlier of the date the Commitments of the respective Class terminate and the Commitment Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Dollar Commitment or Multicurrency Commitments, as applicable, of a Lender shall be deemed to be used to the extent of the outstanding Syndicated Loans, LC Exposure and Swingline Exposure of such Class of such Lender.

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Syndicated Lender a participation fee with respect to its participations in Letters of Credit of each Class, which shall accrue at the rate per annum equal to the Applicable Margin applicable to Term SOFR Loans on the average daily amount of such Syndicated Lender’s LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Syndicated Lender’s Commitment of such Class terminates and the date on which such Syndicated Lender ceases to have any LC Exposure of such Class, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder; provided that, no fees will accrue under this Section 2.11(b) on any Defaulting Lender’s portion of a Letter of Credit that the Borrower has Cash Collateralized the obligations thereunder pursuant to Section 2.19(a). Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to the Letters of Credit of a Class shall be payable on the date on which the Commitments of such Class terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) Payment of Fees. (i) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment fees and participation fees, to the Syndicated Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent obvious error.

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(ii) Anything herein to the contrary notwithstanding, during such period as a Syndicated Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Sections 2.11(a) or (b) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees); provided that (A) to the extent that all or any portion of the LC Exposure or the Swingline Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.19(b), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Dollar Commitments and Multicurrency Commitments, as applicable, and (B) to the extent all or any portion of such LC Exposure or Swingline Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank and the applicable Swingline Lender, as applicable (and the pro rata payment provisions of Section 2.17(c) will automatically be deemed adjusted to reflect the provisions of this Section).

SECTION 2.12. Interest.

(a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan denominated in Dollars) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Other Loans. The Loans constituting each Term SOFR Borrowing, Eurocurrency Borrowing, SONIA Borrowing and Term CORRA Borrowing shall bear interest at the Term SOFR, Eurocurrency Rate, SONIA or Adjusted Term CORRA, as applicable, plus the Applicable Margin.

(c) Foreign Currency Swingline Loans. Swingline Loans denominated in Foreign Currencies shall bear interest at a rate per annum agreed between the Borrower and the applicable Swingline Lender at the time the respective Swingline Loans are made; provided that if any such Loan shall continue outstanding for more than five (5) Business Days, such Loan shall be deemed automatically converted into a Eurocurrency Loan held solely by such Swingline Lender with consecutive Interest Periods of one-month’s duration.

(d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and, in the case of Syndicated Loans and Term Loans, upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of

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any conversion of any Term SOFR Borrowing, Eurocurrency Borrowing or Term CORRA Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Term SOFR, Eurocurrency Rate, SONIA or Term CORRA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Benchmark Replacement Setting.

(a) Replacing Future Benchmarks. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement with respect to any Alternative Currency and Dollars. Any such amendment with respect to a Benchmark Transition Event will become effective 5:00 p.m. (New York City Time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation and administration of any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrower of (y) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(d) and (z) the commencement or conclusion of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain

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from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including Term SOFR and Term CORRA), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for the Benchmark (including Benchmark Replacement) settings.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing or conversion of Loans to be made, during any Benchmark Unavailability Period and, failing that, in the case of Term SOFR Loans, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Adjusted Base Rate Loans and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted to Adjusted Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the Term SOFR, SONIA, Term CORRA or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to Term SOFR, SONIA or any other Benchmark or have the same volume or liquidity as did Term SOFR, SONIA or any other Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.13 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.13.

SECTION 2.14. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Board for determining the maximum reserve requirement (including emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency

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liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Term SOFR Rate) or any Issuing Bank;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity) by an amount deemed to be material by such Lender or such Issuing Bank, then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, in Dollars such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates from Lenders. A certificate of a Lender or Issuing Bank setting forth the amount or amounts in Dollars necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within then (10) days after receipt thereof.

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(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan, Eurocurrency Loan or Term CORRA Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan, Eurocurrency Loan or Term CORRA Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Syndicated Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(e) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Term SOFR Loan, Eurocurrency Loan or Term CORRA Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event (excluding in any event, loss of anticipated profits). In the case of an Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurocurrency Rate, as applicable for such Currency for such Interest Period, over

(ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the London or other applicable offshore interbank market for such Currency, whether or not such Eurocurrency Loan was in fact so funded.

Payment under this Section shall be made upon request of a Lender delivered not later than five (5) Business Days following the payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section accompanied by a certificate of such Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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SECTION 2.16. Taxes.

(a) Issuing Bank. For purposes of this Section 2.16, the term “Lender” includes the Issuing Bank.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Obligors. The Obligors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive

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absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.16, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or

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IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the

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Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative

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Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to any Issuing Bank or any Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or Cash Collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.11 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.08 shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of a Class shall be allocated pro rata among the Lenders of such Class according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of

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Syndicated Loans of a Class by the Borrower shall be made for account of the Syndicated Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; (iv) each payment of interest on Syndicated Loans of a Class by the Borrower shall be made for account of the Syndicated Lenders of such Class pro rata in accordance with the amounts of interest on such Syndicated Loans of such Class then due and payable to the respective Lenders; (v) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Term Lenders pro rata in accordance with the respective unpaid principal amount of the Term Loans held by them; and (vi) each payment of interest on Term Loans by the Borrower shall be made for account if the Term Lenders pro rata in accordance with the amounts of interest on such Term Loans then due and payable to the Term Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans, Term Loans, or participations in LC Disbursements or Swingline Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans, Term Loans and participations in LC Disbursements and Swingline Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans, Term Loans and participations in LC Disbursements and Swingline Loans, of other Lenders, as applicable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans, Term Loans, and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

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(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender is a Non-Consenting Lender (as provided in Section 9.02(e)), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Dollar Commitment or Multicurrency Commitment is being assigned, the Issuing Bank and the Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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SECTION 2.19. Defaulting Lender Provisions

(a) Cash Collateral Call. If any Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swingline Loan is at the time outstanding, the applicable Issuing Bank and the Swingline Lenders, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 2.19(b)), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize the obligations of the Borrower to such Issuing Bank and such Swingline Lender, as the case may be, in respect of such Letter of Credit or Swingline Loan in an amount equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender to be applied pro rata in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to such Issuing Bank and the Swingline Lenders, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender.

(b) Reallocation of Defaulting Lender Commitment, Etc. If a Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding LC Exposure and any outstanding Swingline Exposure of such Defaulting Lender:

(i) the LC Exposure and the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in the applicable Class pro rata in accordance with their respective Commitments of such Class; provided that (A) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swingline Exposure and total LC Exposure of such Class may not in any event exceed the Commitment of such Class of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure and Swingline Exposure cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than five (5) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank and/or the applicable Swingline Lender, as the case may be), (A) Cash Collateralize the obligations of the Borrower to the Issuing Bank and such Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such LC Exposure or Swingline Exposure, or (B) in the case of such Swingline Exposure, prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (C) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank and the Swingline Lenders, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii) any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of

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principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.19(e)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lenders (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(c) Drawdown Notices. In furtherance of the foregoing, if any Syndicated Lender becomes, and during the period it remains, a Defaulting Lender, each of the Issuing Bank and each Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.03 in such amounts and at such times as may be required to (i) reimburse an outstanding LC Disbursement, (ii) repay an outstanding Swingline Loan, and/or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swingline Loans in an amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.

(d) Termination of Defaulting Lender Commitment. The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.19(b)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any Lender may have against such Defaulting Lender.

(e) Cure. If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lenders agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(b)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may

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determine to be necessary to cause the Revolving Credit Exposure, LC Exposure and Swingline Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non- Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(f) Hedging Agreements. So long as any Lender is a Defaulting Lender, such Lender will not enter into any Hedging Agreement with the Borrower while such Lender is a Defaulting Lender.

SECTION 2.20. Effective Date Allocations. On the Effective Date, (a) the Multicurrency Lenders shall be deemed to have made Multicurrency Loans in an amount equal to the aggregate outstanding principal amount as of the Effective Date of “Multicurrency Loans”, “LC Disbursements” and “Swingline Loans” (as each such term is defined in the June 2012 Credit Agreement) of such Multicurrency Lenders and the proceeds of such Multicurrency Loans shall be deemed used to prepay such amounts outstanding under the June 2012 Credit Agreement as of the Effective Date in accordance with Section 2.10(a) therein, (b) the Multicurrency Lenders shall make Syndicated Loans in an amount equal to the aggregate principal amount of “Multicurrency Loans”, “LC Disbursements” and “Swingline Loans” (as each such term is defined in the June 2012 Credit Agreement) held by any Exiting Lenders as of the Effective Date and the proceeds of such “Multicurrency Loans” (as such term is defined in the June 2012 Credit Agreement) shall be used to prepay such Exiting Lenders as of the Effective Date and (c) the Term Lenders shall be deemed to have made Term Loans in an amount equal to the aggregate outstanding principal amount as of the Effective Date of “Term Loans” (as such term is defined in the June 2012 Credit Agreement) and the proceeds of such Term Loans shall be deemed used to prepay such amounts such amounts outstanding under the June 2012 Credit Agreement as of the Effective Date in accordance with Section 2.08(b) therein. The Borrower hereby instructs the Administrative Agent to use the proceeds of the borrowing described in clause (b) above to prepay the outstanding principal amount and interest of “Multicurrency Loans” (as such term is defined in the June 2012 Credit Agreement) and any other “Obligations” (as such term is defined in the June 2012 Credit Agreement) of each Exiting Lender on the Effective Date. Each Lender that is a lender under the June 2012 Credit Agreement, hereby waives its right to receive payment of any break funding payments under Section 2.15 of the June 2012 Credit Agreement, arising as a result of the prepayments and allocations described in this Section 2.20.

SECTION 2.21. Inability to Determine Rates; Illegality. Subject to Section 2.13, if: the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (A) by reason of circumstances affecting the London or other applicable offshore interbank market for the applicable Currency, the applicable Interest Rate cannot be determined pursuant to the definition thereof, including because the screen rate for the applicable Currency is not available or published on a current basis or (B) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Agreed Foreign

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Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or the Required Lenders determine that for any reason in connection with any request for a Loan or a conversion thereto or a continuation thereof that (A) deposits in the applicable Currency are not being offered to banks in the London or other applicable offshore interbank market for the applicable Currency, amount and Interest Period of such Loan, or (B) the Interest Rate for any requested Currency or Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and, in each case, the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender, as applicable. Thereafter, the obligation of the Lenders to make or maintain Loans in each such Currency shall be suspended (to the extent of the affected Loans or Interest Periods) until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Loans in each such affected Currency (to the extent of the affected Loans or Interest Periods) or, failing that, (A) then such request shall be ineffective and (B) any outstanding affected Loans, at the Borrower’s election, shall either (1) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) at the end of the Interest Period, if applicable or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(b) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain any Loan either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Loans, shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent the Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and,

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except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Borrower or such Subsidiary, as applicable.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the limited liability company operating agreement, charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) Financial Statements. The Borrower has heretofore delivered to the Lenders the audited consolidated statement of assets and liabilities (or balance sheet) and statements of operations, changes in net assets or stockholder’s equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal year ending on December 31, 2018; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

(b) No Material Adverse Change. Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance (herein, a “Material Adverse Change”) that has had or could reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities and financial condition of the Borrower and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Borrower or a change in general market conditions or values of the Investments of the Borrower or any of its Subsidiaries), or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Issuing Bank and the Lenders thereunder.

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SECTION 3.05. Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken together with the Borrower’s public filings contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.10. Investment Company Act; Margin Regulations.

(a) Status as Business Development Company. The Borrower is a company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b) Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries, including the making of the Loans hereunder, the application of

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the proceeds and repayment thereof by the Borrower and the consummation of the Transactions contemplated by the Loan Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

(c) Investment Policies. The Borrower is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(d) Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.11. Material Agreements and Liens.

(a) Material Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No. 1 Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case, as of the Amendment No. 1 Effective Date, is correctly described in Part A of Schedule II.

(b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No. 1 Effective Date covering any property of the Borrower or any other Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

SECTION 3.12. Subsidiaries and Investments.

(a) Subsidiaries. The Borrower has no Subsidiaries as of the Amendment No. 1 Effective Date other than those set forth on Schedule 3.12(a). Schedule 3.12(a) sets forth as of the Amendment No. 1 Effective Date each Subsidiary of the Borrower that is a Controlled Foreign Corporation and/or Financing Subsidiary.

(b) Investments. Set forth in Schedule III is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 6.04) held by the Borrower or any other Obligor in any Person on the last day of the calendar month ending immediately prior to the Amendment No. 1 Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule III, as of the Amendment No. 1 Effective Date each of the Borrower and the other Obligors owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

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SECTION 3.13. Properties.

(a) Title Generally. Each of the Borrower and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property. Each of the Borrower and the other Obligors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the other Obligors does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14. Affiliate Agreements. As of the date hereof, the Borrower has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the date of hereof, each of the Affiliate Agreements is in full force and effect.

SECTION 3.15. Anti-Terrorism Laws; Anti-Corruption Laws.

(a) No Obligor, any of its Subsidiaries or any officer, directors, employees or Affiliates of any Obligor or any of its Subsidiaries and, to any of the Obligors’ knowledge, none of their agents or representatives, is a Sanctioned Person and no Obligor nor any of its Subsidiaries or Affiliates (i) has more than 5% of its assets in Sanctioned Countries, or (ii) derives more than 5% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.

(b) Neither any Obligor nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.

(c) Neither any Obligor nor any of its Subsidiaries, directors or officers and, to the Obligors’ knowledge, none of their employees, agents, representatives or Affiliates, is in violation of (i) any Anti-Terrorism Laws or (ii) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(d) None of the Obligors (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(e) Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees, agents and representatives with Anti-Corruption Laws and applicable Sanctions in all material respects.

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SECTION 3.16. EEA Financial Institution. No Obligor is an EEA Financial Institution.

SECTION 3.17. Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Lender is true and correct in all material respects.

ARTICLE IV

CONDITIONS

SECTION 4.01. Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans and of the agreement of the Issuing Bank to consider the issuance, amendment, renewal or extension of any Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Latham & Watkins LLP, New York counsel for the Obligors; (ii) Eversheds Sutherland US LLP, Investment Company Act counsel for the Borrower and; (iii) Venable LLP, special Maryland counsel for the Borrower, in each case in form and substance reasonably acceptable to the Administrative Agent (and the Borrower hereby instructs such counsels to deliver such opinions to the Lenders, the Issuing Bank and the Administrative Agent).

(c) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Officer’s Certificate. A certificate, dated the Effective Date and signed by an authorized representative of Borrower, confirming compliance with the conditions set forth in the lettered clauses (other than clause (a)) of the first sentence of Section 4.02.

(e) Liens. Results of a recent lien search in each relevant jurisdiction with respect to the Obligors, revealing no liens on any of the assets of the Obligors except for liens permitted under Section 6.02 or liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

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(f) Collateral and Guarantee Requirements. Clauses (a), (b) and (c) of the Collateral and Guarantee Requirement shall have been satisfied with respect to each Person which is to be an Obligor on the Effective Date.

(g) KYC Information. (a) all such documentation and information requested by the Administrative Agent and the Lenders that are necessary (including the name and address of the Borrower) for the Administrative Agent and the Lenders to identify the Borrower in accordance with the requirements of applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

(h) Financial Reports. Each Lender shall have received audited consolidated financial reports of the Borrower for the fiscal year ended December 31, 2018.

(i) Borrowing Base Certificate and Certification. (i) A Borrowing Base Certificate signed by a Financial Officer of the Borrower demonstrating that the Covered Debt Amount does not exceed the Borrowing Base as of the July 31, 2019 (calculated in accordance with the provisions of Section 5.13 of this Agreement) and (ii) a certificate signed by a Financial Officer of the Borrower certifying that Covered Debt Amount as of the Effective Date does not exceed the Borrowing Base as of the Effective Date (calculated in accordance with the provisions of Section 5.13 of this Agreement) after giving effect to the extensions of credit made to the Borrower on the Effective Date.

(j) Solvency Certificate. A solvency certificate dated the Effective Date and signed by a Financial Officer of the Borrower, substantially in the form of Exhibit E.

(k) Payoff Letter. An executed copy of a payoff letter between the Borrower and Citibank, N.A., as administrative agent under the June 2012 Credit Agreement evidencing (i) payment and satisfaction in full of all principal, interest, fees and other amounts outstanding as of the Effective Date under the June 2012 Credit Agreement and (ii) the termination of the commitments of the lenders under the June 2012 Credit Agreement.

(l) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

The effectiveness of this Agreement and of the obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of (i) such fees as the Borrower shall have agreed to pay to any Lender, any Joint Lead Arranger or the Administrative Agent in connection herewith, including the reasonable and documented fees and expenses of Norton Rose Fulbright US LLP, special New York counsel to Citibank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower) and (ii) all accrued and unpaid fees and expenses

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of the Administrative Agent and the Lenders, in each case, arising under the June 2012 Credit Agreement (including, without limitation, all commitment and letter of credit fees and the fees and expenses of counsel to the Administrative Agent).

Upon the occurrence of the Effective Date, all obligations of the lenders under the June 2012 Credit Agreement (including the commitments thereunder) shall terminate and the loans outstanding thereunder shall be deemed prepaid and satisfied in full as contemplated in Section 2.20. In the event that the Effective Date does not occur on or before September 1, 2019, the terms and provisions of this Agreement shall terminate in their entirety (except for terms hereof which survive termination) and the June 2012 Credit Agreement shall remain in full force and effect subject to the terms and conditions set forth therein. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the agreement of the Issuing Bank to consider issuing, amending, renewing or extending any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is itself qualified by materiality or reference to a Material Adverse Effect, in which case it shall be true and correct in all respects, subject to such qualification) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c) either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

SECTION 4.03. Additional Provisions. In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and the Swingline Lenders will not be required to make any Swingline Loan, unless the Issuing Bank or the applicable Swingline Lender, as the case may be, is satisfied that any exposure

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that would result therefrom is fully covered or eliminated by any combination satisfactory to the Issuing Bank or such Swingline Lender of the following:

(a) the LC Exposure and the Swingline Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in clause (i) of Section 2.19(b);

(b) without limiting the provisions of Section 2.19(a), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan, or makes other arrangements satisfactory to the Administrative Agent, the Issuing Bank and the applicable Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(c) then in the case of a proposed issuance of a Letter of Credit or making of a Swingline Loan, by an instrument or instruments in form and substance satisfactory to the Administrative Agent, and to the Issuing Bank and the applicable Swingline Lender, as the case may be, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or Swingline Loan will, subject to the first proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.17(c) will be deemed adjusted to reflect this provision;

provided that (i) the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure, total Swingline Exposure and total LC Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender, and (ii) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lenders or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender.

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ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been cash collateralized in accordance with Section 2.09(a) and all LC Disbursements (if the related Letters of Credit have not been so Cash Collateralized) shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, changes in net assets or stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent and the Lenders the report of the Borrower to the SEC on Form 10-K for the applicable fiscal year;

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, changes in net assets or stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities or balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, the requirements set forth in this clause (b) may be fulfilled by providing to the Lenders the report of the Borrower to the SEC on Form 10-Q for the applicable quarterly period;

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02, 6.04, 6.05 and 6.07 and (iii) stating whether any material change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the date of the most recent audited financial statements delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) as soon as available and in any event not later than the last Business Day of the calendar month following each monthly accounting period (ending on the last day of each calendar month) of the Borrower, a Borrowing Base Certificate as at the last day of such accounting period;

(e) promptly but no later than five (5) Business Days after the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency, a Borrowing Base Certificate as at the date the Borrower has knowledge of such Borrowing Base Deficiency indicating the amount of the Borrowing Base Deficiency as at the date the Borrower obtained knowledge of such deficiency and the amount of the Borrowing Base Deficiency as of the date not earlier than one (1) Business Day prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

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(f) promptly upon receipt thereof, copies of all significant reports submitted by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or the Directing Body;

(g) promptly following any request therefore, copies of (i) any documents described in Section 101(k) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Plan or Multiemployer Plan;

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any other Obligor with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(i) within (i) five (5) Business Days of any material amendment, supplementation or modification of the Management Agreement, notice of such material amendment, supplementation or modification and (ii) (y) within ninety (90) days after the end of each fiscal year of the Borrower and (z) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, notice of any other amendment, supplementation or modification of the Management Agreement;

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request (including, without limitation, all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” rules and regulations, including the Patriot Act and the Beneficial Ownership regulation, and Anti-Terrorism Laws, and the Administrative Agent’s or such Lender’s policies or procedures relating thereto);

(k) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment where there has been a realized gain or loss in the most recently completed fiscal quarter, (i) the cost basis of such Portfolio Investment, (ii) the proceeds received with respect to such Portfolio Investment representing repayments of principal, and (iii) any other amounts received with respect to such Portfolio Investment representing exit fees or prepayment penalties;

(l) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the aggregate amount of all capitalized paid-in-kind interest for such Portfolio Investment during the most recently ended fiscal quarter and (ii) the aggregate amount of all paid-in-kind interest collected during the most recently ended fiscal quarter;

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(m) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment, (i) the amortized cost of each Portfolio Investment as of the end of such fiscal quarter, (ii) the fair market value of each Portfolio Investment as of the end of such fiscal quarter, and (iii) the unrealized gains or losses as of the end of such fiscal quarter; and

(n) within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower and ninety (90) days after the end of each fiscal year of the Borrower, a schedule prepared in accordance with GAAP setting forth in reasonable detail with respect to each Portfolio Investment the change in unrealized gains and losses for such quarter. Such schedule will report the change in unrealized gains and losses by Portfolio Investment by showing the unrealized gain or loss for each Portfolio Investment as of the last day of the preceding fiscal quarter compared to the unrealized gain or loss for such Portfolio Investment as of the last day of the most recently ended fiscal quarter.

Documents required to be delivered pursuant to Section 5.01(a), (b), (h) or (i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.slrinvestmentcorp.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify, or cause to be notified, the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents upon request. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d) the occurrence of any amendment, change, supplement or other modification of the Investment Policies in any manner that is, or that could reasonably be expected to be, materially adverse to the Lenders in any respect;

(e) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein; and

(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection and Audit Rights.

(a) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep, or cause to be kept, books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records,

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and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times as reasonably requested, provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records provided further that, so long as no Default has occurred and is continuing, the inspection rights set forth in this Section 5.06(a) may only be exercised once per calendar quarter.

(b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times as requested, provided that, so long as no Default has occurred and is continuing, the audit rights set forth in this Section 5.06(b) may only be exercised once per calendar quarter. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one (1) such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal, provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, conduct its business and other activities in compliance in all material respects with the applicable provisions of the Investment Company Act (including, without limiting the foregoing, Section 18(a)(1)(A) and any applicable “asset coverage” maintenance requirement) and any applicable rules, regulations or orders issued by the SEC thereunder. The Borrower will maintain in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers, employees and investment advisors with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 5.08. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) New Subsidiaries. In the event that (i) the Borrower shall form or acquire any new Subsidiary (other than a Financing Subsidiary, Immaterial Subsidiary or Controlled Foreign Corporation), (ii) any Subsidiary ceases to constitute an Immaterial Subsidiary, a Financing Subsidiary or a Controlled Foreign Corporation, or (iii) the Borrower shall designate any other Subsidiary (other than a Financing Subsidiary) as a Subsidiary Guarantor, the Borrower will, within ten (10) Business Days thereof, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

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(b) Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent (i) to create, in favor of the Collateral Agent for the benefit of the Issuing Bank and the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided further, that in the case of any Collateral consisting of voting stock of any Controlled Foreign Corporation, such security interest shall be limited to 66.0% of the issued and outstanding voting stock of such Controlled Foreign Corporation, and (ii) to cause any bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate so that the Collateral Agent has “control” over each bank account or securities account of the Obligors, and in that connection, the Borrower agrees to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be promptly deposited into such an account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, until such deposit, delivery or registration, such cash and other proceeds shall be held in trust by the Borrower for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Borrower.

SECTION 5.09. Use of Proceeds. The Borrower will use the proceeds of the Loans only to prepay principal, interest, fees and other amounts outstanding under the June 2012 Credit Agreement, to pay fees and expenses incurred in connection with the negotiation and execution of this Agreement and for general corporate purposes of the Borrower in the ordinary course of business, including the acquisition and funding (either directly or through one or more wholly-owned Subsidiaries) of secured and unsecured leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that the proceeds of any Syndicated Loan shall first be used the repay all Swingline Loans outstanding at the time such Syndicated Loan is made; provided further that, neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law. Without limiting the generality of the preceding sentence, the Borrower will not, directly or indirectly, use the proceeds of any Loan or otherwise make available such proceeds (a) to fund or finance any operations, investments, business or activities of or with a Sanctioned Person or in a Sanctioned Country or in any other manner that will result in a violation of any Sanctions, Anti-Terrorism Laws or Anti-Corruption Laws or (b) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock, or with the proceeds of equity capital of the Borrower.

SECTION 5.10. Status of RIC and BDC. The Borrower shall (a) maintain its status as a RIC under the Code, and (b) maintain its status as a “business development company” under the Investment Company Act.

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SECTION 5.11. Investment Policies. The Borrower shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.12. Portfolio Valuation and Diversification, Etc.

(a) Industry Classification Groups. For purposes of this Agreement, the Borrower shall in its reasonable determination assign each Portfolio Investment to an Industry Classification Group. To the extent that any Portfolio Investment is not correlated with the risks of other Portfolio Investments in an Industry Classification Group established by Moody’s, such Portfolio Investment may be assigned by the Borrower to the Industry Classification Group that is most closely correlated to such Portfolio Investment. In the absence of any correlation, the Borrower shall be permitted, upon notice to the Administrative Agent and each Lender to create up to three (3) additional industry classification groups for purposes of this Agreement.

(b) Portfolio Valuation, Etc.

(i) Settlement Date Basis. Solely for purposes of determining the Borrowing Base, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a settlement-date basis (meaning that any investment that has been purchased will not be treated as a Portfolio Investment until such purchase has settled, and any Portfolio Investment which has been sold will not be excluded as a Portfolio Investment until such sale has settled); provided that no such investment shall be included as a Portfolio Investment to the extent that it has not been paid for in full.

(ii) Determination of Values. The Borrower will conduct reviews of the value to be assigned to each of its Portfolio Investment as follows:

(A) Quoted Investments – External Review. With respect to Portfolio Investments (including Cash Equivalents) for which market quotations are readily available (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Portfolio Investments which shall, in each case, be determined in accordance with one of the following methodologies (as selected by the Borrower):

(w) in the case of public and 144A securities, the average of the mean prices as determined by two (2) Approved Dealers selected by the Borrower,

(x) in the case of bank loans, the mean price as determined by one (1) Approved Dealer or Approved Pricing Service selected by the Borrower,

(y) in the case of any Portfolio Investment traded on an exchange, the closing price for such Portfolio Investment most recently posted on such exchange, and

(z) in the case of any other Portfolio Investment, the fair market value thereof as determined by an Approved Pricing Service; and

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(B) Unquoted Investments – External Review. With respect to Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”), the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Portfolio Investments, as at the last day of each fiscal quarter; provided that, the Board of Directors of the Borrower shall be permitted to determine the fair market value of such Portfolio Investments without the assistance of any Approved Third-Party Appraiser for Portfolio Investments representing no more than 15% of the Borrowing Base at any time of determination; provided further, that the Value of any such Portfolio Investment (i.e. a Portfolio Investment for which market quotations are not readily available) acquired during a fiscal quarter shall be deemed to be equal to the cost of such Portfolio Investment until such time as the fair market value of such Portfolio Investment is determined in accordance with the foregoing provisions of this sub-clause (B) as at the last day of such fiscal quarter;

(C) Internal Review. The Borrower shall conduct internal reviews of all Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that materially and adversely affect the value of the Portfolio Investments. The lower value of any Portfolio Investment as most recently determined pursuant to this Section 5.12(b)(ii)(C) and pursuant to Section 5.12(b)(ii)(A) and (B) shall be deemed to be the “Value” of such Portfolio Investment for purposes hereof;

(D) Failure to Determine Values. If the Borrower shall fail to determine the value of any Portfolio Investment for which market quotation(s) are not readily available as at any date pursuant to the requirements of the foregoing sub-clauses (A) or (B), then the “Value” of such Portfolio Investment as at such date shall be deemed to be zero until such time as the value of such Portfolio Investment is otherwise determined or reviewed, as applicable, in accordance herewith.

(c) Scheduled Testing of Values.

(i) Each April 30, July 31, October 31 and January 30 of each calendar year (or such other quarterly dates as are reasonably agreed by the Borrower and the Administrative Agent each a “Valuation Testing Date”), the Administrative Agent, through a reputable independent valuation provider with experience in middle market assets selected by the Administrative Agent (the “Independent Valuation Provider”), will test the values as of such Valuation Testing Date determined pursuant to Section 5.12(b)(ii) above of those Portfolio Investments included in the Borrowing Base selected by the Administrative Agent. The fair value of such Portfolio Investments tested as of any Valuation Testing Date shall be approximately equal to the Tested Amount (as defined below).

(ii) For purposes of this Agreement, the “Tested Amount” shall be equal to the greater of: (A) an amount equal to (y) 125% of the Covered Debt Amount (as of the applicable Valuation Testing Date) minus (z) the sum of the values of all Quoted Investments included in the Borrowing Base (as of the applicable Valuation Testing Date) and (B) 10% of the aggregate value of all Unquoted Investments included in the Borrowing Base; provided, however, in no

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event shall more than 25% of the aggregate value of the Unquoted Investments in the Borrowing Base be tested by the Independent Valuation Provider in respect of any applicable Valuation Testing Date (or, if clause (B) applies, 10%, or as near thereto as reasonably practicable).

(iii) With respect to any Portfolio Investment, if the value of such Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is not more than the lesser of (A) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider and (B) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such Portfolio Investment is customarily quoted as a percentage of par, otherwise this clause (B) shall not be applicable), then the value for such Portfolio Investment determined by the Borrower in accordance with Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement. If the value of any Portfolio Investment determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the lesser of the values set forth in clause (iii)(A) and (B) (to the extent applicable), then for such Portfolio Investment, the “Value” for purposes of this Agreement shall become the lesser of (x) the highest value of the valuation range provided by the Independent Valuation Provider, (y) five (5) points more than the midpoint of the valuation range (expressed as a percent of par) provided by the Independent Valuation Provider (provided that the value of such Portfolio Investment is customarily quoted as a percentage of par, otherwise this clause (y) shall not be applicable) and (z) 110% of the midpoint of the valuation range provided by the Independent Valuation Provider. For the avoidance of doubt, any values determined by the Independent Valuation Provider pursuant to this Section 5.12(c) or Section 5.12(d) shall be used solely for purposes of determining the “Value” of a Portfolio Investment under this Agreement and shall not be deemed to be the fair value of such asset as required under ASC 820 and the Investment Company Act.

(d) Supplemental Testing of Values.

(i) Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request, in its reasonable discretion, any Portfolio Investment included in the Borrowing Base with a value determined by the Borrower pursuant to Section 5.12(b)(ii) to be independently tested by the Independent Valuation Provider. There shall be no limit on the number of such tests that may be requested by the Administrative Agent in the exercise of its reasonable discretion.

(ii) If (A) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider, then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (B) the value determined by the Borrower pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is: (x) less than 5% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the value determined by the Borrower pursuant to Section 5.12(b)(ii) shall become the “Value” for purposes of this Agreement; (y) between 5% and 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the value determined by the Borrower pursuant to

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Section 5.12(b)(ii) and the value determined by such Independent Valuation Provider; and (z) greater than 20% of the value determined by the Borrower pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third party appraiser to conduct a valuation of such Portfolio Investment and, upon the completion of such appraisal, the “Value” of such Portfolio Investment for purposes of this Agreement shall become the average of the three valuations (with the average of the Independent Valuation Provider’s value and the Borrower’s value to be used as the “Value” until the third value is obtained).

(iii) The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

(e) Generally Applicable Valuation Provisions.

(i) The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(ii) All valuations shall be on a settlement date basis. For the avoidance of doubt, the Value of any Portfolio Investment determined in accordance with this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(iii) The values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(iv) All tests by the Independent Valuation Provider shall be conducted in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(f) Regulated Investment Company Diversification Requirement. The Borrower will, and will cause its Subsidiaries (other than Financing Subsidiaries that are exempt from the Investment Company Act) at all times to, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RIC’s.

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SECTION 5.13. Calculation of Borrowing Base.

(a) For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the Advance Rates of the Value of each Portfolio Investment (excluding any cash held by the Administrative Agent pursuant to Section 2.05(k)), provided that:

(i) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 6% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 5% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 4% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 50% of the otherwise applicable Advance Rate;

(ii) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 12% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%; (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 10% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0% or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) of all issuers in a consolidated group of corporations or other entities in accordance with GAAP exceeding 8% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(iii) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%, provided that, with respect to Portfolio Investments in the Collateral Pool in a single Industry Classification Group from time to time designated by the Borrower to the Administrative Agent, such 20% figure shall be increased to 25%, or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) in any single Industry Classification Group that exceeds 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool shall be 0%;

(iv) if, as of such date, the Relevant Asset Coverage Ratio is (A) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the

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Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments, (B) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 10% of the Borrowing Base is attributable to such investments or (C) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Non-Core Investments shall be 0% to the extent necessary so that no more than 5% of the Borrowing Base is attributable to such investments;

(v) if, as of such date, the Relevant Asset Coverage Ratio is (A) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 30% of the Borrowing Base is attributable to such investments or (B) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Borrower’s investments in Junior Investments and Non-Core Investments shall be 0% to the extent necessary so that no more than 20% of the Borrowing Base is attributable to such investments;

(vi) if, as of such date, (A)(1) the Borrowing Base (without giving effect to any adjustment required pursuant to this paragraph (a)(vi), the “Gross Borrowing Base”) is less than 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1:00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount, (B)(1) the Gross Borrowing Base is less than 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 75% of the Covered Debt Amount, (C)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 2.00:1.00 and greater than or equal to 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 40% of the Covered Debt Amount or (D)(1) the Gross Borrowing Base is greater than or equal to 1.5 times the Senior Debt Amount and (2) the Relevant Asset Coverage Ratio is less than 1.75:1.00, then the Borrowing Base shall be reduced to the extent necessary such that the contribution of Senior Investments to the Borrowing Base may not be less than 60% of the Covered Debt Amount;

(vii) if, as of such date, the Relevant Asset Coverage Ratio is (i) greater than or equal to 2.00:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 30% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0%; (ii) less than 2.00:1:00 and greater than or equal to 1.75:1.00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 25% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0% or (iii) less than 1.75:1:00, the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to Venture Loans exceeding 20% of the aggregate Value of all Portfolio Investments in the Collateral Pool, shall be 0%;

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(viii) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Cash and Cash Equivalents) attributable to common equity, warrants, Portfolio Investments that are not Performing and Portfolio Investments where less than 66.67% of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash, exceeding 20% of the Borrowing Base shall be 0%;

(ix) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments (other than Common Equity) in which the Borrower has a controlling influence as determined under the Investment Company Act that exceeds 5% of Shareholders’ Equity of the Borrower (which for purposes of this calculation shall exclude the aggregate amount of investments in, and advances to, Financing Subsidiaries) shall be the Advance Rate applicable to Performing Common Equity (to the extent such Portfolio Investments are Performing) or 0%; and

(x) the Advance Rate applicable to that portion of the Value of the Portfolio Investments attributable to Bank Loans that constitute lease agreements exceeding 15% of the Borrowing Base shall be 0%; and

(xi) the Advance Rate applicable to that portion of the Value of the Portfolio Investments attributable to any investment in a Financing Subsidiary shall be 0%.

(b) No Portfolio Investment may be included in the Borrowing Base until such time as such Portfolio Investment has been Delivered (as defined in the Guarantee and Security Agreement) to the Collateral Agent, and then only for so long as such Portfolio Investment continues to be Delivered as contemplated therein; provided that in the case of any Portfolio Investment in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing (and for which no other method of perfection with a higher priority is possible), such Portfolio Investment may be included in the Borrowing Base so long as all remaining actions to complete “Delivery” are satisfied within 7 days of such inclusion. Voting stock of any Controlled Foreign Corporation in excess of 66% of the issued and outstanding voting stock of such Controlled Foreign Corporation shall not be included as a Portfolio Investment for purposes of calculating the Borrowing Base.

For the avoidance of doubt, to avoid double-counting of excess concentrations, any Advance Rate reductions set forth under this Section 5.13 shall be without duplication of any other such Advance Rate reductions. For purposes of the categorization of each Portfolio Investment in accordance with this Section 5.13, the amount of any “first lien debt” or EBITDA with respect to any Portfolio Investment shall be determined using the most recent quarterly valuation determined in accordance with the valuation procedures set forth in Section 5.12(b)(ii)(B).

(c) As used herein, the following terms have the following meanings:

“Advance Rate” means, as to any Portfolio Investment as of any date and subject to adjustment as provided in Section 5.13(a)(i) through (x) (other than clause (vi) and as provided

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below based on the Relevant Asset Coverage Ratio as of such date, the following percentages with respect to such Portfolio Investment:

	Relevant Asset Coverage Ratio > 2.00:1:00		2.00:1:00 > Relevant Asset Coverage Ratio > 1.75:1.00		1.75:1:00 > Relevant Asset Coverage Ratio > 1.50:1.00
Portfolio Investment[1]	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Cash, Cash Equivalents and Short-Term U.S. Government Securities	100%	n.a.	100%	n.a.	100%	n.a.
Long-Term U.S. Government Securities	95%	n.a.	95%	n.a.	95%	n.a.
Performing First Lien Bank Loans	85%	75%	85%	75%	85%	75%
Performing First Lien Venture Loans	85%	75%	80%	70%	75%	65%
Performing First Lien Unitranche Bank Loans	85%	75%	80%	70%	75%	65%
Performing First Lien Last Out Bank Loans	80%	70%	75%	65%	70%	60%
Performing Second Lien Bank Loans	75%	65%	70%	60%	65%	55%
Performing Cash Pay High Yield Securities	70%	60%	65%	55%	60%	50%
Performing Cash Pay Mezzanine Investments	65%	55%	60%	50%	55%	45%
Performing Non-Cash Pay High Yield Securities	60%	50%	55%	45%	50%	40%
Performing Non-Cash Pay Mezzanine Investments	55%	45%	50%	40%	45%	35%
Performing Preferred Equity	55%	45%	50%	40%	45%	35%

[1]

The above categories are intended to be indicative of the traditional investment types in a fully capitalized issuer. All determinations of whether a particular portfolio investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing.

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	Relevant Asset Coverage Ratio > 2.00:1:00		2.00:1:00 > Relevant Asset Coverage Ratio > 1.75:1.00		1.75:1:00 > Relevant Asset Coverage Ratio > 1.50:1.00
Portfolio Investment[1]	Quoted	Unquoted	Quoted	Unquoted	Quoted	Unquoted
Performing Common Equity	30%	20%	25%	20%	20%	20%
Non-Performing First Lien Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing First Lien Unitranche Bank Loans	45%	45%	40%	40%	35%	35%
Non-Performing Venture Loans	40%	35%	35%	30%	30%	25%
Non-Performing First Lien Last Out Bank Loans	40%	40%	35%	35%	30%	30%
Non-Performing Second Lien Bank Loans	40%	40%	35%	35%	30%	30%
Non-Performing High Yield Securities	30%	30%	25%	25%	20%	20%
Non-Performing Mezzanine Investments	30%	25%	25%	20%	20%	20%
Non-Performing Preferred Equity	0%	0%	0%	0%	0%	0%
Non-Performing Common Equity	0%	0%	0%	0%	0%	0%

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines, leases (excluding for purposes of this definition, residual payments in respect of any such lease) and letter of credit facilities and other similar loans and investments including interim loans and senior subordinated loans) which are generally under a loan or credit facility or lease agreement, as applicable.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other equity interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person; provided, however, that trust certificates, preference shares, unrated subordinated notes, combination notes and other residual or equity interests of a Person whose primary business is

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investing in and/or purchasing loans or other financial assets shall not be considered “Capital Stock” to the extent that such Person finances the purchase of or investment in such loans or financial assets through the issuance of debt securities.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay Bank Loans” means First Lien Bank Loans, First Lien Unitranche Bank Loans, First Lien Last Out Bank Loans and Second Lien Bank Loans as to which, at the time of determination, all of the interest on which is payable not less frequently than quarterly and for which not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly or quarterly period (as applicable) is payable in cash.

“Cash Pay Venture Loan” means First Lien Venture Loans as to which, at the time of determination, all of the interest on which is payable not less frequently than quarterly and for which not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly or quarterly period (as applicable) is payable in cash.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof, provided that any First Lien Bank Loan that is also a First Lien Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Unitranche Bank Loan; provided, further, that any First Lien Bank Loan that is also a First Lien Last Out Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a First Lien Last Out Bank Loan.

“First Lien Last Out Bank Loan” means a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to debt subordination and superpriority rights of other lenders following an event of default (such portion, a “last out” portion) provided, that the aggregate principal amount of the “last out” portion of such Bank Loan is at least 50% of the aggregate principal amount of any “first out” portion of such Bank Loan, provided, further that the underlying obligor with respect to such Bank Loan shall have a ratio of first lien debt (including the “first out” portion of such Bank Loan, but excluding the “last out” portion of such Bank Loan) to EBITDA that does not exceed 3.25:1.00 and a ratio of aggregate first lien debt (including both the “first out” portion and the “last out” portion of such Bank Loan) to EBITDA that does not exceed 5.25:1.00. An Obligor’s investment in the “last out” portion of a First Lien Last Out Bank Loan shall be treated as a First Lien Last Out Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement. For the avoidance of doubt, an Obligor’s investment in the portion of such Bank Loan that is not the last out portion (the “first out” portion) shall be treated as a First Lien Bank Loan for purposes of determining the applicable Advance Rate for such Portfolio Investment under this Agreement and an Obligor’s investment in any “last out” portion of a First Lien Bank Loan that does not meet the foregoing criteria shall be treated as a Second Lien Bank Loan.

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“First Lien Unitranche Bank Loan” means a First Lien Bank Loan with a ratio of first lien debt to EBITDA that exceeds 5.25:1.00, and where the underlying borrower does not also have a Second Lien Bank Loan outstanding.

“First Lien Venture Loan” means a Venture Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to any Permitted Prior Working Capital Lien and other customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Junior Investments” means, collectively, Performing Cash Pay High Yield Securities and Performing Cash Pay Mezzanine Investments.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three months from the applicable date of determination.

“Mezzanine Investments” means debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same issuer.

“Non-Core Investments” means, collectively, Portfolio Investments in common equity, warrants, Non-Performing Bank Loans, Non-Performing High Yield Securities, Non-Performing Mezzanine Investments, Performing Non-Cash Pay High Yield Securities, Performing Preferred Equity, Performing Non-Cash Pay Mezzanine Investments and Performing Common Equity.

“Non-Performing Bank Loans” means, collectively, Non-Performing First Lien Bank Loans, Non-Performing First Lien Last Out Bank Loans, Non-Performing First Lien Unitranche Loans, Non-Performing Second Lien Bank Loans and Non-Performing Venture Loans.

“Non-Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer having any debt outstanding that is non-Performing.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing Venture Loans” means Venture Loans other than Performing First Lien Venture Loans.

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“Non-Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans other than Performing First Lien Bank Loans.

“Non-Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans other than Performing First Lien Bank Unitranche Loans.

“Non-Performing High Yield Securities” means High Yield Securities other than Performing High Yield Securities.

“Non-Performing Mezzanine Investments” means Mezzanine Investments other than Performing Mezzanine Investments.

“Non-Performing Preferred Equity” means Preferred Stock other than Performing Preferred Equity.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans other than Performing Second Lien Bank Loans.

“Performing” means (a) with respect to any Portfolio Investment that is debt, the issuer of such Portfolio Investment is not in default of any payment obligations in respect thereof, after the expiration of any applicable grace period and (b) with respect to any Portfolio Investment that is Preferred Stock, the issuer of such Portfolio Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Cash Pay High Yield Securities” means High Yield Securities (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Cash Pay Mezzanine Investments” means Mezzanine Investments (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semi-annual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Common Equity” means Capital Stock (other than Preferred Stock) and warrants of an issuer all of whose outstanding debt is Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Last Out Bank Loans” means First Lien Last Out Bank Loans which are Cash Pay Bank Loans and are Performing.

“Performing First Lien Unitranche Bank Loans” means First Lien Unitranche Bank Loans which are Cash Pay Bank Loans and are Performing.

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“Performing First Lien Venture Loans” means First Lien Venture Loans which are Cash Pay Venture Loans and are Performing.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities other than Performing Cash Pay High Yield Securities.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments other than Performing Cash Pay Mezzanine Investments.

“Performing Preferred Equity” means Preferred Stock of an issuer that has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Cash Pay Bank Loans and are Performing.

“Permitted Prior Working Capital Lien” means, with respect to any borrower under a Bank Loan, a security interest to secure a revolving facility for such borrower and any of its subsidiaries; provided that (i) such Bank Loan has a second priority lien on the collateral that is subject to the first priority lien of such revolving facility (or a pari passu lien on such collateral where the revolving facility has a super-priority right of payment), (ii) such revolving facility is not secured by any other assets (other than a pari passu lien or a second priority lien, subject to the first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum outstanding amount of such revolving facility is not greater than the lower of (a) 1.0x EBITDA of the borrower under such Bank Loan, and (b) 20% of the outstanding amount of the associated First Lien Bank Loan.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to any shares (or other interests) of other Capital Stock of such Person, and shall include, without limitation, cumulative preferred, non-cumulative preferred, participating preferred and convertible preferred Capital Stock.

“Second Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a second lien and second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

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“Senior Debt Amount” means, on any date, the greater of (i) the Covered Debt Amount and (ii) the Combined Debt Amount.

“Senior Investments” means Cash, Cash Equivalents, Short-Term U.S. Government Securities, Long-Term U.S. Government Securities, Performing First Lien Bank Loans, Performing First Lien Last Out Bank Loans, Performing First Lien Unitranche Loans and Performing First Lien Venture Loans.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three months of the applicable date of determination.

“Value” means, with respect to any Portfolio Investment, the most recent value as determined pursuant to Section 5.12(b)(ii).

“Venture Loan” means a Portfolio Investment that is a “venture” loan and whose principal underlying collateral consists of an all asset lien (including accounts, inventory and equipment, where applicable) (subject to any “permitted liens” as defined in the applicable loan agreement for such Portfolio Investment or such comparable definition or provision if “permitted liens” is not defined therein) but with at least a negative pledge on the intellectual property, of an underlying obligor that is in the startup, R&D or early-stage commercial phase and whose principal business is in the bio-pharmaceutical, medical device, healthcare IT or Healthcare Services industries.

SECTION 5.14 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan

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Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized in accordance with Section 2.09(a) and all LC Disbursements shall have been reimbursed (if the related Letters of Credit have not been so Cash Collateralized), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Secured Longer-Term Indebtedness and Unsecured Longer-Term Indebtedness in an aggregate amount that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) in the case of Secured Longer-Term Indebtedness, taken together with Indebtedness permitted under clauses (a) and (h) of this Section 6.01 does not exceed the Borrowing Base;

(c) Indebtedness existing or priced on the Amendment No. 1 Effective Date and set forth on Schedule 6.01;

(d) Other Permitted Indebtedness;

(e) Indebtedness of the Borrower to or from any other Obligor or Indebtedness of an Obligor to or from another Obligor;

(f) repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g) obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h) Secured Shorter-Term Indebtedness and Unsecured Shorter-Term Indebtedness in an aggregate amount (determined at the time of the incurrence of such Indebtedness) not exceeding 5% of Shareholders’ Equity and that (i) taken together with other then-outstanding Indebtedness, does not exceed the amount required to comply with the provisions of Section 6.07(b) and (ii) taken together with Indebtedness permitted under clause (a), and Secured Longer-Term Indebtedness permitted under clause (b), of this Section 6.01, does not exceed the Borrowing Base; provided, that Indebtedness under the 2024 Notes, the 2025 Notes, the 2026 Notes, and the 2027 Notes shall not be included in the aggregate amount of Indebtedness counted against such 5% of Shareholders’ Equity;

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(i) obligations (including Guarantees) in respect of Standard Securitization Undertakings; and

(j) Permitted SBIC Guarantees.

SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) any Lien on any property or asset of the Borrower existing on the Amendment No. 1 Effective Date and set forth in Part B of Schedule II, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b) Liens created pursuant to the Security Documents;

(c) Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01;

(d) Liens securing Indebtedness or other obligations in an aggregate principal amount not exceeding the greater of (x) $50,000,000 and (y) an amount equal to 5% of Shareholders’ Equity, at any one time outstanding (which may cover Portfolio Investments, but only to the extent released from the Lien in favor of the Collateral Agent in accordance with the requirements of Section 10.03 of the Guarantee and Security Agreement), so long as at the time thereof the aggregate amount of Indebtedness permitted under clauses (a), (b) and (h) of Section 6.01, does not exceed the lesser of (i) the Borrowing Base and (ii) the amount required to comply with the provisions of Section 6.07(b);

(e) Permitted Liens; and

(f) Liens on the Borrower’s or a Subsidiary’s Equity Interests in any SBIC Subsidiary created in favor of the SBA.

SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to enter into any transaction of merger, consolidation, division or amalgamation or to liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to- day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not,

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nor will it permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, convey, sell, lease, transfer. divide or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (x) assets sold or disposed of in the ordinary course of business (including to make expenditures of cash and dispositions of investments in connection with exits and work-outs (including assets abandoned for no consideration if the Borrower determines such assets have no value) in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries) and (y) subject to the provisions of clause (d) below, Portfolio Investments (to the extent not otherwise included in clause (x) of this Section).

Notwithstanding the foregoing provisions of this Section:

(a) any Subsidiary Guarantor of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that (i) at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing, (ii) if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between the Borrower and a Subsidiary Guarantor, the Borrower shall be the continuing or surviving corporation;

(b) any Obligor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(d) the Obligors may sell, transfer or otherwise dispose of Portfolio Investments to a Financing Subsidiary so long as (i) after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent; provided however, if the Borrowing Base is at least 150% of the Covered Debt Amount as of the last day of the monthly accounting period ending immediately prior to such sale, transfer or disposition, as evidenced in the Borrowing Base Certificate most recently delivered by the Borrower pursuant to Section 5.01(d), then the certificate of a Financial Officer referred to in this clause (i) shall be delivered no later than the last day of the calendar month in which such sale, transfer or disposition occurs, and (ii) either (x) the amount of any excess availability under the Borrowing Base immediately prior to such sale, transfer or other disposition is not diminished as a result of such sale, transfer or other disposition or (y) the Gross Borrowing Base immediately after giving effect to such sale, transfer or other disposition is at least 110% of the Covered Debt Amount;

(e) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as at the time thereof and after giving effect thereto, no Default shall have occurred or be continuing and provided that (i) if any such transaction shall be between the Borrower and another Person, the Borrower shall be the continuing or surviving corporation, (ii) if any such transaction

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shall be between a wholly-owned Subsidiary Guarantor and another Person (other than the Borrower), a wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation and (iii) if any such transaction shall be between a Subsidiary Guarantor and another Person (other than the Borrower or a wholly-owned Subsidiary Guarantor), a Subsidiary Guarantor shall be the continuing or surviving corporation;

(f) the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $25,000,000 in any fiscal year; and

(g) the Borrower or the other Obligors may dissolve or liquidate (i) any Subsidiary that does not own, legally or beneficially, assets which in aggregate have a value of $500,000 or more at such time of dissolution or liquidation or (ii) any SBIC Subsidiary, provided that no portion of any Indebtedness or any other obligations (contingent or otherwise) of such SBIC Subsidiary (A) is, or would as a result of dissolution or liquidation hereunder become, recourse to or obligate the Borrower or any other Obligor (other than any SBIC Subsidiary) in any way, or (B) subjects, or would as a result of dissolution or liquidation hereunder subject, any property of the Borrower or any other Obligor (other than any SBIC Subsidiary) to the satisfaction of such Indebtedness.

SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire, make or enter into, or hold, any Investments except:

(a) operating deposit accounts with banks;

(b) Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c) Hedging Agreements entered into in the ordinary course of the Borrower’s and its Subsidiaries’ financial planning and not for speculative purposes;

(d) Portfolio Investments by the Borrower and its Subsidiaries, provided that, (i) such Portfolio Investments are permitted under the Borrower’s Investment Policies and (ii) such Portfolio Investments are permitted under the provisions of the Investment Company Act;

(e) Investments in Financing Subsidiaries to the extent permitted by Section 6.03(d); and

(f) additional Investments up to but not exceeding an amount in the aggregate at any time outstanding equal to $50,000,000 minus the aggregate value of assets owned by all Immaterial Subsidiaries, legally or beneficially, or directly or indirectly.

For purposes of clause (f) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made) minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such

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Investment, provided that in no event shall the aggregate amount of such Investment be deemed to be less than zero; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay:

(a) dividends with respect to the capital stock of the Borrower to the extent payable in additional shares of the Borrower’s common stock;

(b) dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in any taxable year of the Borrower in amounts not to exceed the amount that is estimated in good faith by the Borrower to be required to (i) reduce to zero for such taxable year or for the previous taxable year, its investment company taxable income (within the meaning of section 852(b)(2) of the Code) and reduce to zero the tax imposed by section 852(b)(3) of the Code, and (ii) avoid federal excise taxes for such taxable year or for the previous taxable year imposed by section 4982 of the Code;

(c) dividends and distributions in each case in cash or other property (excluding for this purpose the Borrower’s common stock) in addition to the dividends and distributions permitted under the foregoing clauses (a) and (b), so long as on the date of such Restricted Payment and after giving effect thereto:

(i) no Default shall have occurred and be continuing; and

(ii) the aggregate amount of Restricted Payments made during any taxable year of the Borrower after the date hereof under this clause (c) shall not exceed the sum of (x) an amount equal to 10% of the taxable income of the Borrower for such taxable year determined under section 852(b)(2) of the Code, but without regard to subparagraphs (A), (B) or (D) thereof, minus (y) the amount, if any, by which dividends and distributions made during such taxable year pursuant to the foregoing clause (b) (whether in respect of such taxable year or the previous taxable year) based upon the Borrower’s estimate of taxable income exceeded the actual amounts specified in subclauses (i) and (ii) of such foregoing clause (b) for such taxable year.

(d) other Restricted Payments so long as (i) on the date of such Restricted Payment and after giving effect thereto (x) the Covered Debt Amount does not exceed 90% of the Gross Borrowing Base and (y) no Default shall have occurred and be continuing and (ii) on the date of such other Restricted Payment the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as at such date demonstrating compliance with subclause (x) after giving effect to such Restricted Payment. For purposes of preparing such Borrowing Base Certificate, (A) the Value of Portfolio Investments for which market quotations are readily available shall be the most recent quotation available for such Portfolio Investment and (B) the Value of Portfolio Investments for which market quotations are not readily available shall be the

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Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(d); provided that the Borrower shall reduce the Value of any Portfolio Investment referred to in this subclause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Portfolio Investment.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor.

SECTION 6.06. Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property by any Obligor; provided that, the foregoing shall not apply to (i) indentures, agreements, instruments or other agreements pertaining to other Indebtedness permitted hereunder so long as it is not, in the Borrower’s good faith judgment, more restrictive or burdensome in respect of the foregoing activities than the Loan Documents (provided that, in any event, such restrictions would not adversely affect the exercise of rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or under the Security Documents or impair the rights or ability of any Obligor in any manner from performing its obligations under the Loan Documents) and (ii) indentures, agreements, instruments or other agreements pertaining to any lease, sale or other disposition of any asset permitted by this Agreement or any Lien permitted by this Agreement on such asset so long as the applicable restrictions only apply to the assets subject to such lease, sale, other disposition or Lien.

SECTION 6.07. Certain Financial Covenants.

(a) Minimum Shareholders’ Equity. The Borrower will not permit Shareholders’ Equity at the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 33% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $650,000,000 plus 25% of the net proceeds of the sale of Equity Interests by the Borrower and its Subsidiaries after the Effective Date.

(b) Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 1.50 to 1 at any time, calculated in accordance with U.S. GAAP.

SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries and Immaterial Subsidiaries) to, enter into any material transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that, affiliate transactions that are expressly permitted to be undertaken by a business development company under the Investment Company Act and the rules and regulations promulgated thereunder will be deemed to be in the

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ordinary course of business for purposes of this Section 6.08, (b) transactions between or among the Borrower and its Subsidiaries, (c) Restricted Payments permitted by Section 6.05, (d) the transactions provided in the Affiliate Agreements, (e) transactions described on Schedule IV, (f) any Investment that results in the creation of an Affiliate, (g) Permitted Directing Body-Approved Affiliate Transactions; and (h) transactions between or among the Obligors and any SBIC Subsidiary at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties.

SECTION 6.09. Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

SECTION 6.10. No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11. Modifications of Longer-Term Documents. Without the prior consent of the Administrative Agent (with the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of:

(a) any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness” and “Unsecured Longer-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless (i) in the case of Secured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Secured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Secured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Secured Shorter-Term Indebtedness” for all purposes of this Agreement) and (ii) in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement) or

(b) any of the Affiliate Agreements (other than in connection with any Permitted Directing Body-Approved Affiliate Transaction), unless such modification, supplement or waiver is not less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

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SECTION 6.12. Payments of Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than the refinancing of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Indebtedness permitted under Section 6.01), except for (a) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness, (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.10(c), (c) payments and prepayments of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with the proceeds of any offer and sale of equity interests of the Borrower, or (d) other payments and prepayments so long as at the time of and immediately after giving effect to such payment, (i) no Default shall have occurred and be continuing and (ii) if such payment were treated as a “Restricted Payment” for the purposes of determining compliance with Section 6.05(d), such payment would be permitted to be made under Section 6.05(d).

SECTION 6.13. Immaterial Subsidiaries. The Borrower will not permit the aggregate value of assets owned by all Immaterial Subsidiaries, legally or beneficially, or directly or indirectly, to exceed $20,000,000.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) subject as provided in clause (e) hereof, the Borrower shall (i) fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as required by Section 2.09(a) on the Commitment Termination Date;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

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(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 2.19(b)(ii)(A), Section 5.03 (with respect to the Borrower’s existence) or Section 5.08(a), 5.09 (with respect to the penultimate sentence thereof) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Sections 5.01(d) and (e) or 5.02 and such failure shall continue unremedied for a period of five (5) or more days after notice thereof by the Administrative Agent (given at the request of any Lender) to the Borrower;

(e) a Borrowing Base Deficiency shall occur and continue unremedied for a period of five (5) or more Business Days after delivery of a Borrowing Base Certificate demonstrating such Borrowing Base Deficiency pursuant to Section 5.01(e); provided that it shall not be an Event of Default hereunder if the Borrower shall present the Administrative Agent with a reasonably feasible plan to enable such Borrowing Base Deficiency to be cured within thirty (30) Business Days (which 30-Business Day period shall include the five (5) Business Days permitted for delivery of such plan), so long as such Borrowing Base Deficiency is cured within such 30-Business Day period; provided further, such 30-Business Day period shall be extended to a 45-Business Day period solely to the extent as provided in Section 2.10(c) in order to cure any failure to satisfy Section 5.13(a)(vi);

(f) the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace periods;

(h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (after giving effect to any applicable grace periods); provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

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(j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days following the entry of such judgment during which execution shall not be effectively stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing reasonably acceptable to the Required Lenders or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) SLR Capital Partners, LLC (f/k/a Solar Capital Partners, LLC) shall cease to be the investment advisor for the Borrower;

(p) the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments, not be valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents); provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice thereof from the Administrative Agent;

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(q) except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by the Borrower; or

(r) the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of this Article.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Appointment and Authority. Each Lender Party hereby irrevocably appoints Citibank, N.A. as its administrative agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the first sentence of Section 8.06(a)) are solely for the benefit of the Administrative Agent and the Lender Parties, and neither the Borrower nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.

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SECTION 8.02. Administrative Agent Individually. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not the Administrative Agent, and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as a financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

(b) Each Lender Party understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article VIII as “Activities”) and may engage in the Activities with or on behalf of one or more of the Obligors or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Obligors and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Obligor or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Obligors or their Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor or any Affiliate of any Obligor) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(c) Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Obligors and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the

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Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Obligors or their Affiliates (including information concerning the ability of the Obligors to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Obligors or their Affiliates) or for its own account.

SECTION 8.03. Duties of Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 or Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Security Documents or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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(d) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any other Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lender Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, not to be unreasonably withheld (or, if an Event of Default has occurred and is continuing, in consultation with the Borrower), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent

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gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower and the Lender Parties that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Borrower and the Lender Parties otherwise, also act to relieve such Person and its Affiliates of any obligation to advance Swingline Loans or consider issuing new, or extending existing, Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swingline Lender shall enter into an Assignment and Assumption and acquire from the retiring Swingline Lender each outstanding Swingline Loan of such retiring Swingline Lender for a purchase price equal to par plus accrued interest and (iv) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Bank and outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

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(c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank and/or any Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or Swingline Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice); provided that such resignation by the Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Bank; and provided, further, that such resignation by any Swingline Lender will have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan.

SECTION 8.07. Non-Reliance on Administrative Agent and Other Lender Parties. (a) Each Lender Party confirms to the Administrative Agent, each other Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower and each other Obligor;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

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(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition; and

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender Party or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

SECTION 8.08. Removal of Administrative Agent. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.02) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld), appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date thirty (30) Business Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

SECTION 8.09. No Other Duties. Anything herein to the contrary notwithstanding, none of the Persons acting as Joint Lead Bookrunner, Joint Lead Arranger, Lead Arranger, or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender Party hereunder.

SECTION 8.10. Trust Indenture Act. In the event that Citibank, N.A. or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Obligor, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of such Obligor hereunder or under any other Loan Document by or on behalf of Citibank, N.A. in its capacity as the Administrative Agent for the benefit of any Lender Party under any Loan Document (other than Citibank, N.A. or an Affiliate of Citibank, N.A.) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

SECTION 8.11. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the

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Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Issuing Bank shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x),

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(y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed

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to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 9 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower (or any Affiliate of the Borrower) for the purpose of making such Erroneous Payment.

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(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

SECTION 8.12. Collateral Agent. Each Lender Party hereby confirms the appointment of the Collateral Agent pursuant to Article 9 of the Guarantee and Security Agreement. All rights, protections and immunities granted to the Collateral Agent in the Guarantee and Security Agreement are hereby incorporated as if fully set forth herein.

SECTION 8.13. Treatment of Non-Extending Lender Loans. The Administrative Agent may treat any Loans and Revolving Credit Exposure of the Non-Extending Lenders that are outstanding at any time after the Amendment No. 1 Existing Commitment Termination Date or the Amendment No. 3 Existing Commitment Termination Date, as applicable, as a distinct Class of Loans and Revolving Credit Exposure from any outstanding Commitments, Loans and Revolving Credit Exposure of the Extending Lenders; provided that any such treatment is solely for administrative purposes and will not affect any Lender’s rights or obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices; Electronic Communications.

(a) Notices Generally. (i) All notices, demands, requests, consents, and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(A) if to the Borrower, to it at 500 Park Avenue, New York, NY 10022, Attention of Chief Financial Officer, (Telecopy No. 212-994-8545; Telephone No. 212-993-1660; email rpeteka@slrcp.com);

(B) if to the Administrative Agent, to Citibank, N.A., 1615 Brett Road, New Castle, Delaware 19720, Attention of Shane Tolliver (email: global.loans.support@citi.com, cc: shane.tolliver@citi.com);

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(C) if to the Issuing Bank, to Citibank, N.A., 1615 Brett Road, New Castle, Delaware 19720, Attention of GCIB IN US Standby Team (email: us.standby@citi.com);

(D) [Additional Issuing Bank notice information to be provided];

(E) if to a Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

(F) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

or at such other address as shall be notified in writing (x) in the case of the Borrower, the Administrative Agent and the Swingline Lenders, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

(ii) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Article II to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a)(i); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

(iii) Notwithstanding clauses (i) and (ii) (unless the Administrative Agent requests that the provisions of clause (i) and (ii) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Obligors shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (iii) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Obligor in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

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(b) Posting of Electronic Communications. (i) Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on Debt Domain™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(ii) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Obligor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Obligor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(iii) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(iv) Each of the Lender Parties and each Obligor agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 9.02. Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of

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the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv) change Section 2.17(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby, or

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender affected thereby;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lenders hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or each Swingline Lender, as the case may be and (y) the consent of Lenders holding not less than two-thirds of the Revolving Credit Exposure, Term Loans and unused Commitments will be required (A) for any adverse change affecting the provisions of this Agreement relating to the determination of the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) for any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents.

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Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

(c) Amendments to Security Documents. No Security Document nor any provision thereof may be waived, amended or modified, nor may the Liens thereof be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding any such increase pursuant to a Commitment Increase under Section 2.08(e)) except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, (i) without the written consent of each Lender, no such agreement shall release all or substantially all of the Obligors from their respective obligations under the Security Documents and (ii) without the written consent of each Lender, no such agreement shall release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to all or substantially all of the collateral security provided thereby, or release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to (1) release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented (and each Lender hereby consents to and authorizes the Administrative Agent and/or the Collateral Agent, as applicable, to enter into, any agreement, instrument or document acceptable to the Administrative Agent and/or the Collateral Agent, as applicable, that is necessary to terminate any Security Document that (x) exclusively covers property which is released from a Lien in accordance with the foregoing, (y) exclusively covers property which property has become subject to the Lien of the Lenders pursuant to another Security Document acceptable to the Administrative Agent or (z) no longer covers any Collateral) and (2) release from the Guarantee and Security Agreement any Subsidiary Guarantor (and any property of such Subsidiary Guarantor) that is designated as a Financing Subsidiary in accordance with this Agreement or which ceases to be consolidated on the Borrower’s financial statements and is no longer required to be a Subsidiary Guarantor, so long as (A) after giving effect to any such release under this clause (2) (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Gross Borrowing Base immediately after giving effect to such release is at least 110% of the Covered Debt Amount and (C) no Event of Default has occurred and is continuing.

(d) Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the

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Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(e) Replacement of Non-Consenting Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by this Section 9.02, the Borrower has obtained the consent of the Required Lenders but the consent of one or more Lenders (each a “Non-Consenting Lender”) whose consent is required for such change, waiver, discharge or termination is not obtained, then (so long as no Event of Default has occurred and is continuing) the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all documented costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any (i) fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) and (ii) any fees, costs and expenses incurred in accordance with Section 5.06(b), collectively in an aggregate amount in excess of $ 200,000 in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

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(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.16), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the willful misconduct or gross negligence of such Indemnitee or (ii) a claim against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if a final and nonappealable judgment against such Indemnitee has been obtained from a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, any Issuing Bank or any Swingline Lender or any Related Party of the foregoing under paragraph (a) or (b) of this Section or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(d) or the fees, costs and expenses incurred in accordance with Section 5.06(b) exceed the IVP Supplemental Cap for any 12-month period, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent), the Collateral Agent, such Issuing Bank or such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent, any such Issuing Bank or any such Swingline Lender in connection with such capacity.

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(d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f) No Fiduciary Duty. Each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in this Agreement or the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

SECTION 9.04. Successors and Assigns.

(a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignments by Lenders.

(i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Approved Fund or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice is delivered by the applicable Lender to the Borrower in accordance with Section 9.01(a)(ii)(i); and

(B) the Administrative Agent, each Swingline Lender and the Issuing Bank.

(ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments, Loans and LC Exposure;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender or an Approved Fund), for which the Borrower and the Subsidiary Guarantors shall not be obligated;

(D) the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) no such assignment will be made to any Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender; and

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(F) no such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(iv) Defaulting Lender Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lenders and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in the applicable Class. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Maintenance of Registers by Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing

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Bank and the Lenders shall treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.14 (or any other increased costs protection provision), 2.15 or 2.16. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Issuing Bank, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in

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derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f) Participations. Any Lender may, without the consent of the Borrower, sell participations to one or more regulated banking institutions or insurance companies or any Affiliate of a Lender and, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to one or more other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) the consent of the Borrower shall not be required if such Participant does not have the right to receive any non-public information that may be provided pursuant to this Agreement (and the Lender selling such participation agrees with the Borrower at the time of the sale of such participation that it will not deliver such non-public information to the Participant), (ii) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.17(d) as though it were a Lender hereunder.

(g) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender and in the case of a Participant claiming exemption for portfolio interest under Section 871(h) or 881(c) of the Code, the applicable Lender shall provide the Borrower with satisfactory evidence that the participation is in registered form and shall permit the Borrower to review such register as reasonably needed for the Borrower to comply with its obligations under applicable laws and regulations.

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(h) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(j) No Assignments to the Borrower or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in its Commitments or any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swingline Lenders and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

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SECTION 9.09. Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case

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may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Lenders and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory

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authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurances Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which the Administrative Agent, any Lender Party or any of its respective Affiliates may be a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided that, unless an Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the disclosure of any Information to a potential assignee or Participant that is not a regulated banking institution or insurance company, or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the obligations hereunder or to the Borrower and its obligations under this Agreement or payments hereunder, (iii) to any rating agency when required by it, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Affiliates, (i) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications, (j) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization, (k) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, (l) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a Securitization or (m) in connection with any pledge or assignment to a Federal Reserve Bank or any central bank having jurisdiction over such Lender permitted by Section 9.04(i). For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Loan Documents.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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SECTION 9.14. USA Patriot Act. Each of the Administrative Agent and each Lender hereby notifies the Obligors that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow it to identify the Obligors in accordance with the Patriot Act.

SECTION 9.15. Existing Agreements. On the Effective Date and in connection with the execution of this Agreement, (i) each Lender in its capacity, as applicable, as a “Lender” under the June 2012 Credit Agreement (each, a “June 2012 Existing Lender”) hereby authorizes and directs the “Administrative Agent” under the June 2012 Credit Agreement to execute and deliver the Payoff Letter attached hereto as Exhibit F on its behalf in its capacity as a June 2012 Existing Lender. In addition, (i) each June 2012 Existing Lender (constituting “Required Lenders” as defined in the June 2012 Credit Agreement) hereby consents to the amendments contemplated by the Guarantee and Security Agreement authorizes and directs the “Administrative Agent” under the June 2012 Credit Agreement to execute and deliver the Guarantee and Security Agreement and (ii) each June 2012 Existing Lender hereby acknowledges that, upon the effectiveness of this Agreement and the Guarantee and Security Agreement, the Liens securing the obligations of the Borrower under the June 2012 Credit Agreement shall be of no further force and effect and that each June 2012 Existing Lender shall cease to constitute Secured Parties (as defined in the Guarantee and Security Agreement).

SECTION 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties thereto, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.17. German Bank Separation Act. Solely for so long as Deutsche Bank AG New York Branch, or any Affiliate thereof, is a Lender, if any such Lender is subject to the GBSA (as defined below) (any such Lender, a “GBSA Lender”) and such GBSA Lender shall have determined in good faith (based on advice of counsel (including in-house counsel)), which determination shall be made in consultation with the Borrower subject to the terms hereof) that, due to the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (the “GBSA”), whether before or after the date hereof, or any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA in the future or any regulation thereunder, or due to the promulgation of, or any change in the interpretation by, any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful (regardless of whether such illegality, prohibition or unlawfulness could be prevented by transferring such arrangements, Commitments and/or Loans to an Affiliate or other third party), then, and in any such event, such GBSA Lender shall give written notice to the Borrower and the Administrative Agent of such determination (which written notice shall include a reasonably detailed explanation of such illegality, prohibition or unlawfulness, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Initial Notice”), whereupon until the fifth Business Day after the date of such GBSA Initial Notice, such GBSA Lender shall use commercially reasonable efforts to transfer to the extent permitted under applicable law such arrangements, Commitments and/or Loans to an Affiliate or other third party in accordance with Section 9.04. If no such transfer is effected in accordance with the preceding sentence, such GBSA Lender shall give written notice thereof to the Borrower and the Administrative Agent a (“GBSA Final Notice”), whereupon (i) all of the obligations of such GBSA Lender shall become due and payable, and the Borrower shall repay the outstanding principal of such obligations together with accrued interest thereon and all other amounts due and payable to the GBSA Lender, on the fifth Business Day immediately after the date of such GBSA Final Notice (the “Initial GBSA Termination Date”) and, for the avoidance of doubt, such repayment shall not be subject to the terms and conditions of Section 2.17(c) or (d) to the extent that there are no outstanding amounts then due and payable to the other Lenders on such fifth Business Day and (ii) the Commitment of such GBSA Lender shall terminate on the Initial GBSA Termination Date; provided that, notwithstanding the foregoing, if, prior to such Initial GBSA Termination Date, the Borrower and/or the Administrative Agent in good faith reasonably believes that there is a mistake, error or omission in the grounds used to determine such illegality, prohibition or unlawfulness under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then the Borrower and/or the Administrative Agent, as applicable, may provide written notice (which written notice shall include a reasonably detailed explanation of the basis of such good faith belief, including, without limitation, evidence and calculations used in the determination thereof, a “GBSA Consultation Notice”) to that effect, at which point the obligations owed to such GBSA Lender

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hereunder and under the Loans shall not become due and payable, and the Commitments of such GBSA Lender shall not terminate, until the Business Day immediately following the tenth Business Day immediately after the Initial GBSA Termination Date (the period from, and including, the date of the GBSA Consultation Notice until the tenth Business Day immediately thereafter being the “GBSA Consultation Period”). In the event that the Borrower and/or the Administrative Agent, as applicable, and such GBSA Lender cannot in good faith reasonably agree during the GBSA Consultation Period whether the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful under the GBSA or any corresponding future European legislation that may amend or replace the GBSA in the future or any regulation thereunder, then all of the obligations owed to such GBSA Lender hereunder and under the Loans shall become due and payable, and the Commitments of such GBSA Lender shall terminate, on the Business Day immediately following the last day of such GBSA Consultation Period. Notwithstanding anything to the contrary contained herein, no part of the proceeds of any extension of credit hereunder will be used to pay any GBSA Lender or otherwise satisfy any obligation under this Section 9.17. To the extent that any LC Exposure exists at the time a GBSA Lender’s Commitments are cancelled and its obligations under the Loan Documents are repaid in full, such LC Exposure shall be reallocated as set forth in Section 2.17 treating for purposes hereof each Lender (other than any GBSA Lender) as a non-Defaulting Lender for purposes of such reallocation and treating the GBSA Lender as a Defaulting Lender solely for such purposes.

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